================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                        CONSOLIDATED STORES CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                           1105 North Market Street
                           Suite 1300
                           P.O. Box 8985
                           Wilmington, Delaware 19801






                                                                  April __, 2001

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders, which will be held at the offices of the Company's principal operating subsidiary at 300 Phillipi Road, Columbus, Ohio, on Tuesday, May 15, 2001, at 9:00 A.M., local time.

         The following pages contain the formal Notice of Annual Meeting and the Proxy Statement. You will want to review this material for information concerning the business to be conducted at the Annual Meeting.

         Your vote is important. Whether you plan to attend the Annual Meeting or not, you are urged to complete, date and sign the enclosed Form of Proxy and return it in the enclosed envelope. If you attend the Annual Meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy.

         On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in the affairs of the Company.

        MICHAEL J. POTTER,                        ALBERT J. BELL,
        Chairman,                                 Vice Chairman and
        Chief Executive Officer and President     Chief Administrative Officer

                            1105 North Market Street
                            Suite 1300
                            P.O. Box 8985
                            Wilmington, Delaware 19801




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 15, 2001

         Notice is hereby given that the Annual Meeting of Stockholders of Consolidated Stores Corporation will be held at the offices of the Company's principal operating subsidiary at 300 Phillipi Road, Columbus, Ohio, on Tuesday, May 15, 2001, at 9:00 A.M., local time, for the following purposes:

1.       The election of nine directors of the Company;

2. The re-approval of the Consolidated Stores Corporation 1996 Performance Incentive Plan, as amended;

3. The re-approval of the 1998 Consolidated Stores Corporation Key Associate Annual Incentive Compensation Plan, as amended;

4.       The approval of a change in the Company's name to "Big Lots, Inc.";

5. The approval of a proposal (the "Reincorporation Proposal") which provides, among other things, for the change of the Company's state of incorporation from Delaware to Ohio through a merger of the Company into Big Lots, Inc., an Ohio corporation and a wholly-owned subsidiary of the Company, and for related changes to the Company's organizational documents;

6. The ratification of the appointment of Deloitte & Touche LLP as the Company's independent public accountants for 2001; and

7. To transact such other business as may properly come before the meeting.

         Only stockholders of record at the close of business on March 16, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         By order of the Board of Directors.

April __, 2001

                                              CHARLES W. HAUBIEL II,
                                              Vice President, General Counsel
                                              and Secretary

         YOUR VOTE IS IMPORTANT. STOCKHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                            1105 North Market Street
                            Suite 1300
                            P.O. Box 8985
                            Wilmington, Delaware 19801



                                 PROXY STATEMENT

         This Statement is furnished in connection with the solicitation of proxies by the Board of Directors (sometimes hereinafter the "Board") of Consolidated Stores Corporation, a Delaware corporation (the "Company" or "Consolidated (Delaware)"), for use at the Annual Meeting of Stockholders to be held on May 15, 2001. The Notice of Annual Meeting, this proxy statement and the accompanying form of proxy, together with the Company's Annual Report to stockholders for the fiscal year ended February 3, 2001, are first being mailed to stockholders on or about April __, 2001.

         The close of business on March 16, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At that date, the Company had outstanding ___________ shares of Common Stock, $.01 par value per share ("Common Stock"). Each of the outstanding shares of Common Stock is entitled to one vote. The holders of Common Stock have no cumulative voting rights in the election of directors.

         All voting shall be governed by the By-laws of the Company pursuant to the General Corporation Law of the State of Delaware. For purposes of Proposal One, the nine director nominees having the highest votes cast shall be elected. Votes will be cast for only those nominees for whom authority is given. For purposes of Proposals Two, Three, Six and Seven, a majority of shares present and voting must be cast in favor of the proposal for it to be approved. For purposes of Proposals Four and Five, a majority of shares outstanding and entitled to vote must be cast in favor of the proposal for it to be approved. In the case of any of the proposals, broker non-votes will be treated as votes not cast, and will not have any effect. Abstentions will be treated as shares not voted with respect to Proposal One, and will not be calculated in the tabulation. In the case of Proposals Two, Three, Four, Five, Six and Seven, abstentions will be treated as votes cast against the proposal, and, if no instructions are given, the persons named as Proxies in the accompanying proxy card intend to vote FOR Proposals Two, Three, Four, Five, Six and Seven. A proxy may be revoked at any time before it is exercised by filing with the secretary of the Company a notice of revocation or a duly executed proxy bearing a later date. A proxy may also be revoked by attending the meeting and giving notice of revocation to the secretary of the meeting, either in writing or in open meeting. Tabulation shall be performed by National City Bank, the Company's Transfer Agent, as inspected by duly appointed officers of the Company.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

         The Company's Board of Directors currently consists of ten members. Nathan Morton, a Director of the Company since 1990, is leaving the Board effective as of the date of the Annual Meeting. In connection with Mr. Morton's retirement, the Board of Directors will, at its meeting on May 15, 2001, decrease the size of the Board to nine members, as authorized under the Company's By-laws.

         At the Annual Meeting, the shares of Common Stock represented by the proxies will be voted, unless otherwise specified, for the election as directors of the nine nominees named below. All nine nominees are currently directors of the Company. Proxies cannot be voted at the Annual Meeting for more than nine persons, although additional nominations can be made by stockholders at the meeting.

         Set forth below is certain information relating to the nominees for election as directors.


                                                            PRINCIPAL OCCUPATION                                    DIRECTOR
NAME                            AGE                        FOR THE PAST FIVE YEARS                                   SINCE
----                            ---                        -----------------------                                   -----
Albert J. Bell                  40     Vice Chairman and Chief Administrative Officer of the Company;                 2000
                                       former Executive Vice President, General Counsel and Secretary
                                       of the Company; former Sr. Vice President, Legal and Real Estate,
                                       General Counsel and Secretary of the Company

Sheldon M. Berman               60     Chairman, Macaroons, Inc. (marketing services); Chairman,                      1994
                                       Xtreem Creative, Inc. (venture capital services); former
                                       Chairman, President and founder, Shelly Berman Communicators
                                       (retail marketing and advertising)

W. Eric Carlborg                 37    Chief Financial Officer, Ikano Communications, Inc. (branded                   1997
                                       internet service provider); former Chief Strategy and
                                       Planning Officer, GO2Net Inc. (internet network); former
                                       Chief Financial Officer, Authorize.Net (internet payment
                                       processor); former Chief Financial Officer, Einstein Noah
                                       Bagel Corp. (retail restaurants/bakeries); former Vice
                                       President--Alignment and Planning, Boston Chicken, Inc.
                                       (retail restaurants); former Vice President--Corporate
                                       Finance, Merrill Lynch Investment Banking
                                       (investment banking)

Michael L. Glazer                52    Chief Executive Officer and President, K-B Toys (retail toys);                 1991
                                       former President, The Bombay Company (retail home furnishings)

David T. Kollat                  62    President and Founder, 22, Inc. (retail research and                           1990
                                       consulting)

Brenda J. Lauderback             50    former President--Wholesale Group, Nine West Group, Inc.                       1997
                                       (retail and wholesale footwear); former President--Footwear
                                       Wholesale, U.S. Shoe Corporation (retail and wholesale
                                       footwear); former Vice President, General Merchandise
                                       Manager, Dayton Hudson Corporation (retail stores)


                                                            PRINCIPAL OCCUPATION                                  DIRECTOR
NAME                            AGE                          FOR THE PAST FIVE YEARS                                 SINCE
----                            ---                          -----------------------                                 -----
Michael J. Potter               39     Chairman, Chief Executive Officer and President of the Company;                2000
                                       former Executive Vice President and Chief Financial Officer of the
                                       Company; former Sr. Vice President of Finance and Chief Financial
                                       Officer of the Company

Dennis B. Tishkoff               58    Chairman and Chief Executive Officer, Drew Shoe Corporation                    1991
                                       (manufacture, retail and wholesale footwear); former President,
                                       Tishkoff and Associates, Inc. (retail consultant); former President and Chief Executive Officer, Shoe Corporation of America (retail footwear). Shoe Corporation of America filed for bankruptcy on
                                       June 14, 1999

William A. Wickham               56    Chairman and Chief Executive Officer, SBC Advertising                          1992
                                       (advertising and corporate communications agency); Principal,
                                       TFRB Leasing; Managing Partner, SBC Partnership; Principal,
                                       Columbus Ad Service


                   BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

         Twelve meetings of the Board of Directors were held during the Company's fiscal year ended February 3, 2001 (sometimes hereinafter "fiscal 2000"). The Board has an Audit Committee, a Compensation Committee and an Executive Committee. During the period for which he or she was a director in fiscal 2000, each director attended at least 75% of all meetings of the Board and the committees on which he or she served.

         AUDIT COMMITTEE. Messrs. Carlborg and Berman and Ms. Lauderback are the members of the Audit Committee. Each member of the Audit Committee is an independent director as defined in the New York Stock Exchange rules. The Audit Committee's responsibilities are included in its written charter, a copy of which is included as Appendix I to this proxy statement. The Audit Committee met three times during fiscal 2000.

         COMPENSATION COMMITTEE. Messrs. Kollat, Morton and Tishkoff are the members of the Compensation Committee, which administers the Company's stock option plans and advises the Board of Directors with respect to compensation matters. The Compensation Committee met three times during fiscal 2000.

         EXECUTIVE COMMITTEE. Messrs. Wickham, Kollat and Tishkoff are the members of the Executive Committee. Unless otherwise determined by the Board, the Executive Committee is generally vested with all the powers of the Board of Directors, except that the Executive Committee cannot amend the Company's Restated Certificate of Incorporation or By-laws, take action to dissolve, liquidated, merge, consolidate, sell or otherwise dispose of all or substantially all of the Company's assets, or take any other action not permitted to be delegated to a committee under Delaware law or the Company's By-laws. Notwithstanding this authority, the Executive Committee views its role as acting as a liaison to the full Board and assisting management with matters of convenience. The Executive Committee is also responsible for interviewing and nominating candidates for election as Directors of the Company. The Executive Committee will not consider nominees recommended by stockholders. The Executive Committee met four times during fiscal 2000.

         DIRECTOR'S REMUNERATION. Pursuant to arrangements with the Company, directors who are not officers and who are not involved in the daily affairs of managing the Company receive an annual retainer of $18,000, plus $1,000 for each Board meeting attended in person ($500 for each Board meeting attended by phone), and $500 for each committee meeting attended (whether in person or by phone). During fiscal 2000, seven directors, Messrs. Berman, Carlborg, Kollat, Morton, Tishkoff, Wickham and Ms. Lauderback, were parties to such arrangements. In addition, these seven directors constitute outside directors and receive stock option grants under the Director Stock Option Plan. During fiscal 2000, each of these seven directors received an option to acquire 5,000 shares of Common Stock pursuant to the Director Stock Option Plan (please see Director Stock Option Plan).

                     RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Glazer is a director of Brookstone, Inc., Berkshire Life Insurance Company and KB Acquisition Corp., an affiliate of Bain Capital. Mr. Kollat is a director of The Limited, Inc., Cooker Restaurant Corp., SBC Advertising, AEI Music Network, Cheryl & Co., Christy & Associates, Select Comfort, Inc., Wolverine Worldwide, Inc. and Core Mills Corporation. Mr. Berman is a director of SBC Advertising. Ms. Lauderback is a director of Irwin Financial Corporation and Louisiana - Pacific Corporation.

         The Company customarily retains SBC Advertising for communications and advertising services. During fiscal 2000, the Company paid fees in the amount of $1,257,273 to SBC Advertising. As previously noted, three members of the Company's Board (Messrs. Wickham, Kollat and Berman) are also members of the Board of SBC Advertising. Mr. Wickham is the majority owner of SBC Advertising and serves as its Chairman and Chief Executive Officer.

         The Company has also customarily retained AEI Music Network for licensed music broadcasting in stores and other facilities. During fiscal 2000, the Company paid fees in the amount of $6,386 to AEI Music Network. As noted above, Mr. Kollat, a member of the Company's Board, is also a member of the Board of AEI Music Network.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of February 3, 2001, certain information with regard to the beneficial ownership of the Company's Common Stock by each holder of 5% of such stock, each director individually, each of the executive officers named in the Summary Compensation Table, and all officers and directors of the Company as a group.


                                                                                            AMOUNT AND        PERCENT OF
                                NAME OF BENEFICIAL OWNER                               NATURE OF BENEFICIAL   OUTSTANDING
                                  OR IDENTITY OF GROUP                                     OWNERSHIP (1)        SHARES
                                  --------------------                                     -------------        ------

Albert J. Bell                                                                 .                 298,091             *
Sheldon M. Berman (2)                                                                             53,188             *
W. Eric Carlborg                                                                                   9,000             *
Michael L. Glazer                                                                                664,978             *
William G. Kelley(3)                                                                           3,489,109           3.1%
David T. Kollat                                                                                  123,847             *
Kent Larsson                                                                                     131,289             *
Brenda J. Lauderback                                                                               9,300             *
Donald A. Mierzwa                                                                                210,560             *
Michael J. Potter                                                                                320,570             *
Dennis B. Tishkoff                                                                                35,048             *
Salvatore Vasta                                                                                   69,214             *
Brad A. Waite                                                                                    218,903             *
William A. Wickham (4)                                                                           153,314             *
Capital Research and Management Company (5)                                                   10,256,560           9.2%
First Pacific Advisors, Inc. (6)                                                               5,708,000           5.1%
FMR Corp. (7)                                                                                 12,605,153          11.3%
Lord, Abbett & Co. (8)                                                                         5,670,713           5.1%
Wallace R. Weitz & Company (9)                                                                 7,264,500           6.5%
All directors & executive officers as a group (17 Persons)                                     5,826,705           5.2%

* Represents less than 1% of the outstanding Common Stock.

(1) The persons named in the table, other than Capital Research and Management Company (see note (5) below), First Pacific
         Advisors, Inc. (see note (6) below), FMR Corp. (see note (7) below), Lord, Abbett & Co. (see note (8) below), and Wallace R. Weitz & Company (see note (9) below), respectively, have sole voting power and investment power with respect to all shares of Common Stock subject to the information contained in the footnotes to this table. The amounts described in the table are adjusted to account for the 5 for 4 stock splits which occurred in December, 1996 and June, 1997, and include shares that may be acquired within 60 days of the record date under stock options exercisable within that period. Percentage ownership was based on shares of Common Stock outstanding at February 3, 2001, unless otherwise stated. Of the shares reported for Messrs. Bell, Berman, Carlborg, Glazer, Kelley, Kollat, Larsson, Mierzwa, Potter, Tishkoff, Vasta, Waite, Wickham, Ms. Lauderback and for all directors and executive officers as a group, 279,376, 32,439, 9,000, 610,127,
         2,771,563, 55,878, 85,375, 203,750, 272,188, 33,878, 67,500, 169,188,
         48,065, 9,000, and 4,683,644, respectively, are shares which may be acquired within 60 days of the record date pursuant to exercisable stock options.

(2)      Includes 5,468 shares owned by Macaroons, Inc.

(3) On June 27, 2000, Mr. Kelley resigned from his position as the Company's Chief Executive Officer and President and on August 13, 2000, he resigned as the Company's Chairman. However, he is included in the Summary Compensation table as a former-CEO.

(4) Includes 54,687 shares which are owned by SBC Advertising, Inc. and 24,000 shares which are owned by SBC Ltd.

(5) In its Schedule 13G dated February 9, 2001, Capital Research and Management Company stated that it beneficially owned the shares reported in the table as of December 29, 2000, has sole dispositive power over the shares, but no voting power over the shares.

(6) In its Schedule 13G dated February 12, 2001, First Pacific Advisors, Inc. stated that it beneficially owned the number of shares reported in the table as of December 31, 2000, has shared voting power over 2,905,100 of the shares and shared dispositive power over all the shares.

(7) In its Schedule 13G dated February 14, 2001, and its accompanying materials, FMR Corp. stated that it beneficially owned the number of shares reported in the table as of December 31, 2000, which number includes 11,487,516 shares (10.285% of the Common Stock at that date) beneficially owned by Fidelity Management & Research Company in its capacity as investment advisor to various investment companies registered under Section 8 of the Investment Company Act; and 1,117,637 shares (1.000% of the Common Stock at that date) beneficially owned by Fidelity Management Trust Company as a result of its serving as investment manager for various institutional accounts. Of the shares reported in the table above, FMR Corp. has sole voting power over 153,927 shares and sole dispositive power over 12,605,153 shares.

(8) In its Schedule 13G dated January 19, 2001, Lord, Abbett & Co. stated that it beneficially owned the shares reported in the table as of December 31, 2000, and that it has sole voting power and sole dispositive power over all the shares.

(9) In its Schedule 13G dated February 2, 2001, Wallace R. Weitz & Company stated that it beneficially owned the shares reported in the table as of December 31, 2000, and that it has sole voting power and sole dispositive power over all the shares.

         The addresses of the persons shown in the table above as a beneficial owner of more than 5% of the Company's Common Stock are as follows: Capital Research and Management Company, 333 South Hope Street, Los Angeles, CA 90071;

First Pacific Advisors, Inc., 11400 West Olympic Boulevard, Suite 1200, Los Angeles, CA 90064; FMR Corp. and Fidelity Management & Research Company, 82 Devonshire Street, Boston, MA 02109; Lord, Abbett & Co., 90 Hudson Street, Jersey City, NJ 07302; and Wallace R. Weitz & Company, 1125 South 103rd Street, Suite 600, Omaha, NE 68124-6008.

                             EXECUTIVE COMPENSATION

                 EXECUTIVE COMPENSATION REPORT OF THE COMPANY'S
                             COMPENSATION COMMITTEE

         Compensation of the Company's executive officers is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee consists of three independent, non-employee directors. The Committee's responsibilities include establishing the policies and procedures applicable to the compensation of the Company's executive officers and reporting on them to the Board of Directors; recommending to the Board of Directors the salaries, incentive compensation and other remuneration of executive officers; and reviewing the salaries, compensation and other remuneration of all of the Company's officers.

         The Committee continues to believe that the key to the Company's success is the strong performance of its executive officers. Consequently, the Committee applies aggressive compensation incentives, both short-term and long-term, to maximize stockholder value. The Committee feels that these incentives should be implemented with a high degree of responsiveness to the performance of the Company. To achieve this responsiveness, importance is placed upon executive officer participation in the Company's performance through equity ownership, and through bonuses based upon the Company's performance. The basic compensation components for all executive officers, including the Company's Chief Executive Officer ("CEO"), consist of salary, bonus opportunities under the Company's 1998 Key Associate Annual Incentive Compensation Plan (the "Bonus Plan"), and stock options granted under the Company's 1996 Performance Incentive Plan (the "Incentive Plan"). The Committee believes these components properly align the financial interests and success of executive officers with those of the stockholders.

CEO SALARY

         In connection with his promotion to Chairman and CEO, Mr. Potter entered into an employment agreement, dated June 26, 2000, with the Company which increased his base salary by approximately 44%. Although Mr. Potter's employment agreement establishes his base salary, his employment agreement does not provide for any automatic salary increases. Instead, such increases (if any) are made in the sole discretion of the Committee during its annual review process of the Company's executive officers. The Committee has chosen not to adopt any specific schedule of salary increases, and may adjust Mr. Potter's salary without regard to adjustments in the salaries of other executive officers of the Company. Generally, the Committee will look to factors such as the Company's planned and actual increase in pretax income, market performance of its Common Stock, business growth and the achievement of other previously established non-financial criteria, in determining the amount of Mr. Potter's salary increase. The Committee does not weight such factors in advance or tie Mr. Potter's salary to specific performance criteria.

CEO BONUS

         The CEO's bonus is determined in accordance with the Bonus Plan. Under the Bonus Plan, Mr. Potter's bonus is based upon the Company's achievement of specific earnings targets established by the Committee at its February meeting at the beginning of each fiscal year. As required by Section 162(m) of the Internal Revenue Code (the "Code"), relating to the deductibility of "performance-based" compensation, an amendment to the Bonus Plan is being submitted to stockholders for their approval. Detailed information concerning the amendment to the Bonus Plan is contained on pages __ and __ of this proxy statement. The amendment is being proposed simply to update the Bonus Plan's goals to reflect the continuing development of accounting principles and to insure compliance with the requirements for "performance-based" compensation under Section 162(m) of the Code. The Committee believes that a bonus opportunity under the Bonus Plan is an important and appropriate component of the CEO's compensation and recommends that the stockholders vote in favor of the amendment.

         For fiscal 2000, the Committee derived its bonus targets from the Company's planned earnings for the fiscal year established by the Board of Directors at the beginning of the fiscal year. The Committee determined the CEO's bonus goals based on whether the Company achieved certain predetermined performance levels (minimum, target or stretch) as applied to the Company's earnings targets. Although Mr. Potter's employment agreement provides him with the opportunity to earn a "target" bonus equal to his base salary and a "stretch" bonus equal to twice his base salary (no right to a minimum bonus exists in his employment agreement), the establishment of the Company's performance targets applicable to his bonus goals are solely in the Committee's discretion. For fiscal 2000, the Company's performance resulted in Mr. Potter receiving a bonus under the Bonus Plan equal to 50% of his base salary.

CEO EQUITY INCENTIVES

         The Committee believes that the grant of significant stock options to Mr. Potter further links Mr. Potter's interests with the interests of the stockholders. Consistent with these objectives, Mr. Potter's equity interests in the Company, through stock options granted under the Incentive Plan, comprise his primary compensation and align his personal rewards and motivation with Company performance and stockholder value. Stock options are granted to the Company's CEO at the discretion of the Committee. In fiscal 2000, Mr. Potter received two grants of stock options under the Incentive Plan. Mr. Potter's first grant, made in March, was a result of the Committee's annual review process and related to Mr. Potter's former duties as the Company's Chief Financial Officer. Mr. Potter received an additional grant in connection with his promotion to Chairman and CEO in June. Mr. Potter's stock options have an exercise price equal to the fair market value of the Company's Common Stock at the date each option is granted. Mr. Potter's stock options become exercisable over time during employment, in equal amounts over a 5 year period.

FORMER CEO COMPENSATION

         On June 27, 2000, Mr. Kelley resigned from his position as the Company's Chief Executive Officer and President and on August 13, 2000, he resigned as the Company's Chairman. Mr. Kelley will remain an employee of the Company pursuant to the terms of an employment agreement dated June 27, 2000, which replaced his previous employment agreement. Mr. Kelley's employment agreement continues what was his then existing base salary rate of $81,833.33 per month until August 14, 2001, and provides for a base salary at the rate of $16,666.67 per month for the period from August 15, 2001, through August 14, 2002, at which time Mr. Kelley's employment will end.

         Mr. Kelley's new employment agreement provides that he will receive a bonus in respect of fiscal 2000 equal to the bonus to which he would have been entitled under the Bonus Plan had he remained as the Company's Chief Executive Officer and President through the end of fiscal 2000, multiplied by a fraction, representing the portion of fiscal 2000 which he served as the Company's Chairman. For fiscal 2000, the Company's performance resulted in Mr. Kelley receiving a bonus under the Bonus Plan of approximately 27% of his base salary. Mr. Kelley is entitled to no further bonuses under his employment agreement. Similarly, although Mr. Kelley received a grant of stock options as part of the Committee's annual review process at the beginning of fiscal 2000, he is entitled to no further grants of stock options or other equity awards under his employment agreement.

NON-CEO SALARY

         In connection with his promotion to Vice Chairman and Chief Administrative Officer ("CAO"), Mr. Bell entered into an employment agreement, dated June 26, 2000, with the Company which increased his base salary by approximately 39%. Although Mr. Bell's employment agreement establishes his base salary, his employment agreement does not provide for any automatic salary increases.

         The salary component for executive officers other than the CEO and CAO is initially based upon industry data for comparable positions at similarly sized companies, as adjusted to reflect the experience and expertise of the individual. The Company attempts to limit the comparison market to Columbus, Ohio wherever possible. However, where the position is unique to companies included in the Standard & Poor's Retail Stores Index, the Company collects industry data reflective of members of that peer group that are of similar size to the Company. Salaries are reviewed annually and are adjusted to reflect growth in the individual's performance, the individual's achievement of previously established goals, the individual's relative contribution to the overall performance of the Company and any changes in the individual's responsibilities. Salary adjustments are subjectively determined, and are not formally tied to Company performance.

NON-CEO BONUS

         The bonus component for non-CEO executive officers is determined in accordance with the Bonus Plan. The bonus component for non-CEO executive officers consists of a percentage of salary earned as the Company achieves specific earnings targets established by the Committee at its February meeting at the beginning of each fiscal year. The Committee derives its bonus targets and defines the bonus goals (minimum, target and stretch) from the Company's planned earnings for the fiscal year projected by the Board of Directors at the beginning of the fiscal year. Other than for Mr. Bell, the Company's CAO, the percentage of salary is set by position level, and is subjectively determined. Mr. Bell's employment agreement provides him with the opportunity to earn a "target" bonus equal to his base salary and a "stretch" bonus equal to twice his base salary (no right to a minimum bonus exists in his employment agreement). As with the Company's CEO, the establishment of the Company's performance targets applicable to Mr. Bell's bonus goals, as well as the bonus goals of the other non-CEO executive officers, remain solely in the Committee's discretion. For fiscal 2000, the Company's performance resulted in all non-CEO executive officers receiving a bonus under the Bonus Plan equal to 50% of their respective target bonuses. Accordingly, Mr. Bell received a bonus equal to 50% of his base salary. The Committee believes that a significant portion of the total compensation of the executive officers should be bonus and tied to the Company's performance.

NON-CEO EQUITY INCENTIVES

         The equity participation component for executive officers other than the CEO consists primarily of stock options granted under the Incentive Plan. Stock options are granted at the discretion of the Committee, typically at the beginning of each fiscal year during the Committee's annual review process and in an amount determined by position and performance in the prior fiscal year. Stock options have an exercise price equal to the fair market value of the Company's Common Stock at the date each option is granted. In addition, stock options are often granted in connection with the promotion of an individual to a greater level of responsibility. For example, during fiscal 2000, Messrs. Bell and Waite received grants in connection with their promotions to CAO and Executive Vice President, respectively. The number of shares covered by each option grant is set in advance by position, subject to adjustment based upon the Committee's subjective perception of the individual's performance. Stock options vest over a five year period, based upon time passage during employment and not based upon performance criteria. The Committee's determination of the timing and amount of each grant is subjective, based upon its assessment of the need and appropriateness of each grant, in light of the performance of the respective executive officer and the performance of the Company as a whole. The Committee considers the recommendation of, and relies upon information provided by, the CEO in making its assessment and reaching its decision with respect to non-CEO executive officers. The Committee believes that its policy in determining stock option grants best utilizes stock options as a specific long-term performance incentive, by basing an important portion of the executive officers compensation upon the future performance of the Company's Common Stock.

DEDUCTIBILITY OF ANNUAL COMPENSATION OVER $1 MILLION

         Section 162(m) of the Code generally limits the tax deductibility for federal income tax purposes of compensation paid to the Company's CEO and the four highest compensated executive officers (other than the CEO) in excess of $1 million. Compensation in excess of $1 million may be deducted if it is "performance-based" compensation within the meaning of the Code. The Company believes it has taken the necessary actions to preserve the deductibility of all payments made under the Company's compensation plans. As the Code or the regulations promulgated thereunder change, the Committee presently intends to take reasonable steps to ensure the continued deductibility of payments under the Company's compensation plans while at the same time considering the goals of the Company's executive compensation philosophy.

THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
David T. Kollat, Chairman
Nathan P. Morton
Dennis B. Tishkoff

                     REPORT OF THE COMPANY'S AUDIT COMMITTEE

         The Audit Committee of the Board of Directors (the "Audit Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company's accounting, auditing and reporting practices. The Board of Directors adopted a written charter for the Audit Committee, a copy of which is included as Appendix I to this proxy statement.

         The Audit Committee currently consists of three directors of the Board who are not employees of the Company. The Company's Common Stock is listed on the New York Stock Exchange ("NYSE"). The members of the Audit Committee have been reviewed by the Board and determined to be independent as defined in Sections 303.01(B)(2)(a) and (3) of the NYSE's listing standards.

         The Audit Committee has discussed the audited financial statements with management and Deloitte & Touche LLP. Management has the primary responsibility for the financial statements and the reporting process. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by SAS 61 (Codifacation of Statements on Auditing Standards, AU Section 380), as modified or supplemented. The Audit Committee has received written disclosures and a letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed the independence of Deloitte & Touche LLP with Deloitte & Touche LLP. The Audit Committee has also considered whether Deloitte & Touche LLP's provision of financial information systems design and implementation services, if any, and other non-audit services to the Company is compatible with maintaining the independence of Deloitte & Touche LLP. The fees paid by the Company to Deloitte & Touche LLP during fiscal 2000 were as follows:

                     Financial Information Systems Design
      Audit Fees           and Implementation Fees             All Other Fees
      ----------           -----------------------             --------------
       $312,000                      -0-                          $991,000


         Based on these discussions and a review of all the items delivered, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2000 for filing with the Securities Exchange Commission.

THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS
W. Eric Carlborg, Chairman
Sheldon M. Berman
Brenda J. Lauderback

                           SUMMARY COMPENSATION TABLE

         The following Summary Compensation Table sets forth the individual compensation paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers for services in all capacities to the Company for fiscal years 2000, 1999, and 1998.


                                                 ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                                                                            AWARDS        PAYOUTS
                                                                                  RESTRICTED             LONG-TERM
                                                                                     STOCK      STOCK    INCENTIVE ALL OTHER
                                    FISCAL    SALARY        BONUS        OTHER      AWARDS     OPTIONS    PAYOUTSCOMPENSATION
NAME AND POSITION                    YEAR       ($)          ($)          ($)         ($)        (#)       ($)    ($)(h)(i)
-----------------                    ----       ---          ---          ---         ---        ---       ---    ---------

Michael J. Potter                    2000     564,423       325,000           --(a)      --   300,000(b)       --     9,238
Chairman of the Board and            1999     400,000       217,520           --(a)      --           --       --     9,497
Chief Executive Officer                                                                       250,000(c)(d)
                                     1998     375,000            --           --(a)      --   150,000(b)       --     8,832


Albert J. Bell,                      2000     550,000       312,500                           300,000(b)              9,720
Vice Chairman of the Board and       1999     400,000       217,520           --(a)      --           --       --    10,412
Chief Administrative Officer                                                                  250,000(c)(d)
                                     1998     375,000            --           --(a)      --   150,000(b)       --     9,600


Kent Larsson,                        2000     329,423        99,000           --(a)      --    50,000(b)       --    21,174
Executive Vice President,            1999     300,000        90,000           --(a)      --    25,000(b)       --    24,518
Merchandising and Sales              1998     189,113            --           --(a)      --    35,000(b)       --    21,685
Promotion

Donald A. Mierzwa,                   2000     329,712        99,000           --(a)      --    50,000(b)       --    16,304
Executive Vice President,            1999     314,711        94,500           --(a)      --           --       --    19,334
Store Operations                     1998     289,802            --           --(a)      --    75,000(b)       --    16,927

Brad A. Waite,                       2000     312,548        99,000           --(a)      --   100,000(b)       --    11,196
Executive Vice President             1999     262,259       114,188           --(a)      --           --       --    12,376
                                                                                               60,000(c)(d)

                                     1998     252,662            --           --(a)      --    75,000(b)       --    11,133

William G. Kelley (k)                2000     982,000       267,693       73,069(e)      --   200,000(b)       --    12,006
                                     1999     982,000       711,950      103,200(f)      --    81,000(b)       --    21,719
                                                                                              250,000(c)(d)

                                     1998     935,000            --       52,374(g)      --   475,000(b)       --    19,116

Michael L. Glazer (l)                2000     550,000    600,000(j)           --(a)      --   100,000(b)       --     6,538
                                     1999     630,000     1,197,000           --(a)      --           --       --     6,400
                                                                                              100,000(c)

                                     1998     630,000            --           --(a)      --   200,000(b)       --     6,400

Salvatore Vasta (l)                  2000     290,769    300,000(j)           --(a)      --    50,000(b)       --     6,538
                                     1999     314,711       315,000           --(a)      --           --       --     6,400
                                                                                              100,000(c)

                                     1998     253,846            --           --(a)      --    75,000(b)       --     6,400



(a) Exclusive of the value of perquisites or other personal benefits because they do not exceed the lesser of $50,000 or 10% of total annual salary and bonus for the named executive officer.

(b)      Non-qualified options granted pursuant to the 1996 Performance
         Incentive Plan.

(c) Non-qualified options granted pursuant to the KBkids.com LLC 1999 Unit Option Plan.

(d) On December 7, 2000, the Company completed its sale of the K-B Toy Division. As a result of this transaction, all of the executive's options granted pursuant to the KBkids.com LLC 1999 Unit Option Plan have expired.

(e) Includes $49,938 for use of Company aircraft as approved by the Board of Directors, $10,531 for use of Company vehicles and $12,600 for executive medical benefits.

(f) Includes $73,905 for use of Company aircraft as approved by the Board of Directors, $14,129 for use of Company vehicles and $12,814 for executive medical benefits.

(g) Includes $21,463 for use of Company aircraft as approved by the Board of Directors, $13,891 for use of Company vehicles and $14,135 for executive medical benefits.

(h) Company matching contribution to the Consolidated Stores Corporation Savings Plan (401K) and/or Consolidated Stores Corporation Supplemental Savings Plan (Top Hat). The matching contribution for Messrs. Potter, Bell, Larsson, Mierzwa and Waite was $6,800 in fiscal 2000, and $6,400 in fiscal 1999 and 1998. The matching contribution for Messrs. Glazer and Vasta was $6,538 in fiscal 2000, and $6,400 in fiscal 1999 and 1998. The matching contribution for Mr. Kelley was 0 in fiscal 2000, and $6,400 in fiscal 1999 and 1998.

(i) Accruals to the Consolidated Stores Corporation Supplemental Defined Benefit Pension Plan for fiscal 2000 for Messrs. Potter, Bell, Larsson, Mierzwa, Waite, Kelley, Glazer and Vasta were $2,438, $2,920, $14,374, $9,504, $4,396, $12,006, $0 and $0, respectively. Accruals for fiscal 1999 for Messrs. Potter, Bell, Larsson, Mierzwa, Waite, Kelley, Glazer and Vasta were $3,097, $4,012, $18,118, $12,934,
         $5,976, $15,319, $0 and $0, respectively. Accruals for fiscal 1998 for Messrs. Potter, Bell, Larsson, Mierzwa, Waite, Kelley, Glazer and Vasta were $2,432, $3,200, $15,285, $10,527, $4,733, $12,716, $0 and
         $0, respectively.

(j) Bonus authorized by the Company's Board and awarded in connection with the completion of the sale of the K-B Toy Division on December 7, 2000.

(k) On June 27, 2000, Mr. Kelley resigned from his position as the Company's Chief Executive Officer and President and on August 13, 2000, he resigned as the Company's Chairman. As of August 13, 2000, Mr. Kelley was no longer an executive officer of the Company.

(l)      Not employed by the Company at February 3, 2001.

         EMPLOYMENT AGREEMENTS. The Company has been a party to employment agreements ("Key Executive Agreements") with Messrs. Kelley, Glazer, Vasta, Potter and Bell since 1989, 1995, 1996, 2000 and 2000, respectively. Except for Mr. Kelley's agreement (the terms of which are discussed below), the terms of all of these agreements are substantially similar and they are described collectively herein except where their terms materially differ. Additionally, in connection with the sale of the K-B Toy Division, Mr. Glazer and Mr. Vasta's employment agreements were terminated on December 7, 2000. Accordingly, the description of Messrs. Glazer and Vasta's employment agreements relate only to that part of the fiscal year in which they were employed by the Company.

         The Key Executive Agreements are intended to assure the Company that it will have the continued dedication, undivided loyalty, and objective advice and counsel from these key executives in the event of a proposed transaction, or the threat of a transaction, which could result in a change of control of the Company. Annually, the Compensation Committee reviews the performance of each key executive to determine whether the executive's salary and bonus should be adjusted. Bonuses are not payable under the Key Executive Agreements unless the Company achieves a minimum threshold of its earnings targets, and in any event Messrs. Potter, Bell and Glazer's bonuses are subject to a maximum of 200% of their base salary. Mr. Vasta's bonus is subject to a maximum of 100% of his base salary. Each of the Key Executive Agreements requires that the employee devote his full business time to the affairs of the Company and prohibits the employee from competing with the Company during his employment and, except for Mr. Vasta's agreement, for a two-year period thereafter (six months in the event of termination of employment following a "Change of Control," as such term is defined in the Key Executive Agreements).

         A key executive's employment may be terminated under the Key Executive Agreement by the Company for cause, as defined therein. If a key executive is terminated for cause, the Company has no further obligation to pay any compensation or to provide benefits to the key executive. If Mr. Potter or Mr. Bell is terminated without cause, such executive will become entitled to receive continued salary payments and benefits for two years and will receive a pro-rata bonus for the fiscal year in which the action occurs. If Mr. Glazer is terminated without cause, he will become entitled to receive continued salary payments and benefits for one year and will receive a pro-rata bonus for the fiscal year in which the action occurs. If Mr. Vasta is terminated without cause, he will continue to receive salary payments for the two year non-compete period in his agreement if the Company elects to enforce the restrictive covenant, plus continued benefits for that period. If the Company elects not to enforce the non-compete provision, Mr. Vasta will continue to receive his salary and benefits for a period of 365 days, unless he is re-employed prior to the expiration of the payment period.

         A key executive may terminate his employment under the Key Executive Agreement after a Change of Control for good reason if the Company adversely changes the key executive's authority, title, or position. Except for Mr. Vasta's agreement, the Key Executive Agreements provide that in the event a key executive is terminated within 24 months of a Change of Control, the executive will receive a lump sum payment (net of any applicable withholding taxes) in an amount equal to two years salary and two years annual stretch bonus and will be entitled to receive certain plan benefits for two years (Mr. Glazer's agreement provides that he would be entitled to receive certain plan benefits for one year). Mr. Vasta's agreement provides that if his employment terminates for any reason within one year of a Change of Control, he will continue to receive salary payments for the two year non-compete period in his agreement if the Company elects to enforce the restrictive covenant, plus continued benefits for that period. If the Company elects not to enforce the non-compete provision, Mr. Vasta will continue to receive his salary and benefits for a period of 365 days, unless he is re-employed prior to the expiration of the payment period.

         Mr. Kelley's base salary is established by his agreement. Mr. Kelley's agreement provides that he will receive a bonus in respect of fiscal 2000 equal to the bonus to which he would have been entitled under the Bonus Plan had he remained as the Company's Chief Executive Officer and President through the end of fiscal 2000, multiplied by a fraction, representing the portion of fiscal 2000 which he served as the Company's Chairman. Mr. Kelley is entitled to no further bonuses under his employment agreement. Mr. Kelley's employment may be terminated by the Company for cause, as defined therein. If Mr. Kelley is terminated for cause, the Company has no further obligation to pay any compensation or to provide benefits to him. In the event there is a Change of Control, Mr. Kelley is entitled to receive an accelerated payment of his salary through August 14, 2002.

         A Change of Control of the Company would also cause the key executives (other than Mr. Kelley) to receive a payment in the amount necessary to hold them harmless from the effects of Section 280G and 4999, respectively, of the Code, which Code sections could subject the payments due under these employment agreements to excise tax liability (see also "Executive Change In Control Severance Agreements"). The compensation payable on account of a Change of Control may be subject to the deductibility limitations of Sections 162(m) and 280G of the Code.

         The following tables reflect the (i) number and value of options granted in fiscal 2000 to the individuals named in the Summary Compensation Table and (ii) the aggregate exercises and number and value of exercisable and unexercisable options at February 3, 2001, for those named individuals.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                      --------------------------------------------------------------------------
                                                                  Individual Grants
                                      -------------------------------------------------------------------------
                                                           Pct. of Total
                                         Securities           Options
                                         Underlying         Granted to            Exercise
                                          Options          Employees in            Price            Expiration
                          Name         Granted(#) (a)     Fiscal Year (b)        Per Share             Date
         -------------------------------------------------------------------------------------------------------
         Michael J. Potter               100,000                  4.1%                  $11.250      13-Mar-10
                                         200,000                  8.2%                   13.063      26-Jun-10

         Albert J. Bell                  100,000                  4.1%                   11.250      13-Mar-10
                                         200,000                  8.2%                   13.063      26-Jun-10

         Kent Larsson                     50,000                  2.1%                   11.250      13-Mar-10

         Donald A. Mierzwa                50,000                  2.1%                   11.250      13-Mar-10

         Brad A. Waite                    50,000                  2.1%                   11.250      13-Mar-10
                                          50,000                  2.1%                   13.063      26-Jun-10

         William G. Kelley   (d)         200,000                  8.2%                   11.250      13-Mar-10

         Michael L. Glazer   (e)         100,000                  4.1%                   11.250      13-Mar-10

         Salvatore Vasta     (e)          50,000                  2.1%                   11.250      13-Mar-10


                        OPTION GRANTS IN LAST FISCAL YEAR

                                          Potential Realized Value
                                           at Assumed Annual Rates
                                         of Stock Price Appreciation
                                             for Option Term (c)
                                       --------------------------------
                          Name            5%                10%
         --------------------------------------------------------------
         Michael J. Potter                  $707,506        $1,792,960
                                           1,642,987         4,163,652

         Albert J. Bell                      707,506         1,792,960
                                           1,642,987         4,163,652

         Kent Larsson                        353,753           896,480

         Donald A. Mierzwa                   353,753           896,480

         Brad A. Waite                       353,753           896,480
                                             410,747         1,040,913

         William G. Kelley   (d)           1,415,013         3,585,921

         Michael L. Glazer   (e)             707,506         1,792,960

         Salvatore Vasta     (e)             353,753           896,480


(a) Options granted pursuant to the 1996 Performance Incentive Plan. Vesting is one to five years based on attainment of certain performance goals for the 2000 fiscal year as established by the Compensation Committee. All options attributable to the attainment of fiscal 2000 performance goals vest at the end of the five year period.

(b) Based on 2,439,000 non-qualified options granted to all associates in fiscal 2000 pursuant to the 1996 Performance Incentive Plan.

(c) Assumes a respective 5% or 10% annualized appreciation in the underlying Common Stock price from the date of grant to the expiration date less the aggregate exercise price. The ultimate amount realized will depend on the market value of the securities at a future date.

(d) On June 27, 2000, Mr. Kelley resigned from his position as the Company's Chief Executive Officer and President and on August 13, 2000, he resigned as the Company's Chairman. As of August 13, 2000, Mr. Kelley was no longer an executive officer of the Company.

(e)    Not employed by the Company at February 3, 2001.


                                          AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
                                      -----------------------------------------------------------------------------------------
                                                                              Unexercised Options at February 3, 2001
                                                                    -----------------------------------------------------------
                                         Number of                                                  Value of In-the-Money
                                          Shares                         Number of Options                Options (b)
                                        Acquired on     Value        ----------------------------------------------------------
                             Name         Exercise    Realized (a)   Exercisable   Unexercisable   Exercisable   Unexercisable
               ----------------------------------------------------------------------------------------------------------------

               Michael J. Potter                  0            $0       237,188         402,500       $17,109          $90,000

               Albert J. Bell                     0             0       244,376         402,500        25,188           90,000

               Kent Larsson                       0             0        73,375          89,750         5,312           45,000

               Donald A. Mierzwa                  0             0       188,750         107,500        37,531           45,000

               Brad A. Waite                      0             0       154,688         157,500         7,778           45,000

               William G. Kelley   (c)      645,000     5,526,550     2,858,676         633,500     8,945,423          180,000

               Michael L. Glazer   (d)            0             0       610,127               0       337,097                0

               Salvatore Vasta     (d)            0             0        67,500               0             0                0


(a) Difference of the sales price on the dates of exercise and the option exercise price.

(b) The value of In-the-money unexercised options is based on the fair market value of Consolidated Stores Corporation Common Stock ($12.15) at February 3, 2001, minus the aggregate exercise prices.

(c) On June 27, 2000, Mr. Kelley resigned from his position as the Company's Chief Executive Officer and President and on August 13, 2000, he resigned as the Company's Chairman. As of August 13, 2000, Mr. Kelley was no longer an executive officer of the Company.

(d)     Not employed by the Company at February 3, 2001.

COMPARISON OF FIVE YEAR TOTAL STOCKHOLDER RETURN

      The following graph demonstrates a five year comparison of cumulative total return for Consolidated Stores Corporation, the Standard & Poor's 500 Index and the Standard & Poor's Retail Stores Composite Index.

              COMPARISON OF FIVE YEAR TOTAL STOCKHOLDER RETURN (a)

[GRAPH]

-------------------------------------------------------------------------------------------------------------------------
                                           2/3/96        2/1/97         1/31/98       1/30/99       1/29/00       2/3/01
-------------------------------------------------------------------------------------------------------------------------
Consolidated Stores Corporation           $100.00        $196.86        $307.82       $124.91       $103.85       $90.94
S&P Retail Composite                      $100.00        $117.39        $174.07       $285.32       $329.69      $344.43
S&P 500                                   $100.00        $126.31        $160.30       $212.38       $240.68      $234.34
-------------------------------------------------------------------------------------------------------------------------

(a) Assumes $100 invested on February 3, 1996 in Consolidated Stores Corporation Common Stock compared to the the same amount invested in the other funds shown at the same time. Dividends, if any, are assumed to be reinvested.

COMPENSATION PLANS AND ARRANGEMENTS

          DIRECTOR STOCK OPTION PLAN. The Director Stock Option Plan is administered by the Compensation Committee pursuant to an established formula. Neither the Board of Directors nor the Compensation Committee exercise any discretion in administering the plan, and the administration performed by the Compensation Committee is ministerial in nature. The formula which governs the grant of stock options to eligible participants may be amended by the Board of Directors, but not more frequently than once in any six month period. Under the current formula, each of the eligible outside directors are granted annually stock options for the purchase of 5,000 shares of the Company's Common Stock, for an exercise price equal to the fair market value on the date of grant. Each annual grant occurs on the last day of the quarterly trading period next following the Annual Meeting of Stockholders.

          Options granted under the Director Stock Option Plan become exercisable over three years beginning upon the first annual anniversary of the grant date, whereby the option becomes exercisable for 20% of the shares on the first anniversary, 60% on the second anniversary, and 100% on the third anniversary. Options automatically terminate ten years and one month following the date of grant. An optionee may exercise a stock option only during specific quarterly trading periods, and only if at all times during the period beginning on the date such option was granted and ending on the day three months before the date of exercise, he or she was a director of the Company.

          Options granted under the Director Stock Option Plan are not transferable other than by will or the laws of descent and distribution.

          1996 PERFORMANCE INCENTIVE PLAN. The 1996 Performance Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Committee determines the individuals to whom Awards are to be made; the number of shares covered by each Award; the term of the Award; its vesting, exercise period or settlement; the type of consideration, if any, to be paid to the Company upon exercise of an Award; and all other terms and conditions of the Awards. The purpose of the 1996 Performance Incentive Plan is to provide a flexible, long-term vehicle to attract, retain and motivate officers and employees. The 1996 Performance Incentive Plan authorizes the grant of incentive or nonqualified stock options, stock appreciation rights, restricted stock, stock equivalent unit and performance unit awards (collectively referred to as "Awards"), any of which may be granted on a stand alone, combination or tandem basis.

          The number of shares of Common Stock available for delivery under the 1996 Performance Incentive Plan consists of an initial allocation of 2,000,000 shares (3,125,000 shares as adjusted to account for the 5 for 4 stock splits which occurred in December, 1996 and June, 1997), which is increased, beginning with the fiscal year in which the 1996 Performance Incentive Plan is in effect and during each fiscal year following, by a number of shares equal to one percent (1.0%) of the total number of issued shares of Common Stock as of the start of each of the Company's fiscal years. Unused shares from previous fiscal years remain available for delivery under the 1996 Performance Incentive Plan; provided, however, the total awards of stock options or restricted stock outstanding and shares available for use under the 1996 Performance Incentive Plan combined with any awards of stock options or restricted stock outstanding from any other plan of the Company shall not exceed fifteen percent (15%) of the total shares of issued and outstanding Common Stock as of any measurement date.

          The 1996 Performance Incentive Plan limits the number of shares of Common Stock that can be represented by stock options, stock appreciation rights, or restricted stock and awarded to any employee during any single fiscal year to no more than 1,000,000 shares. As a further limitation, the maximum amount of compensation with respect to performance units and stock equivalent units that may be paid in any one fiscal year (within the meaning of Section 162(m) of the Code) to any one participant with respect to any one fiscal year is $2,000,000.

          Awards under the 1996 Performance Incentive Plan may be made to any employee of the Company or its affiliates, as designated by the Committee. Historically, options have been granted to approximately 200 employees in any given year.

          The 1996 Performance Incentive Plan provides for the Award of options which may be either incentive stock options or non-qualified options. For both incentive and non-qualified options, the exercise price may be not less than 100 percent of the fair market value of a share of Common Stock at the time the option is granted. Any option intended to qualify as an incentive stock option must meet all requirements of Section 422 of the Code. The Committee may grant stock appreciation rights to any eligible employee on such terms as the Committee may determine.

          The Committee may grant shares of restricted stock, stock equivalent units, and performance units, subject to such conditions and restrictions as the 1996 Performance Incentive Plan specifies and otherwise as the Committee may determine. These grants may be made alone or in tandem with other Awards. Stock equivalent units and performance units may be payable upon vesting in cash, or may be convertible to Common Stock or other form of value determined by the Committee.

          No Award under the 1996 Performance Incentive Plan may be assigned or transferred by the grantee other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order (as defined by the Code) or as may otherwise be permitted by the Committee. In the absence of the first two exceptions, all rights may be exercised during the grantee's lifetime only by the grantee.

          The Committee may from time to time, at its discretion, amend or terminate the 1996 Performance Incentive Plan, except that no such amendment or termination shall impair any rights under any Award made prior to the amendment's effective date without the consent of the grantee, and provided that no such amendment shall increase the number of shares available to the 1996 Performance Incentive Plan or change the price at which stock options or stock appreciation rights may be granted unless approved by stockholders in accordance with applicable laws and regulations. The 1996 Performance Incentive Plan shall terminate on February 3, 2006, or such earlier date as the Board may determine.

          An amendment to the 1996 Performance Incentive Plan is being submitted to stockholders for their approval. Detailed information concerning the amendment to the 1996 Performance Incentive Plan is contained on pages __ and __ of this proxy statement. The amendment is being proposed simply to update the 1996 Performance Incentive Plan's goals to reflect the continuing development of accounting principles and to insure compliance with the requirements for "performance-based" compensation under Section 162(m) of the Code.

          1999 KBKIDS.COM LLC OPTION PLAN. The 1999 KBkids.com LLC Option Plan was administered by the Board of Managers of KBkids.com LLC, a former affiliate of the Company. The 1999 KBkids.com LLC Option Plan authorized the grant of options to acquire Class C Units of KBkids.com LLC. The number of units available for delivery under the 1999 KBkids.com LLC Option Plan was 6,000,000. Awards under the 1999 KBkids.com LLC Option Plan could be made to such participants as the Board of Managers shall determine. Approximately 175 directors, officers, employees and consultants of the Company were granted awards of options to acquire units under the 1999 KBkids.com LLC Option Plan. On December 7, 2000, the Company completed its sale of the KoB Toy Division. As a result of this transaction, the 1999 KBkids.com LLC Option Plan was assumed by the purchaser of the KoB Toy Division and all of the unit options granted to the Company's executives and associates have expired.

          PENSION PLAN AND TRUST. The Company maintains a noncontributory defined benefit pension plan (the "Pension Plan") for all employees whose hire date precedes April 1, 1994, who have reached the age of 21 and who have worked for the Company for more than one year. The amount of the Company's annual contribution to the Pension Plan is actuarially determined to accumulate sufficient funds to maintain projected benefits. Effective January 1, 1993, the computation of annual retirement benefits payable upon retirement under the Pension Plan is 1% of final average annual compensation multiplied by the years of service up to a maximum of 25. This benefit is payable when a participant reaches the normal retirement age of 65. However, the Pension Plan does provide an early retirement option, and employment beyond the normal retirement age is permitted by agreement with the Company. For purposes of calculating benefits under the Pension Plan, compensation is defined to include a two month equivalent of the total cash remuneration (including overtime) paid for services rendered during a plan year prior to salary reductions pursuant to Sections 401(k) or 125 of the Code, including bonuses, incentive compensation, severance pay, disability payments and other forms of irregular payments. Effective January 1, 1996, the benefits accrued for certain highly compensated individuals, including all executive officers, was frozen at the then current levels.

          The table below illustrates the amount of annual benefits payable at age 65 to a person in the specified average compensation and years of service classifications under the Pension Plan combined with the Supplemental Pension Plan.


                  FINAL                                      YEARS OF SERVICE
                 AVERAGE              --------------------------------------------------------------
              COMPENSATION            10                  15                  20                  25
              ------------            --                  --                  --                  --
                $100,000          $   10,000          $    15,000          $   20,000        $   25,000
                $125,000          $   12,500          $    18,750          $   25,000        $   31,250
                $150,000          $   15,000          $    22,500          $   30,000        $   37,500
           $160,000 and above     $   16,000          $    24,000          $   32,000        $   40,000

         The maximum annual benefit payable under the Pension Plan is restricted by the Internal Revenue Code. At January 1, 2001, the maximum final five year average compensation is $160,000. At January 1, 2001, Messrs. Potter, Bell, Larsson, Mierzwa, Waite, Kelley, Glazer and Vasta, had 9, 13, 12, 11, 12, 10, 0 and 0 years of credited service, respectively.

         SUPPLEMENTAL PENSION PLAN. The Company maintains a non-qualified supplemental employee retirement plan ("Supplemental Pension Plan") for those executives whose benefits were frozen in the Pension Plan on or subsequent to January 1, 1996. The Supplemental Pension Plan constitutes a contract to pay benefits upon retirement as therein defined. The Supplemental Pension Plan is designed to pay the same benefits in the same amount as if the participants continued to accrue benefits under the Pension Plan. The Company has no obligation to fund the Supplemental Pension Plan, and all assets and amounts payable under the Supplemental Pension Plan are subject to the claims of general creditors of the Company. The table below illustrates the amount of annual benefit payable at age 65 to a person in the specified average compensation and years of service classification under the Supplemental Pension Plan.


                  FINAL                                        YEARS OF SERVICE
                 AVERAGE                --------------------------------------------------------------
              COMPENSATION              10                  15                  20                  25
              ------------              --                  --                  --                  --
                $100,000            $   10,000          $    15,000          $   20,000        $   25,000
                $125,000            $   12,500          $    18,750          $   25,000        $   31,250
                $150,000            $   15,000          $    22,500          $   30,000        $   37,500
           $160,000 and above       $   16,000          $    24,000          $   32,000        $   40,000

         SAVINGS PLAN. All of the executive officers referred to in the cash compensation table, as well as substantially all other full-time employees of the Company and its subsidiaries, are eligible to participate in the Consolidated Stores Corporation Savings Plan (the "Savings Plan" or "401K"). In order to participate in the Savings Plan, an eligible employee must satisfy applicable age and service requirements and must make contributions to the Savings Plan ("Participant Elective Contributions").

         Participant Elective Contributions are made through authorized payroll deductions to one or more of the several investment funds established under the Savings Plan. One of the funds is a company stock fund that is invested solely in Common Stock of the Company. All Participant Elective Contributions are matched by the Company ("Employer Matching Contributions") at a rate of 100% for the first 2% of salary contributed, and 50% for the next 4% of salary contributed; however, only Participant Elective Contributions of up to six percent of the employee's compensation will be matched.

         Each participant has a nonforfeitable right to all accrued benefits pertaining to Participant Elective Contributions. Each participant also has a nonforfeitable right to all accrued benefits pertaining to Employer Matching Contributions in the event of retirement or other termination of employment (a) on or after the participant's 65th birthday, (b) on account of disability, or
(c) by reason of death. A participant whose employment terminates under other circumstances will have a nonforfeitable right to a portion of accrued benefits pertaining to Employer Matching Contributions determined under a schedule based on years of service. All other unvested accrued benefits will be forfeited.

         SUPPLEMENTAL SAVINGS PLAN. The Company maintains a non-qualified salary deferral plan (the "Supplemental Savings Plan" or "Top Hat") for those executives participating in the Savings Plan who desire to contribute more than the amount allowable under the Savings Plan. The Supplemental Savings Plan constitutes a contract to pay deferred salary, and limits deferrals in accordance with prevailing tax law. The Supplemental Savings Plan is designed to pay the deferred compensation in the same amount as if the contributions had been made to the Savings Plan. The Company has no obligation to fund the Supplemental Savings Plan, and all assets and amounts payable under the Supplemental Savings Plan are subject to the claims of general creditors of the Company and its affiliates.

         EXECUTIVE BENEFIT PLAN. Most of the executive officers are eligible to participate in the Consolidated Stores Executive Benefit Plan (the "Benefit Plan"). The Benefit Plan is a supplemental health benefit plan which reimburses participants for medical costs incurred but not covered by the Consolidated Stores Associate Benefits Plan, up to an annual maximum reimbursement of $40,000 per participant. Amounts received by participants are treated as taxable income. Amounts received exceeding the applicable threshold by the individuals named in the Summary Compensation Table are included in the amounts reflected in the values of personal benefits received by such individuals.

         EXECUTIVE CHANGE IN CONTROL SEVERANCE AGREEMENTS. Since April 18, 1989, the Company has maintained Executive Severance Agreements with many of its key officers and employees (currently approximately 60 persons). The agreements expire on the anniversary of their execution and are automatically extended on an annual basis unless the Company provides at least 90 days notice that any particular agreement will not be extended. The agreements provide for severance benefits if, within 24 months after a Change in Control (as defined in the agreements and below), the employee's employment is terminated by the Company (other than for Cause, as defined in the agreements), or the employee resigns because of a material change in the circumstances of his employment. For purposes of the agreements, "Change in Control" means any one or more of the following: (i) any person or group (as defined for purposes of Section 13(d) of the Securities Exchange Act of 1934) becomes the beneficial owner of, or has the right to acquire (by contract, option, warrant, conversion of convertible securities or otherwise), 20% or more of the outstanding equity securities of the Company entitled to vote for the election of directors; (ii) a majority of the Board of Directors is replaced within any period of two years or less by directors not nominated and approved by a majority of the directors in office at the beginning of such period (or their successors so nominated and approved), or a majority of the Board of Directors at any date consists of persons not so nominated and approved; or (iii) the stockholders of the Company approve an agreement to merge or consolidate with another corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including without limitation, a plan of liquidation). Notwithstanding these provisions, the agreements provide that a Change in Control shall not result from a transaction in which the Company exchanges less than 50% of its then outstanding equity securities for 51% or more of the outstanding equity securities of another corporation. The agreements provide for the following severance benefits: (i) for certain officers (including Messrs. Larsson, Mierzwa and Waite) and employees having a position of vice president of the Company (or its affiliates) or above, a lump-sum payment equal to 200% of the employee's then-current annual salary and two times the employee's then current stretch bonus; or (ii) for other employees having a position of director of a department of the Company (or its affiliates), a lump-sum payment equal to 100% of the employee's then current annual salary and stretch bonus. Messrs. Potter and Bell are not a party to such an agreement, but each have substantially similar provisions contained in his respective employment agreement. In addition, the 1996 Performance Incentive Plan provides for immediate vesting of all outstanding options and shares, respectively, in the event of such a Change in Control (please see the Fiscal Year End Option Values table above). The employee will also become entitled to reimbursement of legal fees and expenses incurred by the employee in seeking to enforce his rights under his agreement. Additionally, to the extent that payments to the employee pursuant to his agreement (together with any other amounts received by the employee in connection with a Change in Control) would result in triggering the provisions of Sections 280G and 4999 of the Code, each agreement provides for the payment of an additional amount (the "Tax Gross-Up Amount") such that the employee receives, net of excise taxes, the amount he would have been entitled to receive in the absence of the excise tax provided in Section 4999 of the Code. Under proposed income tax regulations, compensation payable on change in control is subject to the income tax deduction limitations.

         PROPOSAL TWO: REAPPROVAL OF THE CONSOLIDATED STORES CORPORATION
                   1996 PERFORMANCE INCENTIVE PLAN, AS AMENDED

INTRODUCTION

         At the Company's 1996 Annual Meeting, stockholders approved the Consolidated Stores Corporation 1996 Performance Incentive Plan (the "Incentive Plan"). In accordance with this Proposal Two, the Company is requesting that the stockholders approve an amendment to the Incentive Plan concerning the relevant performance goals/targets to be used under the Incentive Plan, and extend qualification of the Incentive Plan, under Section 162(m) of the Internal Revenue Code, as further described herein, for an additional five years, from 2001 through 2005.

          The Company is seeking stockholder approval for this amendment and extension of the Incentive Plan because of the effect of Section 162(m) of the Code. Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any tax year with respect to each of the Company's five most highly paid executives. However, certain performance-based compensation approved by stockholders is not subject to the deduction limit. The Incentive Plan is designed to provide for this type of performance-based compensation. To continue to qualify under Section 162(m) of the Code, the Company must obtain stockholder approval of the Incentive Plan at least every five years.

         The text of the Incentive Plan is set forth in Appendix II to this proxy statement, and the proposed new language that is the subject of this proposal is underlined. The following is intended to be a summary of the Incentive Plan's principal terms and does not purport to be a complete statement of its terms. This summary is subject to and qualified in its entirety by reference to Appendix II.

         In the event that stockholder approval of the amendment to the Incentive Plan is not received, the Incentive Plan will continue in its current form. In such an event, compensation earned under the Incentive Plan may not be deductible by the Company under Section 162(m) of the Code and could increase the Company's overall costs. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible under Section 162(m) of the Code.

PURPOSE AND ADMINISTRATION OF THE INCENTIVE PLAN

         The purpose of the Incentive Plan is to provide a flexible, long-term vehicle to attract, retain and motivate officers and employees. By providing equity ownership opportunities and performance based incentives, the Incentive Plan is intended to better align the interests of officers and employees with those of stockholders and thereby enhance the performance and profitability of the Company. The Incentive Plan authorizes the grant of incentive or nonqualified stock options, stock appreciation rights, restricted stock, stock equivalent unit and performance unit awards (collectively referred to as "Awards") any of which may be granted on a stand alone, combination or tandem basis. The Incentive Plan is administered by a committee designated by the Board of Directors, which consists of directors who qualify as "disinterested persons" as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and who meet or are deemed to meet the "outside director" requirement of Section 162(m) of the Code (the "Committee"). The Committee determines the individuals to whom Awards are to be made; the number of shares to be covered by each Award; the term of the Award; its vesting, exercise period or settlement; the type of consideration, if any, to be paid to the Company upon exercise of an Award; and all other terms and conditions of the Awards.

LIMITATION ON AWARDS.

         The Incentive Plan limits the number of shares of Common Stock that can be represented by Stock Options, Stock Appreciation Rights, or Restricted Stock and awarded to any participant during any single fiscal year to no more than 1,000,000 shares. As a further limitation, the Incentive Plan provides that the maximum amount of compensation with respect to Performance Units and Stock Equivalent Units that may be paid in any one fiscal year (within the meaning of Section 162(m) of the Code), to any participant with respect to any fiscal year shall be $2,000,000.

PARTICIPANTS

         Any salaried employee, consultant or advisor of the Company and its subsidiaries is eligible to be designated, in the discretion of the Committee, a participant of the Incentive Plan.

 THE PERFORMANCE GOALS/TARGETS OF THE INCENTIVE PLAN

         To the extent that the Committee intends to establish performance goals applicable to Performance Units, Restricted Stock, and Stock Equivalent Units in such a manner to permit payouts with respect thereto to qualify as "performance-based compensation" as described in Section 162(m) of the Code, those awards must vest solely on the attainment of one or more of the objective performance goals listed in the Incentive Plan. As applied to the Company, or any subsidiary, affiliate or business unit of the Company, the objective performance goals of the Incentive Plan include: earnings per common share of stock (from continuing operations); the Company's common stock price; stockholder return (expressed on a dollar or percentage basis); income from continuing operations; percentage increase in comparable store sales (stores open two or more years at the beginning of the fiscal year); or total stockholder return ranking position (meaning the relative placement of the Company's total stockholder return compared to those publicly held companies in the Company's peer group).

PROPOSED AMENDMENT TO THE INCENTIVE PLAN

          Subsequent to the adoption of the Incentive Plan, additional Statements of Financial Accounting Standards have been issued which could impact the definition of certain of the Incentive Plan's performance goals. Moreover, the Company has been involved in a number of transactions, including the acquisition of Mac Frugal's and the divestiture of KoB Toys, which have highlighted the potential inadequacy of the Incentive Plan's current performance goals. The Company believes that the revised performance goals described below remedy the perceived inadequacies of the Incentive Plan and better reflect the current Statements of Financial Accounting Standards.

         The amendment can be viewed as having two components. First it expands the list of available objective performance goals. In addition to the existing performance goals of the Incentive Plan, the amendment expands the performance goals to include: income (loss) per common share; operating income; income before unusual or infrequent items; income (loss) before extraordinary items and/or cumulative effects of a change in accounting principles; net income
(loss); gross profit or gross margin; earnings before interest and taxes ("EBIT"); earnings before interest, taxes, depreciation and amortization ("EBITDA"); economic value added; and any other objective and specific income
(loss) category result. Additionally, the amendment adds flexibility to the performance goals by allowing certain of the goals to be determined on a diluted basis and certain of the goals to be determined with respect to a defined performance period or before or after a minority interest's share.

         All other terms of the Incentive Plan, including limits on the number of shares of Common Stock available under the Incentive Plan, limits on the number of shares of Common Stock awarded to any participant during any single fiscal year, and the maximum amount of compensation with respect to Performance Units and Stock Equivalent Units that may be paid in any fiscal year to any participant, remain unaffected by the amendment.

VOTE NECESSARY TO APPROVE THE INCENTIVE PLAN

         The affirmative vote of a majority of shares present and voting is necessary to approve Proposal Two. Under Delaware law and the Company's By-laws, broker non-votes will be treated as votes not cast, and will not have any effect. Abstentions will be treated as votes cast against the proposal, and, if no instructions are given, the persons named as proxies in the accompanying proxy card intend to vote FOR Proposal Two.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL TWO


   PROPOSAL THREE: REAPPROVAL OF THE 1998 CONSOLIDATED STORES CORPORATION KEY
            ASSOCIATE ANNUAL INCENTIVE COMPENSATION PLAN, AS AMENDED

INTRODUCTION

         At the Company's 1998 Annual Meeting, stockholders approved the 1998 Consolidated Stores Corporation Key Associate Annual Incentive Compensation Plan (the "Bonus Plan"). In accordance with this Proposal Three, the Company is requesting that the stockholders approve an amendment to the Bonus Plan concerning the relevant performance goals/targets to be used under the Bonus Plan, and extend qualification of the Bonus Plan, under Section 162(m) of the Internal Revenue Code, as further described herein, for an additional five years, from 2001 through 2005. If approved, the amendment would cause the performance goals of the Bonus Plan to mirror the revised performance goals of the Incentive Plan submitted to stockholders for approval under Proposal Two of this proxy statement.

          As with the Company's Incentive Plan, we are seeking stockholder approval for this amendment and extension of the Bonus Plan because of the effect of Section 162(m) of the Code. Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any tax year with respect to each of the Company's five most highly paid executives. However, certain performance-based compensation approved by stockholders is not subject to the deduction limit. The Bonus Plan is designed to provide for this type of performance-based compensation. To continue to qualify under Section 162(m) of the Code, the Company must obtain stockholder approval of the Bonus Plan at least every five years.

         The text of the Bonus Plan is set forth in Appendix III to this proxy statement, and the proposed new language that is the subject of this proposal is underlined. The following is intended to be a summary of the Bonus Plan's principal terms and does not purport to be a complete statement of its terms. This summary is subject to and qualified in its entirety by reference to Appendix III.

         In the event that stockholder approval of the amendment to the Bonus Plan is not received, the Bonus Plan will continue in its current form. In such an event, compensation earned under the Bonus Plan will continue to be deductible by the Company under Section 162(m) of the Code until 2003, at which time the performance goals of the Bonus Plan will need to be re-approved. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible under Section 162(m) of the Code.

PURPOSE AND ADMINISTRATION OF THE BONUS PLAN

         The Bonus Plan is designed to assist the Company in attracting, retaining and motivating employees; align Participants' interests with those of the Company's stockholders; and qualify compensation paid to the Company's executive officers as "performance-based compensation" within the meaning of section 162(m) of the Code. The Bonus Plan is administered by the Compensation Committee of the Board of Directors, which consists of directors who qualify as "disinterested persons" as defined in Rule 16b-3 of the Securities Exchange Act of 1934, and who meet or are deemed to meet the "outside director" requirement of Section 162(m) of the Code (the "Committee"). The Company's compensation policy is that cash compensation should vary with Company performance. Accordingly, when establishing base salaries for the Company's executives, the Committee considers the potential bonus opportunity of each executive officer. The result is that a large part of each executive's potential total cash compensation is tied to performance of the Company by way of performance-based plans such as the Bonus Plan.

          Each payment under the Bonus Plan (an "Award") must be based upon one or any combination of the performance goals enumerated in the Bonus Plan, and will vest solely upon of the attainment of the relevant performance goal(s). The Bonus Plan provides for the determination of a maximum bonus amount that is established annually for each executive officer pursuant to a predetermined objective formula, subject to a maximum annual limit of $3,000,000. Under this predetermined formula, the maximum bonus payment for any performance period is the product of (i) the executive officer's individual bonus targets for the performance period and (ii) the numerical value of the company's relevant performance goal for the performance period multiplied by a pre-established factor (the "multiplier") set by the Committee. The Company's use of the

Bonus Plan is described in this proxy statement in the "Executive Compensation Report of the Company's Compensation Committee."

PARTICIPANTS

         Any key associate of the Company approved for participation in the Bonus Plan by the Committee may participate in the Company's Bonus Plan.

THE PERFORMANCE GOALS/TARGETS OF THE BONUS PLAN

         Each Award made under the Bonus Plan to an executive officer listed in the Summary Compensation Table of this proxy statement must be based upon one or any combination of the performance goals enumerated in the Bonus Plan. As applied to the Company, or any subsidiary, affiliate, business unit or business group of the Company, the objective performance goals of the Bonus Plan include: income (loss) per common share (whether from continuing operations or in total); income (loss) per common share excluding extraordinary charges or accruals for restructuring programs and/or other unusual or infrequent items; ratio of operating profit to average common shares outstanding; the Company's common stock price; total stockholder return (expressed on a dollar or percentage basis); net income; percentage increase in comparable store sales (stores open two or more years at the beginning of the fiscal year); or total stockholder return ranking position (meaning the relative placement of the Company's total stockholder return compared to those publicly held companies in the Company's peer group).

PROPOSED AMENDMENT TO THE BONUS PLAN

          As stated above, the amendment would cause the performance goals of the Bonus Plan to mirror the revised performance goals of the Incentive Plan, submitted to stockholders for approval under Proposal Two of this proxy statement. Because the Bonus Plan was adopted two years after the Incentive Plan, the performance goals contained in the Bonus Plan are more current and, consequently, are less affected by the proposed amendment. Nevertheless, the amendment to the Bonus Plan can be viewed as having two significant components. First it expands the list of available objective performance goals. In addition to the existing performance goals of the Bonus Plan, the amendment expands the performance goals to include: operating income; income (loss) from continuing operations; income (loss) (whether from continuing operations or in total) before extraordinary items and/or effects of a change in accounting; gross profit or margin; earnings before interest and taxes ("EBIT"); earnings before interest, taxes, depreciation and amortization ("EBITDA"); economic value added; or any other specific and objective income (loss) category. Additionally, the amendment adds flexibility to the performance goals by allowing certain of the goals to be determined on a diluted basis; on a weighted average outstanding common share basis; to be determined with respect to a defined performance period; or to be determined before or after a minority interest's share.

         All other terms of the Bonus Plan, including limits on the maximum aggregate Award that may be earned under the Bonus Plan in any fiscal year, remain unaffected by the amendment.

VOTE NECESSARY TO APPROVE THE BONUS PLAN

         The affirmative vote of a majority of shares present and voting is necessary to approve Proposal Three. Under Delaware law and the Company's By-laws, broker non-votes will be treated as votes not cast, and will not have any effect. Abstentions will be treated as votes cast against the proposal, and, if no instructions are given, the persons named as proxies in the accompanying proxy card intend to vote FOR Proposal Three.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL THREE


   PROPOSAL FOUR: APPROVAL OF A CHANGE IN THE COMPANY'S NAME TO BIG LOTS, INC.

         The Board of Directors has approved an amendment to the Company's Restated Certificate of Incorporation to change the name of the Company from Consolidated Stores Corporation to Big Lots, Inc. The Board of Directors believes that the new name better reflects the nature of the Company's business, evidences its commitment to unify all of its retail stores under the trade name Big Lots, and will help avoid confusion as to the Company's correct name. Since June 1, 1985, the Company and/or its operating subsidiaries have been doing business as Big Lots to the extent legally permissible. The Board of Directors believes that the name change amendment is advisable and in the best interests of the Company and recommends that the Company's stockholders approve and adopt the amendment. If this Proposal Four is approved, the Company will cease using the Consolidated Stores Corporation name and will use the Big Lots, Inc. name for all corporate purposes, beginning as soon as practicable after the Annual Meeting.

         The change of the Company's name will not affect in any way the validity or transferability of currently outstanding stock certificates or the trading of the Company's securities. If this Proposal Four is approved, the stockholders will not be required to surrender or exchange any stock certificates currently held by them. As soon as practicable, following the approval of Proposal Four and the filing of the Amendment with the Secretary of the State of Delaware changing the Company's name to Big Lots, Inc., all new share certificates issued by the Company will be printed with the Company's new name.

         Under Delaware law, a change in the formal name of a Delaware corporation requires both director and stockholder approval of an amendment to the corporation's Articles of Incorporation to reflect the new corporate name. The Board of Directors has adopted the following resolution to amend the first section of the Company's Restated Certificate of Incorporation to reflect that the name of the Company shall be Big Lots, Inc.:

         RESOLVED, that the Restated Certificate of Incorporation be amended to change the name of the Company from Consolidated Stores Corporation to Big Lots, Inc., and for that purpose to amend the first section thereof to read in its entirety as follows:

         "FIRST:  The name of the Corporation is BIG LOTS, INC."

         The affirmative vote of a majority of shares outstanding and entitled to vote is necessary to approve Proposal Four. Under Delaware law and the Company's By-laws, broker non-votes will be treated as votes not cast, and will not have any effect. Abstentions will be treated as votes cast against the proposal, and, if no instructions are given, the persons named as Proxies in the accompanying proxy card intend to vote FOR Proposal Four.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL FOUR


       PROPOSAL FIVE: APPROVAL OF THE COMPANY'S REINCORPORATION INTO OHIO

GENERAL

         The Board of Directors has unanimously approved a proposal to change the state of the Company's incorporation from Delaware to Ohio. For the reasons set forth below, the Board of Directors unanimously recommends that you approve this reincorporation proposal. This change in the state of incorporation will be accomplished by a merger of the Company (sometimes referred to in this proposal as "Consolidated (Delaware)") into a newly created, wholly-owned subsidiary, Big Lots, Inc. ("Big Lots (Ohio)"). Whether or not this Proposal Five is approved by our stockholders, if Proposal Four is adopted, the name of Consolidated Stores Corporation will be changed to Big Lots, Inc. The reasons for the name change are set forth under Proposal Four.

         If this reincorporation proposal is approved by our stockholders, the Board of Directors has directed that the Preferred Stock Rights issued under Consolidated (Delaware)'s Preferred Stock Rights Plan, sometimes referred to as a "poison pill," be redeemed. It is our belief that the statutory protections offered by Ohio law would allow the Board of Directors and the shareholders of the new Ohio company the time and ability to properly consider a takeover offer, whether coercive or not. Therefore, in addition to redeeming the existing poison pill of Consolidated (Delaware), the Board has indicated that it would not adopt a Preferred Stock Rights Plan or other poison pill for the new Ohio company at the present time or, unless circumstances change, for the foreseeable future. However, if the reincorporation proposal is not approved by the Company's stockholders, the Board of Directors does not intend to redeem the poison pill.

         Upon completion of the reincorporation merger, Big Lots (Ohio) will succeed to all the business, properties, assets and liabilities of Consolidated (Delaware). The directors, officers and employees of Consolidated (Delaware) will all become directors, officers and employees of Big Lots (Ohio). Outstanding shares of common stock of Consolidated (Delaware) will be converted into an equal number of common shares of Big Lots (Ohio). Approval of this reincorporation proposal will not result in any change in our business, management, location of our principal executive offices or other facilities; nor will it result in any change in our capitalization, assets or liabilities. Consolidated (Delaware)'s 1996 Performance Incentive Plan will be continued by Big Lots (Ohio), and each outstanding option will automatically be converted into an option to purchase the same number of common shares of Big Lots (Ohio) at the same option price per share and upon the same terms and subject to the same conditions as set forth in the applicable plan. The Company's other employee benefit plans and arrangements will also be continued by Big Lots
(Ohio) upon the same terms and subject to the same conditions.

         Because the common stock of Consolidated (Delaware) is listed on the New York Stock Exchange, under Section 262 of the Delaware General Corporation Law, stockholders of Consolidated (Delaware) who do not vote in favor of this reincorporation proposal will not be entitled to appraisal rights.

SUMMARY OF THE EFFECTS OF THE REINCORPORATION TO OHIO

         Upon approval by the Company's stockholders, the reincorporation into Ohio will change the law applicable to our corporate affairs from Delaware law to Ohio law and will result in some differences in your rights. We have described the material differences between the Ohio General Corporation Law and the Delaware General Corporation Law below.

         Because the Company is currently incorporated in Delaware, the Company is exposed to taxation not only in Ohio, which is where its principal place of business is located, but also in Delaware, where the Company conducts little or no business. Following a payment of a one-time Ohio fee of $100,000 at the time of reincorporation into Ohio, the Company's aggregate state tax liabilities, based on present rates, will be approximately $150,000 per year less than what we currently pay.

         The new Amended Articles of Incorporation and Code of Regulations of Big Lots (Ohio) that will govern our corporate affairs upon approval of the reincorporation are attached to this proxy statement as Appendix IV and Appendix
V. These new articles and code of regulations would replace our existing Restated Certificate of Incorporation and By-laws. Many of the old provisions will carry over or be replaced by substantially similar provisions. However, the new articles and code of regulations will also add some new provisions that are largely dictated by Ohio law or that are not applicable to Delaware companies. We describe these new provisions below. Copies of the Restated Certificate of Incorporation and By-laws of Consolidated (Delaware) are available for inspection at our office and address set forth on the cover page of this proxy statement, and we will send any stockholder a copy, without charge, upon written request.

         The table that follows briefly describes the significant provisions of the Delaware General Corporation Law and our current Restated Certificate of Incorporation and By-laws which are applicable to Consolidated (Delaware) before the reincorporation and the significant provisions of the Ohio General Corporation Law and our new Amended Articles of Incorporation and Code of Regulations that will be applicable to Big Lots (Ohio) after the reincorporation.


PROVISIONS APPLICABLE TO CONSOLIDATED (DELAWARE)             PROVISIONS APPLICABLE TO BIG LOTS (OHIO)
BEFORE THE REINCORPORATION UNDER                              AFTER THE REINCORPORATION UNDER
 THE DELAWARE GENERAL CORPORATION LAW                         THE OHIO GENERAL CORPORATION LAW
AND OUR EXISTING CHARTER AND BY-LAWS                         AND OUR NEW ARTICLES AND REGULATIONS
------------------------------------                         ------------------------------------

PROVISIONS APPLICABLE TO CONSOLIDATED (DELAWARE)             PROVISIONS APPLICABLE TO BIG LOTS (OHIO)
BEFORE THE REINCORPORATION UNDER                             AFTER THE REINCORPORATION UNDER
THE DELAWARE GENERAL CORPORATION LAW                         THE OHIO GENERAL CORPORATION LAW
AND OUR EXISTING CHARTER AND BY-LAWS                         AND OUR NEW ARTICLES AND REGULATIONS
------------------------------------                         ------------------------------------

1.     All directors serve until next annual meeting.        1.     All directors serve until next annual meeting.
2.     Number of directors is 10, but the directors have     2.     Number of directors is 10, but the directors
       authority to fix the number of directors by                  have authority to fix the number of directors by
       majority vote at 9 or 11.                                    majority vote at 9 or 11.
3.     Vacancies in Board of Directors may be filled by a    3.     Vacancies in Board of Directors may be filled by
       majority of directors then in office or by the               a majority of directors then in office or by the
       stockholders.                                                shareholders.
4.     Special meetings of stockholders may be called by     4.     Special meetings of shareholders may be called
       persons holding at least 25% of all outstanding              by persons holding at least 25% of all
       voting shares.                                               outstanding voting shares.
5.     Present By-laws may be amended by Board of            5.     Unless and until Ohio law is changed, new code
       Directors without stockholder action.                        of regulations may be amended only by
                                                                    shareholders.
6.     Action may be taken by stockholders without a         6.     Action may be taken by shareholders without a meeting
       meeting.                                                     only by unanimous written consent (except in the case
                                                                    of an amendment to the code of regulations which
                                                                    requires the consent of two-thirds of the outstanding
                                                                    voting shares).
7.     Stockholders have no right of cumulative voting in    7.     Shareholders  have no right of cumulative  voting
       the election of directors.                                   in the election of directors.
8.     A majority of all outstanding voting shares           8.     A majority of all outstanding voting shares
       constitutes a quorum for stockholder meetings.               constitutes a quorum for shareholder meetings.
9.     Directors may be removed by stockholders, with or     9.     Directors may be removed by shareholders, with
       without cause, by vote of holders of a majority of           or without cause, by vote of holders of a
       the outstanding voting shares.                               majority of the outstanding voting shares.

PROVISIONS APPLICABLE TO CONSOLIDATED (DELAWARE)             PROVISIONS APPLICABLE TO BIG LOTS (OHIO)
BEFORE THE REINCORPORATION UNDER                             AFTER THE REINCORPORATION UNDER
THE DELAWARE GENERAL CORPORATION LAW                         THE OHIO GENERAL CORPORATION LAW
AND OUR EXISTING CHARTER AND BY-LAWS                         AND OUR NEW ARTICLES AND REGULATIONS
------------------------------------                         ------------------------------------

10.    Section 203 of the Delaware General  Corporation Law  10.    Chapter 1704 of the Ohio General Corporation
       prohibits business combinations between                      Law, known as the Merger Moratorium Statute,
       Consolidated (Delaware) and a 15% stockholder for a          prohibits business combinations and certain
       period of three years after the stockholder becomes          other business transactions between Big Lots
       such, unless certain conditions are satisfied.               (Ohio) and a 10% shareholder for a period of
                                                                    three years after the shareholder becomes such,
                                                                    unless certain conditions are satisfied. After the
                                                                    three year period, the transaction must be approved
                                                                    by two-thirds of the outstanding voting shares and by
                                                                    a majority of the disinterested shares or must
                                                                    satisfy certain other conditions.

                                                                    Section 1701.831 of the Ohio General Corporation Law,
                                                                    known as the Control Share Acquisition Statute,
                                                                    requires shareholder approval of any acquisition of
                                                                    voting shares in excess of 20%, 33-1/3% or 50% of the
                                                                    outstanding voting shares of Big Lots (Ohio). The
                                                                    required shareholder approval is a majority of the
                                                                    outstanding voting shares and a majority of the
                                                                    disinterested shares.



11.    Affirmative vote of not less than a majority of the   11.    Affirmative vote of not less than a majority  of
       outstanding voting shares required to approve                the outstanding voting shares required to
       mergers and consolidations, the dissolution of               approve mergers and consolidations, the
       Consolidated (Delaware), or the sale, lease or               dissolution of Big Lots (Ohio), or the sale,
       exchange of all or substantially all of the assets           lease, exchange, transfer or other disposition
       of Consolidated (Delaware); however, if a 15%                of all or substantially  all of the assets of Big
       stockholder is involved, Section 203 of the                  Lots (Ohio); however, if a 10% shareholder is
       Delaware General Corporation Law may apply.                  involved, the Merger Moratorium Statute may
                                                                    apply.


PROVISIONS APPLICABLE TO CONSOLIDATED (DELAWARE)             PROVISIONS APPLICABLE TO BIG LOTS (OHIO)
BEFORE THE REINCORPORATION UNDER                              AFTER THE REINCORPORATION UNDER
 THE DELAWARE GENERAL CORPORATION LAW                         THE OHIO GENERAL CORPORATION LAW
AND OUR EXISTING CHARTER AND BY-LAWS                         AND OUR NEW ARTICLES AND REGULATIONS
------------------------------------                         ------------------------------------
12.    Personal liability of directors for monetary 12.             Director not liable for monetary damages except
       damages for breach of fiduciary duty eliminated              in the instance of
       except in the instance of
                                                                    -  proof by clear and convincing evidence that
                                                                       action or failure to act was undertaken with
                                                                       deliberate intent to cause injury to, or with
                                                                       reckless disregard for the best interests of,
       -   acts or omissions not in good faith or                      Big Lots (Ohio);
           involving intentional misconduct or a knowing
           violation of law;                                        -  the approval of the paying of a dividend or
                                                                       the approval of a share repurchase illegal
       -   the paying of a dividend or the approval of a               under the Ohio General Corporation Law;
           stock repurchase illegal under the Delaware
           General Corporation Law; or                              -  the approval of a distribution to
                                                                       shareholders during the winding up of affairs
       -   any transaction from which director derived                 without paying or making provision for the
           improper personal benefit.                                  payment to creditors; or

                                                                    -  the approval of making a loan outside the
                                                                       ordinary course of business to certain
                                                                       insiders.

13.    Broad mandatory indemnification of directors and             13.    Broad mandatory indemnification of directors and
       officers consistent with the Delaware General                officers consistent with the Ohio General
       Corporation Law is provided.                                 Corporation Law is provided.

14.    Existing Restated Certificate of Incorporation               14.    New Amended Articles of Incorporation authorize
       authorizes 290,000,000 shares of voting common               298,000,000 voting common shares, $.01 par
       stock, $.01 par value, 8,000,000 shares of                   value, and 2,000,000 preferred shares, $.01 par
       non-voting common stock, $.01 par value, and                 value.
       2,000,000 shares of preferred stock, $.01 par value.

SIGNIFICANT CARRYOVER PROVISIONS

     Authorized Shares

         In Delaware, capital stock of a corporation is typically referred to as common stock or preferred stock. In Ohio, the equivalent capital stock is typically referred to as common shares or preferred shares. Similarly, Delaware law commonly refers to "stockholders" while Ohio law commonly refers to "shareholders." These distinctions do not have any substantive significance.

         Under its existing Restated Certificate of Incorporation, Consolidated (Delaware) is authorized to issue 290,000,000 shares of voting common stock; 8,000,000 shares of non-voting common stock and 2,000,000 shares of preferred stock. Under the new articles of incorporation, Big Lots (Ohio) will be authorized to issue 298,000,000 common shares, all of which will have voting rights, and 2,000,000 preferred shares. Because no shares of non-voting common stock are outstanding and because we do not believe that having non-voting common stock serves any significant purpose, the new articles of incorporation of Big Lots (Ohio) combines the 290,000,000 shares of voting common stock and the 8,000,000 shares of non-voting common stock of Consolidated (Delaware) into 298,000 voting common shares.

         Under both the existing Restated Certificate of Incorporation of Consolidated (Delaware) and the new articles of incorporation of Big Lots
(Ohio), our Board of Directors has the authority to issue the preferred stock - for Consolidated (Delaware) - or preferred shares - for Big Lots (Ohio) - in one or more series and to establish the designations, preferences and rights, including voting rights, of each series. This authority to issue preferred stock without a subsequent shareholder vote could have a possible anti-takeover effect, which we describe more fully under the section entitled "Possible Anti-Takeover Effect of Provisions - Authorized Preferred Shares" on page __.

     Board of Directors

         Both the existing By-laws of Consolidated (Delaware) and the new code of regulations of Big Lots (Ohio) provide that the Board of Directors shall consist of 10 directors unless the Board reduces the number to nine or increases the number to 11. All directors serve for a term ending on the next annual meeting and until their successor is duly elected and qualified or until their earlier removal, retirement or death. Neither the existing By-laws nor the new code of regulations prescribes a method for the nomination of directors. Therefore, advance notice of shareholder nominations for election to the Board of Directors is not required.

     Removal of Directors and Filling of Vacancies

         Both the existing By-laws of Consolidated (Delaware) and the new code of regulations of Big Lots (Ohio) provide that the holders of a majority of the outstanding shares of voting stock may remove one or all of the directors, with or without cause. Any vacancy in the Board of Directors may be filled by a majority of the remaining directors or by the shareholders.

     Special Meetings of Shareholders; Quorum

         Both the existing By-laws of Consolidated (Delaware) and the new code of regulations of Big Lots (Ohio) provide that the holders of 25% of all outstanding shares of voting stock may require us to have a special meeting of shareholders. At any meeting of shareholders, a majority of all outstanding shares entitled to vote at the meeting constitutes a quorum for both Consolidated (Delaware) and Big Lots (Ohio).

     Cumulative Voting

         The stockholders of Consolidated (Delaware) do not have, and the shareholders of Big Lots (Ohio) will not have, the right of cumulative voting in the election of directors.

     Pre-emptive Rights

         The stockholders of Consolidated (Delaware) do not have, and the shareholders of Big Lots (Ohio) will not have, statutory pre-emptive rights to acquire newly issued capital stock.

SIGNIFICANT CHANGES RESULTING FROM THE REINCORPORATION INTO OHIO

         The significant changes which would result from the reincorporation of Consolidated (Delaware) as an Ohio corporation are discussed in the paragraphs that follow. These changes result from differences between the Delaware General Corporation Law and Ohio law. Nevertheless, some of the resulting changes may have an anti-takeover impact and may make tender offers, proxy contests and some mergers more difficult. However, the intent of these changes is not to prevent offers to acquire Big Lots (Ohio) from being made but rather to encourage potential acquirers to make financially attractive, non-coercive offers and to negotiate directly with our Board of Directors. Additionally, if the reincorporation proposal is approved, the Board has directed that the preferred stock rights issued under our poison pill be redeemed.

     Director Liability and Indemnification

         The existing Restated Certificate of Incorporation and By-laws of Consolidated (Delaware) indemnify the directors and officers of Consolidated (Delaware) to the greatest extent permissible under Delaware law. The new articles of incorporation and code of regulations of Big Lots (Ohio) would also indemnify the directors and officers of Big Lots (Ohio) to the greatest extent permissible under Ohio law. The Ohio General Corporation Law would provide the directors of Big Lots (Ohio) with specific direction to guide them in making decisions relating to matters affecting the interests of the corporation, including takeover proposals. Through its General Corporation Law, Ohio has codified the directors' common law duty of care and, in part, their common law duty of loyalty. Because of this codification, Ohio law is generally more protective of directors and officers than Delaware.

         Under Section 1701.59 of the Ohio General Corporation Law, a director of an Ohio corporation would be liable for damages for actions taken or not taken as a director only if the plaintiff proved by clear and convincing evidence that the director's action or failure to act was done with deliberate intent to cause injury to, or with reckless disregard for the best interests of, the company. Each officer and director of Big Lots (Ohio) would be entitled to advancement of litigation and similar expenses related to lawsuits or claims arising out of his or her service. The officers and directors of Big Lots (Ohio) would also be entitled to a broad amount of indemnification against not only expenses but also judgments, fines and amounts paid in settlement as long as their action or failure to act was not done with deliberate intent to cause injury to, or with reckless disregard for the best interests of, Big Lots
(Ohio).

         The Company's Board of Directors may be deemed to have a conflict of interest in recommending the approval and adoption of this reincorporation proposal by the Company's stockholders because if the members of the Board of Directors of Big Lots (Ohio) are sued in their capacity as Board members, they may be able to take advantage of the broad indemnification provisions of the new code of regulations and the provisions of the Ohio General Corporation Law limiting their liability for monetary damages. The Company's Board of Directors believes that a broad right of indemnification is necessary to encourage and retain capable persons to serve as corporate directors. We believe that the quality of a corporation's board of directors is a major factor in its long-term success and any steps which improve the capacity of a corporation to attract and retain the best possible directors is of considerable value to the stockholders. The Company's Board of Directors also believes that a broad right of indemnification and limitations upon directors' liability for monetary damages are necessary to promote the desirable end that directors will vigorously resist what they consider to be unjustified suits and claims brought against them in their corporate capacities. At the same time, the Board of Directors believes that directors should not be completely immunized from personal liability resulting from egregious breaches of their duties by means of overly board indemnification and limitation of liability provisions. We believe that the indemnification provisions in the new code of regulations of Big Lots (Ohio) attempt to balance these competing concerns.

         We believe that the indemnification provisions of the new code of regulations are largely confirmatory of Ohio law. The Company's Board recognizes that, notwithstanding any provision in the new code of regulations to the contrary, the ability of Big Lots (Ohio) to indemnify pursuant to the provisions of the new code of regulations or pursuant to any indemnification agreement at all times would be subject to federal and state public policy limitations that may prevent indemnification. The Board believes that public policy would prevent indemnification for egregious, intentional wrongdoing, such as self-dealing or willful fraud. In addition, while indemnification for liabilities under the Securities Act of 1933 may be permitted under the indemnification provisions of both the existing Restated Certificate of Incorporation and By-laws of Consolidated (Delaware) and the new articles and code of regulations of Big Lots
(Ohio), we understand that it is the position of the U.S. Securities and Exchange Commission that such indemnification is against public policy and, therefore, unenforceable.

         We are not aware of any current or past indemnification or liability issues that will or could be presented to Big Lots (Ohio) in the event that the reincorporation proposal is approved and completed.

     Ohio's Merger Moratorium Statute

         Section 203 of the Delaware General Corporation Law limits a broad range of business combinations between a Delaware corporation, such as Consolidated (Delaware), and an "interested stockholder." Under Section 203, an "interested stockholder" is defined as any person (other than the corporation or any of its majority-owned subsidiaries) who beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation. Delaware law prohibits a corporation from engaging in a business combination with an interested stockholder for a period of three years following the time that the stockholder became an interested stockholder, unless

         - the board of directors approved either the business combination or the transaction which resulted in the stockholder crossing the 15% threshold;

         - at the time the stockholder crossed the 15% threshold, the stockholder acquired at least 85% of the outstanding voting stock, excluding any outstanding shares owned by persons who are both directors and officers and by non-discretionary employee stock plans; or

         - the board of directors approved the business combination at or after the time the stockholder crossed the 15% threshold and the business combination was approved by at least 66-2/3% of the outstanding voting stock not owned by the interested stockholder.

Consolidated (Delaware) has not opted out of Section 203 of the Delaware General Corporation Law.

         Ohio has a statute similar to Section 203 of the Delaware General Corporation Law. Known as the Merger Moratorium Statute, Chapter 1704 of the Ohio General Corporation Law is somewhat more protective than Section 203. The key differences between the two statutes are:

         - the list of applicable business combinations and other transactions subject to moratorium under Ohio's Merger Moratorium Statute is longer than the corresponding list under
                  Section 203 and includes loans and disproportionate distributions of property;

         - the applicable threshold for an interested shareholder under Ohio's Merger Moratorium Statute is 10% rather than 15%;

         - there is no carve-out in the Merger Moratorium Statute for the acquisition of 85% of the outstanding voting shares of the company;

         - if the business combination or the transaction which resulted in the shareholder crossing the 10% threshold was not approved by the board of directors specifically for purposes of Chapter 1704 prior to the shareholder becoming an interested shareholder, then no business combination or other prohibited transaction may occur during the three year moratorium period regardless of whether the shareholders approve the business combination or other prohibited transaction or not; and

         - under the Merger Moratorium Statute, after the three-year moratorium period, the business combination or other prohibited transaction must

         - be approved by the holders of 66-2/3% of all outstanding voting shares AND by a majority of the voting shares held by persons other than the interested shareholder; or

         - the remaining shareholders must receive an amount for their shares equal to the highest amount paid by the interested shareholder for its shares or the amount that would be due the shareholders if the corporation were to dissolve.

Big Lots (Ohio) is not opting out of the Merger Moratorium Statute in its new articles of incorporation.

     Ohio's Control Share Acquisition Statute

         In addition to the Merger Moratorium Statute, Ohio has an additional anti-takeover statute that is similar to those of several states, including [Pennsylvania, Indiana, Illinois, Virginia and Wisconsin] but unlike Delaware.
Section 1701.831 of the Ohio General Corporation Law, known as the Control Share Acquisition Statute, requires shareholder approval of any acquisition, directly or indirectly, by any person of shares that, together with shares already owned, would entitle the person to exercise more than:

         -        20%;

         -        33-1/3%; or

         -        50%

of the total voting power of the corporation. The control share acquisition must be approved in advance by the holders of:

         - at least a majority of the outstanding voting shares represented at a meeting at which a quorum is present; and

         - the holders of a majority of the portion of the outstanding shares represented at the meeting excluding voting shares owned by the acquiring shareholder as well as shares owned by the officers of the corporation and by any employee director and excluding some shares that are acquired between the date of the first public disclosure of the proposed control share acquisition and the record date of the meeting to approve the proposed control share acquisition.

         The stated purpose of Ohio's Control Share Acquisition Statute is to give shareholders of an Ohio public corporation a reasonable opportunity to express their views on a proposed shift in control and in that way to reduce the coercion inherent in an unfriendly takeover. However, the Control Share Acquisition Statute is neutral in approach and would apply not only to traditional tender offers but also to open market purchases, privately-negotiated transactions and original issuances by an Ohio corporation, whether friendly or unfriendly.

         Big Lots (Ohio) is not opting out of Ohio's Control Share Acquisition Statute in its new articles of incorporation.

     No Amendment of New Regulations by Directors

         The existing By-laws of Consolidated (Delaware) may be amended by the Board of Directors without stockholder action or by the stockholders. Unless the Ohio General Corporation Law is amended, the new code of regulations of Big Lots
(Ohio) may be amended only by the shareholders not by the directors.

MANNER OF EFFECTING THE REINCORPORATION

         The proposed reincorporation will be effected by merging Consolidated (Delaware) with and into Big Lots (Ohio) in accordance with the terms of the merger agreement that is attached to this proxy statement as Appendix VI. At the effective time of the merger, the separate corporate existence of Consolidated (Delaware) will cease, and Big Lots (Ohio) will succeed to all the business, properties, assets and liabilities of Consolidated (Delaware). The directors, officers and employees of

Consolidated (Delaware) will become directors, officers and employees of Big Lots (Ohio). The shares of common stock of Consolidated (Delaware) issued and outstanding immediately prior to the effective time of the merger will, by virtue of the merger, be converted into an equal number of fully paid and non-assessable common shares of Big Lots (Ohio). Each of the common shares of Big Lots (Ohio) will have the same terms as the shares of voting common stock of Consolidated (Delaware), subject to the differences arising by virtue of the differences between Delaware and Ohio law and between the provisions of the existing Restated Certificate of Incorporation and By-laws of Consolidated (Delaware) and the new articles of incorporation and code of regulations of Big Lots (Ohio).

         After the merger, each holder of a certificate representing shares of common stock of Consolidated (Delaware) will be deemed for all purposes to be the holder of the same number of common shares of Big Lots (Ohio). The certificates representing shares of common stock of Consolidated (Delaware) will continue to represent the common shares of Big Lots (Ohio). Shareholders do not need to surrender their certificates representing shares of common stock of Consolidated (Delaware) for certificates representing the common shares of Big Lots (Ohio). A shareholder may surrender his or her certificate representing shares of common stock of Consolidated (Delaware) for cancellation if the shareholder so wishes in order to receive a new certificate representing the same number of common shares of Big Lots (Ohio).

         Approval of the reincorporation proposal will not result in any change in the business, management, location of the principal executive offices or other facilities of Consolidated (Delaware), nor will it result in a change in our capitalization, assets or liabilities. The common shares of Big Lots (Ohio) will continue to be traded on the New York Stock Exchange without interruption. Our 1996 Performance Incentive Plan will be continued by Big Lots (Ohio) and each outstanding option issued pursuant to those plans will automatically be converted into an option to purchase the same number of common share of Big Lots
(Ohio) at the same option price per share and upon the same terms and subject to the same conditions as set forth in the plans. Our other employee benefit plans and arrangements will also be continued by Big Lots (Ohio) upon the same terms and subject to the same conditions. Big Lots (Ohio) will also assume all of the obligations of Consolidated (Delaware) under the Company's Amended and Restated Credit Facility Agreement.

         We anticipate that the merger will become effective shortly after stockholder approval at the Annual Meeting. However, the merger agreement provides that the merger may be abandoned by our Board of Directors prior to the effective time of the merger, either before or after stockholder approval, if the Board determines that abandonment is in the best interests of Consolidated (Delaware). The Board of Directors has made no determination as to any circumstances which may prompt a decision to abandon the proposed reincorporation. We may also amend the merger agreement in non-substantive ways that would not adversely affect our stockholders.

         Because our common stock is listed on the New York Stock Exchange, under the Delaware General Corporation Law, stockholders of Consolidated (Delaware) who do not vote in favor of the reincorporation proposal will not be entitled to appraisal rights in connection with the reincorporation proposal whether or not the merger is completed.

OUR REASONS FOR SEEKING THE PROPOSED REINCORPORATION

         The major reason we are seeking to reincorporate under Ohio law is that our overall state tax liability should decrease as a result. Because Consolidated (Delaware) is incorporated in Delaware, it is exposed to taxation not only in Ohio but also in Delaware, where we conduct little business. Following payment of a one-time Ohio fee of $100,000, paid to the Ohio Secretary of State at the time of filing of the new articles of incorporation, our overall state tax liability, based on present rates, will be approximately $150,000 per year less than what we currently pay.

         Another important reason we are seeking to reincorporate under Ohio law is that we believe that, by expressly broadening the scope of judgment and discretion which may be exercised by the directors of any Ohio corporation, Ohio law affords directors of Ohio corporations a better environment than does Delaware in which to perform their duties. Both Ohio and Delaware law require directors to be careful and disinterested in the performance of their duties and to act in good faith, following appropriate consideration, in the best interests of the corporation and its shareholders. Ohio law, however, addresses the specifics of the obligations of directors more clearly than does Delaware in several important areas. For



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

example, Ohio law provides explicit guidelines regarding the types of considerations that are appropriate in corporate governance generally and, in particular, in the evaluation of efforts to take over control. Ohio law also provides that a person challenging the actions of directors, including actions involving a change in control, has the burden of proving by clear and convincing evidence that the directors have acted with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. Ohio's statutes also provide that in most cases directors may be assured of the advancement of funds to them by their corporation in connection with their defense of litigation in which they are involved by reason of the performance of their duties as directors. The Company's Board of Directors believes that these provisions are of value to our stockholders by providing a greater degree of assurance to a director regarding the range of discretion and judgment which the director may exercise. The advantages and disadvantages of the provisions of the Ohio General Corporation Law and the new code of regulations governing indemnification and limitations upon directors' liability for monetary damages are more fully discussed above under the heading entitled "Significant Changes Resulting from the Reincorporation - Director Liability and Indemnification" on page __ and under the heading entitled "Comparison of Director and Officer Liability Under Delaware and Ohio Law" on page ___.

         Approval of this reincorporation proposal would also make available to the shareholders of Big Lots (Ohio) the substantive rights and protections provided to shareholders under the Ohio General Corporation Law. For example, under current Ohio law, only shareholders have the authority to adopt, amend or repeal the corporation's code of regulations. In addition, under the Ohio General Corporation Law, shareholders are guaranteed the right to fix the number of directors and fill vacancies in the board of directors. Under Delaware law, these rights may be taken away from the stockholders, although the By-laws of Consolidated (Delaware) do not do so.

COMPARISON OF LESS SIGNIFICANT CHANGES AFFECTING SHAREHOLDERS

         The rights of shareholders of Big Lots (Ohio) will be governed by the Ohio General Corporation Law rather than the Delaware General Corporation Law. The Ohio General Corporation Law and the Delaware General Corporation Law differ in a number of respects, and it is not practical to summarize all of the differences here. However, the following is a summary of significant differences between the provisions of these laws as they might affect the rights and interests of stockholders of Consolidated (Delaware), based on the provisions contained in the new articles of incorporation and code of regulations of Big Lots (Ohio).

     Amendment to Existing Certificate of Incorporation and New Articles

         Under the Delaware General Corporation Law, the directors of a corporation must adopt a resolution setting forth a proposed amendment to the corporation's certificate of incorporation, declaring its advisability and either calling a special meeting of the stockholders entitled to vote to consider the proposed amendment or directing that the proposed amendment be considered at the next annual meeting of stockholders. An amendment must be adopted by the affirmative vote of the holders of a majority of the outstanding voting shares, or by a greater vote as provided in the certificate of incorporation.

         Under the Ohio General Corporation Law, an amendment to the articles must be adopted by the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of the corporation on the proposal, or a different proportion but not less than a majority of the voting power, as provided in the articles. Rather than adopting Ohio's default provision of two-thirds' approval, the new articles of incorporation of Big Lots (Ohio) require the affirmative vote of a majority of the voting power of Big Lots
(Ohio) to approve any amendment.

     Mergers and Consolidations

         Under the Delaware General Corporation Law, an agreement of merger or consolidation must be approved and declared advisable by the directors of each constituent corporation and adopted by the affirmative vote of the holders of a majority of the outstanding voting power, or by a greater vote as provided in the certificate of incorporation. Under the Delaware General Corporation Law, the separate vote of any class of shares is not required. Additionally, the Delaware

General Corporation Law provides that, unless its certificate of incorporation provides otherwise, no vote of the stockholders of the surviving corporation is required to approve a merger if:

         - the agreement of merger does not amend in any respect the corporation's certificate of incorporation,

         - each share outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger, and

         - the number of shares of common stock of the surviving corporation to be issued in the merger plus the number of shares of common stock into which any other securities to be issued in the merger are initially convertible does not exceed 20% of the surviving corporation's common stock outstanding immediately prior to the effective date of the merger.

Under the Delaware General Corporation Law, the merger of a 90%-owned subsidiary into its parent corporation need only be approved by the board of directors of the parent corporation.

         Under the Ohio General Corporation Law, an agreement of merger or consolidation must be approved by the directors of each constituent corporation and adopted by the shareholders of each constituent Ohio corporation (other than the surviving corporation in the case of a merger) holding at least two-thirds of the corporation's voting power, or a different proportion, but not less than a majority of the voting power, as provided in the articles. Rather than adopting Ohio's default provision of two-thirds' approval, the new articles of incorporation of Big Lots (Ohio) require the affirmative vote of a majority of the outstanding voting power, although the approval of a merger with an interested shareholder could be subject to Ohio's Merger Moratorium Statute. In the case of a merger, the agreement must also be adopted by the shareholders of the surviving corporation by similar vote, if one or more of the following conditions exist:

         - the articles or regulations of the surviving corporation then in effect require that the agreement be adopted by the shareholders or by the holders of a particular class of shares of that corporation;

         - the agreement conflicts with the articles or regulations of the surviving corporation then in effect, or changes the articles or regulations, or authorizes any action that, if it were being made or authorized apart from the merger, would otherwise require adopting by the shareholders or by the holders of a particular class of shares of that corporation;

         - the merger involves the issuance or transfer by the surviving corporation to the shareholders of the other constituent corporation or corporations of shares of the surviving corporation that would entitle the holders of the shares immediately after the consummation of the merger to exercise one-sixth or more of the voting power of that corporation in the election of directors; or

         - the agreement or merger makes a change in the directors of the surviving corporation that would otherwise require action by the shareholders or by the holders of a particular class of shares of that corporation.

Under the Ohio General Corporation Law, the merger of a 90%-owned subsidiary into its parent corporation need only be approved by the board of directors of each constituent Ohio corporation.

     Other Corporation Transactions

         The Delaware General Corporation Law does not require stockholder approval in the case of combinations and majority share acquisitions, and provides for a majority vote on the disposition of all or substantially all of a corporation's assets and on dissolutions, unless a greater vote is provided for in the certificate of incorporation.

         Subject to minor exceptions, under the Ohio General Corporation Law, the approval of two-thirds of the voting power of the corporation, or a different proportion (not less than a majority of the corporation's voting power) as provided in the articles, is required for:

         - the consummation of combinations and majority share acquisitions involving the transfer or issuance by the acquiring corporation of shares that would entitle the holders to exercise at least one-sixth of the voting power of the corporation in election of directors immediately after the consummation of the transaction;

         - the disposition of all or substantially all of the corporation's assets other than in the regular course of business; or

         -        voluntary dissolutions.

Rather than adopting Ohio's default provision of two-thirds' approval, the new articles of incorporation of Big Lots (Ohio) require the affirmative vote of a majority of the outstanding voting power for these transactions, although the approval of a transaction with an interested shareholder could be subject to Ohio's Merger Moratorium Statute.

     Actions Without a Meeting

         Under the Delaware General Corporation Law, unless the certificate of incorporation provides otherwise, any action which may be authorized or taken at a meeting of the stockholders may be authorized or taken without a meeting and without prior notice, and without a vote, by written consent of the holders of shares of outstanding stock having the votes necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. The existing Restated Certificate of Incorporation and By-laws of Consolidated (Delaware) do not prohibit actions by written consent without a meeting.

         Under the Ohio General Corporation Law, unless the articles or regulations prohibit the authorization or taking of any action of the shareholders without a meeting, any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without such meeting by the written approval of ALL the shareholders entitled to notice of the meeting. However, in the case of an amendment to or adoption or repeal of a corporation's code of regulations, the Ohio General Corporation Law provides that the written approval of two-thirds of all outstanding shares entitled to vote is required. The new articles of incorporation and code of regulations of Big Lots (Ohio) do not prohibit actions by written consent without a meeting, but, because of the greater vote requirements, obtaining the requisite written consents is more difficult in Ohio than in Delaware.

     Class Voting

         The Delaware General Corporation Law requires voting by separate classes only with respect to amendments to the certificate of incorporation which adversely affect the holders of such classes or which increase or decrease the aggregate number of authorized shares or the par value of the shares of any such classes. Under the Ohio General Corporation Law, holders of a particular class of shares are entitled to vote as a separate class if the rights of such class are affected by mergers, consolidations or amendments to the articles.

     Appraisal Rights

         Under the Delaware General Corporation Law, appraisal rights are available only in connection with statutory mergers or consolidations. Even in those cases, unless the certificate of incorporation otherwise provides (and the existing certificate of incorporation does not so provide), the Delaware General Corporation Law does not recognize dissenters' rights for any class or series of stock which is either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders, except that appraisal rights are available for holders of stock who, by the terms of the agreement of merger or consolidation, are required to accept anything other than:

         - shares of the corporation surviving or resulting from the merger or consolidation;

         - shares of any other corporation which at the effective time of the merger or consolidation are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 shareholders;

         -        cash in lieu of fractional shares; or

         - any combination of the foregoing shares and cash in lieu of fractional shares.

         Under the Ohio General Corporation Law, dissenting shareholders are entitled to appraisal rights in connection with the lease, sale, exchange, transfer or other disposition of all or substantially all of the assets of a corporation and in connection with amendments to its articles which change the rights of shareholders in a substantially prejudicial manner. In addition, shareholders of an Ohio corporation being merged or consolidated into a new corporation are also entitled to appraisal rights. Shareholders of an acquiring corporation are entitled to appraisal rights in a merger, combination or majority share acquisition in which such shareholders are entitled to voting rights.

     Dividends

         A Delaware corporation may pay dividends out of any surplus and, if it has no surplus, out of any net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year provided that such payment will not reduce capital below the amount of capital represented by all classes of shares having a preference upon the distribution of assets.

         An Ohio corporation may pay dividends in an amount which does not exceed the combination of the surplus of the corporation and the difference between:

         - the reduction in surplus that results from the immediate recognition of the transition obligation under Statement of Financial Accounting Standards No. 106 issued by the Financial Accounting Standards Board; and

         - the aggregate amount of the transition obligation that would have been recognized as of the date of the declaration of a dividend or distribution if the corporation had elected to amortize its recognition of the transition obligation under Statement of Financial Accounting Standards No. 106.

No dividend may be paid to the holders of shares of any class in violation of the rights of the holders of shares of any other class, or when a corporation is insolvent or there is reasonable ground to believe that by such payment it would be rendered insolvent. An Ohio corporation must notify its shareholders if a dividend is paid out of capital surplus.

     Repurchases

         Under the Delaware General Corporation Law, a corporation may repurchase its common stock out of capital if no shares of preferred stock are outstanding, if the common stock will be retired upon its acquisition and if the capital of the corporation will be reduced in accordance with the applicable provisions of the Delaware General Corporation Law. Otherwise, shares of common stock may be purchased out of surplus.

         Under the Ohio General Corporation Law, a corporation may repurchase its own shares if authorized to do so by its articles or under certain additional circumstances but may not do so if immediately thereafter its assets would be less than its liabilities plus its stated capital, if any, or if the corporation is insolvent or would be rendered insolvent by such a purchase. The articles of incorporation of Big Lots (Ohio) permit the company to repurchase its shares.

     Revocability of Proxies

         Under the Delaware General Corporation Law, a duly executed proxy is irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest. Under the Ohio General Corporation Law, a duly executed proxy is revocable unless the appointment is coupled with an interest, except that proxies given in connection with the shareholder authorization of a control share acquisition are revocable at all times prior to obtaining shareholder authorization, whether or not coupled with an interest.

COMPARISON OF DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION UNDER DELAWARE AND OHIO LAW

     Delaware

         Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to limit or eliminate a director's personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except in the instance of:

         - a breach of the director's duty of loyalty to the corporation or its stockholders;

         - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         - the payment of a dividend or the approval of a stock repurchase or redemption which is illegal under the Delaware General Corporation Law; or

         - any transaction from which the director derived an improper personal benefit.

The existing Restated Certificate of Incorporation of Consolidated (Delaware) eliminates the personal liability of the directors of Consolidated (Delaware) to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law.

         Under Section 145 of the Delaware General Corporation Law, directors, officers and other employees and individuals may be indemnified against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, regarding any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. This indemnification does not apply to an action by or in the right of the corporation - a "derivative action." A similar standard is applicable in the case of derivative actions, except that indemnification only extends to attorneys' fees and other expenses incurred in connection with defense or settlement of such actions. The Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. To the extent that a present or former officer or director of the corporation is successful on the merits or otherwise in defense of any action, suit or proceeding, including derivative actions, brought against such person or in defense of any claim, issue or matter asserted in any such proceeding, indemnification for attorneys' fees and other expenses is mandated by the Delaware General Corporation Law. Advancement of expenses incurred by a director or officer is permissive only and the indemnified person must repay such expenses if it is ultimately determined that he or she is not entitled to indemnification. Section 145 of the Delaware General Corporation Law states that the indemnification provided thereby is not exclusive of any other rights to which any person seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         The existing By-laws of Consolidated (Delaware) provide for broader indemnification than specifically afforded by Section 145 of the Delaware General Corporation Law and require that any officer or director of Consolidated (Delaware) made a party to any action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of Consolidated (Delaware) or of any entity which such person served as such at the request of Consolidated (Delaware), be indemnified by Consolidated (Delaware) against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of Consolidated (Delaware), and, with respect to any criminal action or proceeding, had no reason to believe the conduct was unlawful. Court approval is required before there can be any indemnification where the person seeking indemnification has been found liable to the Company in a derivative action. The existing By-laws state that the termination of an action by judgment, order, settlement or conviction, or upon a plea of nolo contendere does not create a presumption that a director or officer failed to act in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Consolidated (Delaware) or, with respect to any criminal matter, that the officer or director had reasonable cause to believe his or her conduct was unlawful.

         Consistent with Section 145 of the Delaware General Corporation Law, to the extent that an officer or director otherwise eligible to be indemnified is successful on the merits or otherwise, indemnification for attorneys' fees and other expenses is mandated by the existing By-laws of Consolidated (Delaware). In addition, advancement of such expenses incurred by officers and directors is permitted by the existing By-laws of Consolidated (Delaware) as long as any such person agrees to repay such expenses if it is ultimately determined that such person is not entitled to indemnification.

         Section 145 of the Delaware General Corporation Law also grants express power to a Delaware corporation to purchase liability insurance for its directors, officers, employees and agents, regardless of whether any such individual is otherwise eligible for indemnification by the corporation. Similarly, the existing By-laws permit Consolidated (Delaware) to purchase liability insurance for directors, officers, employees or agents of Consolidated (Delaware).

     Ohio

         Under Section 1701.13(E) of the Ohio General Corporation Law, directors, officers, employees and agents of Ohio corporations have an absolute right to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by them to the extent they are successful in defense of any action, suit or proceeding, including derivative actions, brought against them, or in defense of any claim, issue or matter asserted in any such proceeding. A director, officer, employee or agent is entitled to such indemnification if such person's success is "on the merits or otherwise," thus mandating indemnification if the indemnitee is successful on the merits or if the indemnitee is successful, for example, in asserting a procedural defense, such as a claim that the action is barred by the applicable statute of limitations or if the indemnitee is released pursuant to a negotiated settlement without making payment or providing other consideration.

         Directors (but not officers, employees or agents) are entitled to mandatory payment of expenses by the corporation as they are incurred, in advance of the final disposition of the action, suit or proceeding, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that the director's act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests.

         The Ohio General Corporation Law, like the Delaware General Corporation Law, permits a corporation to indemnify directors, officers, employees or agents of the corporation in circumstances where indemnification is not mandated by the statute if certain statutory standards are satisfied. A corporation may grant indemnification in actions other than derivative actions if the indemnitee has acted in good faith and in a manner the indemnitee reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee's conduct was unlawful. Such indemnification is permitted against expenses (including attorneys' fees) as well as judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee.

         An Ohio corporation may also provide indemnification in derivative actions for attorneys' fees and expenses actually and reasonably incurred in connection with the defense or settlement of an action if the officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation. Ohio law does not expressly authorize indemnification against judgments, fines and amounts paid in settlement in such actions. The corporation may not indemnify a director, officer, employee or agent in such actions for attorneys' fees and expenses if such person is adjudged to be liable to the corporation for negligence or misconduct in the performance of such person's duties to the corporation, unless and only to the extent that a court determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity.

         Section 1701.13(E) of the Ohio General Corporation Law, like Section 145 of the Delaware General Corporation Law, states that the indemnification provided thereby is not exclusive of any other rights granted to those persons seeking indemnification under the articles, the regulations, any agreement, a vote of the shareholders or disinterested directors, or otherwise.

         The Ohio General Corporation Law grants express power to an Ohio corporation to purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit and self-insurance, for director, officer, employee or agent liability, regardless of whether that individual is otherwise eligible for indemnification by the corporation.

         The new code of regulations provides for the broadest indemnification permitted under Section 1701.13(E) of the Ohio Revised Code. The new code of regulations provides that Big Lots (Ohio) must indemnify officers and directors against expenses (including attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any pending, threatened or completed action (whether criminal, civil, administrative or investigative) by reason of the fact that any such individual is or was a director, officer, employee, agent or volunteer of Big Lots (Ohio) or is or was serving at the request of Big Lots
(Ohio) as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation or other entity so long as such individual's act or omission was not occasioned by such individual's intent to cause injury to, or by such individual's reckless disregard for the best interests of, Big Lots (Ohio) and, with respect to any criminal matter, such individual had no reasonable cause to believe such individual's conduct was unlawful.

         The new code of regulations forbids Big Lots (Ohio) from indemnifying an officer or director if he or she is adjudged to be liable for an act or omission occasioned by such person's deliberate intent to cause injury to, or by such person's reckless disregard for the best interests of, Big Lots (Ohio), unless and only to the extent a court, in view of all the circumstances, concludes that such person is fairly and reasonably entitled to such indemnity as the court deems proper. The new code of regulations recites a presumption (which may only be rebutted by clear and convincing evidence) that no act or omission by a director or officer was occasioned by an intent to cause injury to, or by a reckless disregard for the best interests of, Big Lots (Ohio), and with respect to any criminal matter, that no director or officer had reasonable cause to believe his or her conduct was unlawful.

         Because of these presumptions, Big Lots (Ohio) believes that a director or officer will not have the initial burden of showing that he or she did not intend to cause injury to Big Lots (Ohio). In addition, the new code of regulations require Big Lots (Ohio) to advance expenses on behalf of officers and directors if they agree in writing to repay such amounts if they are not successful on the merits or otherwise and it is proved by clear and convincing evidence that the relevant action or failure to act was occasioned by the deliberate intent to cause injury to, or with reckless disregard for the best interests of, Big Lots (Ohio).

         The new code of regulations of Big Lots (Ohio) states that the indemnification provided thereby is not exclusive of any other rights to which any person seeking indemnification may be entitled. Additionally, the new code of regulations provides that Big Lots (Ohio) may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, agent or volunteer of Big Lots (Ohio), or who is or was serving another entity at the request of Big Lots (Ohio), against any liability asserted against such person and incurred by such person in such capacity, or arising out of such person's status as such, whether or not Big Lots (Ohio) would have the obligation or power to indemnify such person under the code of regulations. The new code of regulations also authorizes Big Lots (Ohio) to purchase and maintain trust funds, letters of credit or self-insurance on behalf of any person who is or was a director, officer, employee, agent or volunteer of Big Lots (Ohio) or who is or has served another entity at the request of Big Lots (Ohio).

         Ohio has codified the directors' common law duty of care and, in part, their common law duty of loyalty. Section 1701.59(B) of the Ohio General Corporation Law provides in pertinent part:

         A director shall perform his duties as a director, including his duties as a member of any committee of the directors upon which he may serve, in good faith, in a manner he reasonably believes to be in or not opposed to the best interests of the corporation, and with the care that an ordinarily prudent person in a like position would use under similar circumstances.

         Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that such director's action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. This higher standard of proof must be met in any action brought against a director for breach of such director's duties, including any action involving or affecting (i) a change or potential change in control of the corporation, (ii) a termination or potential termination of a director's service to the corporation as a director, or (iii) a director's service in any other position or relationship with the corporation. The higher standard of proof, however, does not affect the liability of directors for unlawful loans, dividends or distributions under Section 1701.95 of the Ohio General Corporation Law. There is no comparable provision limiting the liability of officers, employees or agents of Ohio corporations.

         Consolidated (Delaware) is not aware of any current or past indemnification or liability issues that will or could be presented to Big Lots
(Ohio) in the event this reincorporation proposal is consummated.

         Ohio law provides specific statutory authority for directors, in determining what they reasonably believe to be in the best interests of the corporation, to consider, in addition to the interests of the corporation's shareholders, other factors such as:

         - the interests of the corporation's employees, suppliers, creditors and customers;

         -        the economy of the state and nation;

         -        community and societal considerations; and

         - the long-term and the short-term interests of the corporation and its shareholders and the possibility that these interests may be best served by the continued independence of the corporation.

Delaware law contains no similar specific statutory authority.

POSSIBLE ANTI-TAKEOVER EFFECT OF PROVISIONS

         Both Consolidated (Delaware)'s existing Restated Certificate of Incorporation and By-laws, as well as Delaware law, and Big Lots (Ohio)'s new articles of incorporation and code of regulations, as well as Ohio law, contain some provisions that may be viewed as having a possible anti-takeover effect.

     Authorized Preferred Shares

         Under both Consolidated (Delaware)'s existing Restated Certificate of Incorporation and Big Lots (Ohio)'s new articles of incorporation, we are authorized to issue 2,000,000 preferred shares. In each case, the Board of Directors may issue these preferred shares in one or more series and may establish the designations, preferences and rights, including voting rights, of each series. These shares of preferred stock of Consolidated (Delaware) are, and the preferred shares of Big Lots

(Ohio) will be, available for issuance from time to time to any person for such consideration as the Board of Directors may determine without the requirement of further action by our shareholders, except as required under Section 1701.831 of the Ohio General Corporation Law (the Control Share Acquisition Statute) or as required by the New York Stock Exchange or other exchange on which our shares are listed. These preferred shares may be issued for any proper corporate purpose. Some potential corporate purposes include the issuance in a public or private sale for cash as a means of obtaining additional capital for use in our business and operations, issuance as part or all of the consideration required to be paid for acquisitions of other business properties and issuance as a share dividend to equity holders. The Board of Directors does not intend to issue any preferred shares except on terms that the Board deems to be in the best interests of Big Lots (Ohio) and its shareholders. Depending on its terms, the issuance of preferred shares may or may not have a dilutive effect on the equity interest or voting power of the then-existing shareholders of Big Lots (Ohio).

         Although our Board of Directors has no present intention to do so, authorized but unissued preferred shares may also be issued as a defense to an attempted takeover. For example, the Board of Directors could sell a block of preferred shares to a "white knight" or to persons who are loyal to current management, thereby diluting the share ownership of persons seeking to obtain control. The Control Share Acquisition Statute would be applicable to any issuance of this sort and could require a shareholder vote. Additionally, the Board could utilize the authorized but unissued preferred shares (or authorized but unissued common shares) to fund a new preferred stock rights plan or "poison pill."

     Merger Moratorium Statute

         Similar to Section 203 of the Delaware General Corporation Law, which is presently applicable to Consolidated (Delaware), Chapter 1704 of the Ohio General Corporation Law, known as the Merger Moratorium Statute, generally prohibits a wide range of business combinations and other transactions between an Ohio public corporation and any person that owns shares representing at least 10% of the voting power of the corporation for three years after the person crosses the 10% threshold, unless prior to crossing the threshold:

         - the board approved for purposes of Chapter 1704 the acquisition that resulted in the interested shareholder crossing the 10% threshold; or

         - the board approved the business combination or other affected transaction.

         The Merger Moratorium Statute was designed to prevent many of the self-dealing activities that often accompany highly leveraged acquisitions by preventing an interested shareholder from using the Ohio corporation or its assets or shares for its special benefit without prior board approval. In adopting this statute, Ohio intended to encourage potential tender offerors to negotiate with the board of directors of any Ohio corporation to ensure that the shareholders receive fair and equitable consideration for their shares.

         However, because of the draconian effect of the three year moratorium and the requirement for the approval of the business combination or other affected transaction even after the moratorium period and because (unlike
Section 203 of the Delaware General Corporation Law) the moratorium may not be lifted regardless of the amount of voting stock acquired and regardless of whether a significant percentage of the shareholders approve of the business combination or other transaction, the Merger Moratorium Statute could deter a potential acquirer from making a takeover offer, particularly a hostile offer.

         Consolidated (Delaware) has not opted out of and is subject to Section 203 of the Delaware General Corporation Law. Big Lots (Ohio) has not opted out of, and will be subject to, the Merger Moratorium Statute.

     Control Share Acquisition Statute

         In addition to the Merger Moratorium Statute, Ohio has an additional anti-takeover statute, Section 1701.831 of the Ohio General Corporation Law, known as the Control Share Acquisition Statute. The Control Share Acquisition Statute requires shareholder approval of any acquisition, directly or indirectly, by any person, of shares that, together with shares already owned, would entitle the person to exercise more than:

         -        20%;

         -        33-1/3%; or

         -        50%

of the total voting power of the corporation. The control share acquisition must be approved in advance by the holders of:

         - at least a majority of the outstanding voting shares represented at a meeting at which a quorum is present; and

         - the holders of a majority of the portion of the outstanding shares represented at the meeting excluding voting shares owned by the acquiring shareholder as well as shares owned by the officers of the corporation and by any employee director and excluding some shares that are acquired between the date of the first public disclosure of the proposed control share acquisition and the record date of the meeting to approve the proposed control share acquisition.

         The stated purpose of Ohio's Control Share Acquisition Statute is to give shareholders of an Ohio public corporation a reasonable opportunity to express their views on a proposed shift in control and in that way to reduce the coercion inherent in an unfriendly takeover. However, because of the shareholder vote requirement and the potential difficulties in obtaining the required vote, the Control Share Acquisition Statute could deter a potential acquirer from making a takeover offer.

     Ohio Securities Laws - Section 1707.041

         Section 1707.041 of the Ohio Revised Code is a state securities law that provides that no offeror may make a control bid pursuant to a tender offer or a request or invitation for tenders unless, before the offeror commences a control bid, it files with the Ohio Division of Securities and the target company:

         -        information regarding the offeror;

         - information regarding the offeror's ownership of shares of the target company;

         - the source and amount of funds used or to be used in acquiring shares of the target company; and

         - the offeror's plans for the target company, including any plans to terminate employee benefit plans, close any plant or facility or reduce the work force.

         If the Ohio Division of Securities determines that the offeror's disclosures are inadequate, it must act within five calendar days from the date of the offeror's filing to issue a suspension order. If a bid is suspended, a hearing must be held within ten calendar days from the date of the Ohio Division of Securities' suspension order. The hearing procedure must be completed no later than fourteen calendar days after the date on which the suspension was imposed. A control bid is the purchase of or offer to purchase any equity security of an Ohio corporation from a resident of Ohio if:

         - after the purchase of such security, the offeror would directly or indirectly be the beneficial owner of more than 10% of any class of the issued and outstanding equity securities of the target company; or

         - while there is a pending control bid by a person other than the target company, the target company makes a self tender that would result in the number of the issued and outstanding shares of the target company being reduced by more than 10%.

Section 1707.041 does not apply when the offeror or the target company is a public utility, a public utility holding company, a bank, a bank holding company or a savings and loan holding company and the control bid is subject to approval by the appropriate federal regulatory agency or when the offer is made to not more than 50 persons.

     Ohio's Profit Recovery Act

         Unless the corporation's articles or regulations otherwise provide,
Section 1707.043 of the Ohio Revised Code, known as the Profit Recovery Statute, is intended to deter greenmail. The statute permits an Ohio corporation to recover any profit realized from the disposition of equity securities of the corporation by a person or group who made a proposal to acquire control of the corporation within 18 months before the disposition of the equity securities. Some profits are not recoverable under the Profit Recovery Statute, including profits that do not exceed $250,000 in the aggregate, profits on securities that were acquired prior to April 11, 1990 or more than 18 months prior to the date on which the acquisition proposal was made, and profits realized by a person or group that establishes in court that its motives were not manipulative. Big Lots
(Ohio) has not opted out of the Profit Recovery Statute.

         The Board has no present knowledge of any present or past efforts to gain control of the company and has not received any indication from any party that the party is interested in acquiring us. If this reincorporation proposal is approved by the Company's stockholders, the Company's Board of Directors has directed that the Preferred Stock Rights issued under our existing Preferred Stock Rights Plan, or "poison pill," be redeemed. The Board has no present intention of re-instituting a poison pill if the reincorporation proposal is approved and the existing poison pill is redeemed.

FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION PROPOSAL

         We have been advised by [DELOITTE & TOUCHE LLP, THE INDEPENDENT AUDITORS AND TAX ADVISORS FOR CONSOLIDATED (DELAWARE),] [VORYS, SATER, SEYMOUR AND PEASE LLP, OUTSIDE COUNSEL AND TAX ADVISORS FOR CONSOLIDATED (DELAWARE),] that for federal income tax purposes the reincorporation from Delaware to Ohio will constitute a reorganization under Section 368 of the Internal Revenue Code of 1986 and that the holders of common stock of Consolidated (Delaware) will not recognize any gain or loss as a result of the merger into Big Lots (Ohio). For federal income tax purposes, each stockholder of Consolidated (Delaware) will retain the same tax basis in his or her common shares of Big Lots (Ohio) as he or she had in the corresponding common stock of Consolidated (Delaware) held by the stockholder immediately prior to the effective time of the merger, and the holding period for the common shares of Big Lots (Ohio) will include the period during which the stockholder held the corresponding common stock of Consolidated (Delaware).

         Although we do not anticipate that state or local tax consequences will vary from the federal income tax consequences described above, stockholders should consult their own tax advisors as to the effect of the reorganization under state, local or foreign income tax laws.

         We have further been advised by [DELOITTE & TOUCHE LLP] [VORYS, SATER, SEYMOUR AND PEASE LLP] that Big Lots (Ohio) will not recognize any gain, loss or income for federal income tax purposes as a result of the reincorporation and merger and that Big Lots (Ohio) will succeed, without adjustment, to the tax attributes of Consolidated (Delaware)

         The tax advice of [DELOITTE & TOUCHE LLP] [VORYS, SATER, SEYMOUR AND PEASE LLP] addresses only the issues specifically identified in the first and third paragraphs above and is based upon representations of management that have not been independently verified. [DELOITTE & TOUCHE LLP] [VORYS, SATER, SEYMOUR AND PEASE LLP] has assumed no responsibility to update its advice as a result of any changes in applicable laws or rulings of the Internal Revenue Service.

         The affirmative vote of a majority of shares outstanding and entitled to vote is necessary to approve and adopt Proposal Five. Under Delaware law and the Company's By-laws, broker non-votes will be treated as votes not cast, and will not have any effect. Abstentions will be treated as votes cast against the proposal, and, if no instructions are given, the persons named as Proxies in the accompanying proxy card intend to vote FOR Proposal Five. A vote FOR the reincorporation proposal will constitute approval of the merger agreement attached to this proxy statement as Appendix VI and the transactions contemplated by the merger agreement.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL FIVE
                 PROPOSAL SIX: SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors selected Deloitte & Touche LLP to be the independent public accountants of the Company and its subsidiaries for the fiscal year ending February 2, 2002. The Board of Directors recommends that the stockholders ratify the selection. Deloitte & Touche LLP has acted as the Company's independent public accountants since October, 1989. A representative of Deloitte & Touche LLP will be in attendance at the Annual Meeting of Stockholders, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders. The affirmative vote of a majority of shares present and voting is necessary to ratify the selection of the Company's independent public accountants. Under Delaware law and the Company's By-laws, broker non-votes will be treated as votes not cast, and will not have any effect. Abstentions will be treated as votes cast against the proposal, and, if no instructions are given, the persons named as Proxies in the accompanying proxy card intend to vote FOR Proposal Six.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL SIX

                              STOCKHOLDER PROPOSALS

         If a stockholder notifies the Company after March __, 2002 of an intent to present a proposal at the Company's 2001 Annual Meeting, the Company will have the right to exercise its discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in its proxy materials. Any stockholder who intends to present a proposal at the 2001 Annual Meeting of Stockholders for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the proposal must be submitted in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 and the Company's By-laws. To be eligible for inclusion, stockholder proposals must be received by the Company at its principal executive offices not later than December __, 2001.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10 percent shareholders are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during fiscal 2000, except for the inadvertent error to file a Form 4 by Mr. Kollat, a member of the Company's Board of Directors, to report the exercise of a stock option, which was subsequently reported on Form
5. In making this statement, we have relied upon the written representations of the Company's directors and officers.

                                  OTHER MATTERS

         This solicitation of proxies is made by and on behalf of the Board of Directors. In addition to mailing copies of this statement and the accompanying notice and form of proxy to all stockholders of record on the record date, the Company will request brokers, custodians, nominees and other fiduciaries to forward copies of this material to persons for whom they hold shares of Common Stock of the Company in order that such shares may be voted. Solicitation may also be made by the Company's officers and regular employees personally or by telephone or telegraph. The cost of the solicitation will be incurred by the Company. The Company has also retained Georgeson & Company Inc. to aid in the solicitation of proxies for a fee estimated to be $8,000, plus reasonable out-of-pocket expenses.

         If the accompanying form of proxy is executed and returned, the shares represented thereby will be voted in accordance with any specifications made by the stockholder. In the absence of any such specifications, they will be voted to elect all nine nominees as set forth under Proposal One and to approve Proposals Two, Three, Four, Five, Six and Seven.

         The presence of any stockholder at the Annual Meeting will not operate to revoke his proxy. A proxy may be revoked at any time before it is exercised by filing with the secretary of the Company a notice of revocation or a duly executed proxy bearing a later date. A proxy may also be revoked by attending the Annual Meeting and giving notice of revocation to the secretary of the meeting, either in writing or in open meeting.

         If any other matters shall properly come before the Annual Meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board of Directors does not know of any other matters which will be presented for action at the Annual Meeting.

         By order of the Board of Directors.

April __, 2001

                                     Charles W. Haubiel II,
                                     Vice President,
                                     General Counsel and Secretary

                                                                      APPENDIX I

                         CONSOLIDATED STORES CORPORATION
                             AUDIT COMMITTEE CHARTER

THE BOARD OF DIRECTORS OF CONSOLIDATED STORES CORPORATION HEREBY CONSTITUTES AND ESTABLISHES AN AUDIT COMMITTEE (COMMITTEE) WITH AUTHORITY, RESPONSIBILITY AND SPECIFIED DUTIES AS DESCRIBED BELOW.

COMPOSITION

THE COMMITTEE SHALL BE COMPRISED OF THREE DIRECTORS WHO ARE INDEPENDENT OF MANAGEMENT AND OPERATING EXECUTIVES. THEIR TERMS SHALL BE STAGGERED SO THAT THE COMMITTEE ANNUALLY INCLUDES A NEW MEMBER, AND MEMBERS WITH ONE AND TWO YEARS SERVICE. ONE OF THE MEMBERS SHALL BE APPOINTED COMMITTEE CHAIRMAN BY THE CHAIRMAN OF THE BOARD OF DIRECTORS.

AUTHORITY

THE COMMITTEE MAY BE REQUESTED BY THE BOARD OF DIRECTORS TO INVESTIGATE ANY ACTIVITY OF THE COMPANY, AND ALL EMPLOYEES ARE DIRECTED TO COOPERATE AS REQUESTED BY MEMBERS OF THE COMMITTEE. THE COMMITTEE IS EMPOWERED TO RETAIN PERSONS HAVING SPECIAL COMPETENCE AS NECESSARY TO ASSIST THE COMMITTEE IN FULFILLING ITS RESPONSIBILITY.

RESPONSIBILITY

THE COMMITTEE IS TO SERVE AS A FOCAL POINT FOR COMMUNICATION BETWEEN NON-COMMITTEE DIRECTORS, THE INDEPENDENT ACCOUNTANTS, INTERNAL AUDIT AND CONSOLIDATED STORES CORPORATION'S MANAGEMENT, AS THEIR DUTIES RELATE TO FINANCIAL ACCOUNTING, REPORTING AND CONTROLS. THE COMMITTEE IS TO ASSIST THE BOARD OF DIRECTORS IN FULFILLING ITS FIDUCIARY RESPONSIBILITIES AS TO ACCOUNTING POLICIES AND REPORTING PRACTICES OF CONSOLIDATED STORES CORPORATION AND ALL SUBSIDIARIES AND THE SUFFICIENCY OF AUDITING RELATIVE THERETO. IT IS TO BE THE BOARD OF DIRECTORS PRINCIPAL AGENT IN ENSURING THE INDEPENDENCE OF THE CORPORATION'S INDEPENDENT ACCOUNTANTS, THE INTEGRITY OF MANAGEMENT AND THE ADEQUACY OF DISCLOSURES TO STOCKHOLDERS. THE OPPORTUNITY FOR THE INDEPENDENT ACCOUNTANTS TO MEET WITH THE ENTIRE BOARD OF DIRECTORS AS NEEDED IS NOT TO BE RESTRICTED, HOWEVER.

MEETINGS

THE AUDIT COMMITTEE IS TO MEET AT LEAST THREE TIMES PER YEAR, AND AS MANY TIMES AS THAT COMMITTEE DEEMS NECESSARY.


                                      I-1

                         CONSOLIDATED STORES CORPORATION

                             AUDIT COMMITTEE CHARTER

ATTENDANCE

MEMBERS OF THE COMMITTEE ARE TO BE PRESENT AT ALL MEETINGS. AS NECESSARY OR DESIRABLE, THE CHAIRMAN MAY REQUEST THAT MEMBERS OF MANAGEMENT, THE DIRECTOR OF INTERNAL AUDIT, AND REPRESENTATIVES OF THE INDEPENDENT ACCOUNTANTS BE PRESENT AT MEETINGS OF THE COMMITTEE.

MINUTES

MINUTES OF EACH MEETING ARE TO BE PREPARED AND SENT TO COMMITTEE MEMBERS AND THE CONSOLIDATED STORES CORPORATION DIRECTORS WHO ARE NOT MEMBERS OF THE COMMITTEE. COPIES ARE TO BE PROVIDED TO THE INDEPENDENT ACCOUNTANTS AND INTERNAL AUDIT DIRECTOR.

SPECIFIC DUTIES

THE COMMITTEE IS TO:

(1) INFORM THE INDEPENDENT ACCOUNTANTS AND MANAGEMENT THAT THE INDEPENDENT ACCOUNTANTS AND THE COMMITTEE MAY COMMUNICATE WITH EACH OTHER AT ALL TIMES; AND THE COMMITTEE CHAIRMAN MAY CALL A MEETING WHENEVER HE DEEMS IT NECESSARY.

(2) REVIEW THE COMPANY'S MANAGEMENT, INDEPENDENT ACCOUNTANTS AND DIRECTOR OF INTERNAL AUDIT, AND THE COMPANY'S POLICIES AND PROCEDURES TO REASONABLY ENSURE THE ADEQUACY OF INTERNAL ACCOUNTING AND FINANCIAL REPORTING CONTROLS.

(3) HAVE FAMILIARITY, THROUGH THE INDIVIDUAL EFFORTS OF ITS MEMBERS, WITH THE ACCOUNTING AND REPORTING PRINCIPLES AND PRACTICES APPLIED BY THE COMPANY IN PREPARING ITS FINANCIAL STATEMENTS. FURTHER, THE COMMITTEE IS TO MAKE, OR CAUSE TO BE MADE, ALL NECESSARY INQUIRIES OF MANAGEMENT AND THE INDEPENDENT ACCOUNTANTS CONCERNING ESTABLISHED STANDARDS OF CORPORATE CONDUCT AND PERFORMANCE, AND DEVIATIONS THEREFROM.

(4) REVIEW, PRIOR TO THE ANNUAL AUDIT, THE SCOPE AND GENERAL EXTENT OF THE INDEPENDENT ACCOUNTANT'S AUDIT EXAMINATION, INCLUDING THEIR ENGAGEMENT LETTER. THE AUDITOR'S FEES ARE TO BE ARRANGED WITH MANAGEMENT AND ANNUALLY SUMMARIZED FOR COMMITTEE REVIEW. THE COMMITTEE'S REVIEW SHOULD ENTAIL AN UNDERSTANDING FROM THE INDEPENDENT ACCOUNTANTS OF THE FACTORS CONSIDERED BY THE ACCOUNTANT IN DETERMINING THE AUDIT SCOPE, INCLUDING:


                                                                    PAGES 2 OF 4

                         CONSOLIDATED STORES CORPORATION
                             AUDIT COMMITTEE CHARTER


               -    INDUSTRY AND BUSINESS RISK CHARACTERISTICS OF THE COMPANY

               -    EXTERNAL REPORTING REQUIREMENTS

               - MATERIALITY OF THE VARIOUS SEGMENTS OF THE COMPANY'S CONSOLIDATED AND NON-CONSOLIDATED ACTIVITIES

              -     QUALITY OF INTERNAL ACCOUNTING CONTROLS

              -     EXTENT OF INVOLVEMENT OF INTERNAL AUDIT IN THE AUDIT
                    EXAMINATION

              -     OTHER AREAS TO BE COVERED DURING THE AUDIT ENGAGEMENT

(5) REVIEW WITH MANAGEMENT THE EXTENT OF NON-AUDIT SERVICES PLANNED TO BE PROVIDED BY THE INDEPENDENT ACCOUNTANTS, IN RELATION TO THE OBJECTIVITY NEEDED IN THE AUDIT.

(6) REVIEW WITH MANAGEMENT AND THE INDEPENDENT ACCOUNTANTS INSTANCES WHERE MANAGEMENT HAS OBTAINED "SECOND OPINIONS" FROM OTHER ACCOUNTANTS.

(7) REVIEW WITH MANAGEMENT AND THE INDEPENDENT ACCOUNTANTS, UPON THEIR COMPLETION OF THEIR AUDIT, FINANCIAL RESULTS FOR THE YEAR PRIOR TO THEIR RELEASE TO THE PUBLIC. THIS REVIEW IS TO ENCOMPASS:

              - THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, AND FINANCIAL STATEMENT AND SUPPLEMENTAL DISCLOSURES REQUIRED BY GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND THE SECURITIES AND EXCHANGE COMMISSION.

              - SIGNIFICANT TRANSACTIONS NOT A NORMAL PART OF THE COMPANY'S OPERATIONS

              - CHANGES, IF ANY, DURING THE YEAR IN THE COMPANY'S ACCOUNTING PRINCIPLES OR THEIR APPLICATION

              -     SIGNIFICANT ADJUSTMENTS PROPOSED BY THE INDEPENDENT
                    ACCOUNTANTS



                                                                     PAGE 3 OF 4

                         CONSOLIDATED STORES CORPORATION
                             AUDIT COMMITTEE CHARTER

(8) ARRANGE FOR RECEIPT FROM THE INDEPENDENT ACCOUNTANTS OF THEIR REPORTS ON REVIEW OF THE COMPANY'S QUARTERLY FINANCIAL STATEMENTS ON FORM 10-Q. THESE REPORTS MAY BE REVIEWED WITH MANAGEMENT AND THE INDEPENDENT ACCOUNTANTS AT COMMITTEE MEETINGS IF TIMELY; OTHERWISE, THE INDEPENDENT ACCOUNTANTS SHOULD BE INSTRUCTED TO COMMUNICATE WITH THE COMMITTEE IF THERE IS A PROBABILITY THAT A PENDING QUARTERLY REVIEW REPORT WILL BE OTHER THAN STANDARD.

(9) EVALUATE THE COOPERATION RECEIVED BY THE INDEPENDENT ACCOUNTANTS DURING THEIR AUDIT EXAMINATION, INCLUDING THEIR ACCESS TO ALL REQUESTED RECORDS, DATA AND INFORMATION. ALSO, ELICIT THE COMMENTS OF MANAGEMENT REGARDING THE RESPONSIVENESS OF THE INDEPENDENT ACCOUNTANTS TO THE COMPANY'S NEEDS. INQUIRE OF THE INDEPENDENT ACCOUNTANTS WHETHER THERE HAVE BEEN ANY DISAGREEMENTS WITH MANAGEMENT WHICH IF NOT SATISFACTORILY RESOLVED WOULD HAVE CAUSED THEM TO ISSUE A NONSTANDARD REPORT ON THE COMPANY'S FINANCIAL STATEMENTS.

(10) DISCUSS WITH THE INDEPENDENT ACCOUNTANTS THE QUALITY OF THE COMPANY'S FINANCIAL AND ACCOUNTING PERSONNEL, AND ANY RELEVANT RECOMMENDATIONS WHICH THE INDEPENDENT ACCOUNTANTS MAY HAVE REGARDING "MATERIAL WEAKNESSES" OR "REPORTABLE CONDITIONS." TOPICS TO BE CONSIDERED DURING THIS DISCUSSION INCLUDE IMPROVING INTERNAL FINANCIAL CONTROLS, THE SELECTION OF ACCOUNTING PRINCIPLES AND MANAGEMENT REPORT SYSTEMS. REVIEW WRITTEN RESPONSES OF MANAGEMENT TO THE "LETTER OF COMMENTS AND RECOMMENDATIONS" FROM THE INDEPENDENT ACCOUNTANTS.

(11) DISCUSS WITH COMPANY MANAGEMENT THE SCOPE AND QUALITY OF INTERNAL ACCOUNTING AND FINANCIAL REPORTING CONTROLS IN EFFECT.

(12) APPRISE THE BOARD OF DIRECTORS, THROUGH MINUTES AND SPECIAL PRESENTATIONS AS NECESSARY, OF SIGNIFICANT DEVELOPMENTS IN THE COURSE OF PERFORMING THE ABOVE DUTIES.

(13) RECOMMEND TO THE BOARD OF DIRECTORS ANY APPROPRIATE EXTENSIONS OR CHANGES IN THE DUTIES OF THE COMMITTEE.

(14) RECOMMEND TO THE BOARD OF DIRECTORS THE RETENTION OR REPLACEMENT OF THE INDEPENDENT ACCOUNTANTS, AND PROVIDE A WRITTEN SUMMARY OF THE BASIS FOR THE RECOMMENDATIONS.

                                                                     APPENDIX II


                         CONSOLIDATED STORES CORPORATION
                   1996 PERFORMANCE INCENTIVE PLAN, AS AMENDED

         1. PURPOSE. The Consolidated Stores Corporation 1996 Performance Incentive Plan (the "Plan") has been adopted to promote the long-term success of Consolidated Stores Corporation (the "Company") for the benefit of the Company's stockholders by encouraging and creating significant ownership of Consolidated Stores Corporation Common Stock, $.01 par value ("Common Stock" or "shares"), by employees of the Company and its subsidiary corporations ("Subsidiaries"), as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"). Additional purposes of the Plan include generating meaningful incentive to participants to make substantial contributions to the Company's future success and to enhance the Company's abilities to attract and retain persons who will make such contributions. These purposes are to be accomplished through stock options, restricted stock, performance units, and stock equivalent units.

         2. EFFECTIVE DATE. The Plan shall be effective as of January 1, 1996, subject to approval and modification by the Company's stockholders no later than September 1, 1996. Awards may occur and shares may be issued under the Plan on or after January 1, 1996 and prior to stockholder approval, subject to the condition that any transactions under the Plan shall be rescinded in the event that stockholders have not approved the Plan by September 1, 1996.

         3. COMMON SHARES AVAILABLE. Subject to adjustments contemplated by
Section 4, the maximum number of newly issued shares of Common Stock that will be available for issuance under the Plan shall be 2,000,000 shares, plus an additional one percent (1%) of the total number of issued shares of Common Stock (including treasury shares) as of the start of each of the Company's fiscal years (currently comprised of a 52/53 week Fiscal Year which ends on the Saturday nearest to January 31) that the Plan is in effect (including shares exchanged in exercising stock options as contemplated by Section 5). Any shares available but unissued in any given fiscal year shall continue to be available for use in subsequent fiscal years. In any event, the total awards of stock options or restricted stock outstanding and shares available for use under the Plan combined with any awards of stock options or restricted stock outstanding from the Company's 1987 Restricted Stock Plan, Executive Stock Option and Stock Appreciation Rights Plan, and Director Stock Option Plan, respectively, shall not exceed fifteen percent (15%) of the total shares of issued and outstanding Common Stock as of any measurement date. The aggregate number of shares that can be issued under the Plan by virtue of the exercise of incentive stock options ("ISO"), which are intended to be qualified under Section 422 of the Code, shall be limited to 5,000,000 shares. Any shares that may be issued under the Plan may be either authorized but unissued shares or issued shares reacquired by the Company and that are being held as treasury shares, or shares acquired and held for the benefit of the Plan pursuant to a written agreement with the Company. In the event that the Committee enters into such an agreement with one or more third persons to acquire shares of the Company's Common Stock in the market for use by the Plan, such market acquired shares shall not be subject to or included in any calculations of shares available in any fiscal year.

         4. ADJUSTMENTS AND REORGANIZATIONS. The Committee may make such adjustments to Awards made under the Plan (including the terms, exercise price and otherwise) as it deems appropriate in the event of changes that impact the Company, the Company's share price, or share status, provided that any such actions are consistently and equitably applied to all affected participants; provided, that, notwithstanding any other provision hereof, insofar as any Award is subject to performance goals established to qualify payments thereunder as "performance-based compensation" as described in Section 162(m) of the Code, the Committee shall have no power to adjust such Awards other than (i) discretion to decrease (but not increase) compensation and (ii) the power to adjust Awards for corporate transactions, in either case to the extent permissible under regulations interpreting Code Section 162(m).

         In the event of any stock dividend, stock split, extraordinary dividend, combination or exchange of shares, merger, reorganization, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the number of shares or the Company's capitalization, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (i) aggregate number of shares that may be issued under the Plan; (ii) the number of shares relating to each outstanding Award made or assumed under the Plan; and (iii) the price per share for any outstanding stock options awarded or assumed under the Plan. If an equitable adjustment cannot be made or the Committee determines that future adjustments are necessary, the Committee shall make such equitable adjustment under the Plan as it determines will fairly preserve the intended benefits of the Plan to the participants and the Company. In addition, any shares issued by the Company through the assumption or substitution of outstanding securities or commitments to issue securities from an acquired company or other entity shall not reduce the shares available for issuance under the Plan.

         5. SHARE USAGE. If Awards made or assumed under the Plan expire or are canceled without either the issuance of shares or a settlement in cash in lieu of the issuance of shares, the shares of stock covered by such Awards shall remain available for issuance under the Plan. Further, any shares which are exchanged (whether actual or constructive) by a participant as full or partial payment to the Company of the purchase price of shares being acquired through the exercise of a stock option awarded or assumed under the Plan shall be added to the aggregate number of shares available for issuance, but not added to the maximum number of shares available for issuance pursuant to ISO Awards.

         6. TERM OF THE PLAN. The term of this Plan shall be from January 1, 1996, until 5:00 p.m. Eastern time on February 3, 2006, unless sooner terminated by the Board. Outstanding Awards shall continue to be effective and governed by this Plan until they expire by their terms as provided in their respective Award Agreements even though their expiration dates may be subsequent to the termination of this Plan.

         7.  PLAN ADMINISTRATION.

                 7.1 Committee. A committee appointed by the Board (the "Committee") shall be responsible for administering this Plan. The Committee shall be comprised of three or more members of the Board who shall, to the extent required, qualify to administer this Plan as contemplated by Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act") (or any successor rule) and "Outside Directors" as that term is used in Section 162(m) of the Code and regulations promulgated thereunder. Without limiting the foregoing, except as otherwise designated by the Board, the Committee shall be the Compensation Committee of the Board.

                 7.2 Powers of the Committee. Subject only to the express restrictions and limitations otherwise set forth in the Plan, the Committee shall have sole, absolute and full authority and power to:

                          (a) Interpret this Plan and undertake such actions and
                 make such determinations and decisions as it deems necessary and appropriate to carry out the Plan intent;

                          (b) Determine eligibility of participants and select
                 individuals to receive Awards;

                          (c) Determine the nature and amount of each Award;

                          (d) Decide the type of Award instrument to be made to
                 each participant and the terms and conditions applicable to each such Award;

                          (e) Award instruments in isolation, in addition to, in
                 tandem with, or in substitution for other instruments made under this Plan or Awards made under any other plan of the Company or any options assumed under the Plan;

                          (f) Enter into agreements evidencing Awards made under
                 this Plan and their respective terms and conditions ("Award Agreements");

                          (g) Correct any defect, supply any omission, reconcile
                 any inconsistency in the Plan or any Award instrument in the manner and to the extent the Committee deems necessary or desirable;

                          (h) Establish, amend and rescind rules and regulations
                 relating to this Plan, provided that no such rule or regulation shall be effective to the extent that its effect would cause the Plan or any transaction to not comply with Rule 16b-3 under the 1934 Act; and

                          (i) Take any other action necessary to the
                 administration of this Plan, provided that no such action shall be effective to the extent that the effect of the action would cause the Plan or any transaction to not comply with Rule 16b-3 under the 1934 Act.

                 7.3 Delegation of Authority. The Committee may designate persons other than members of the Committee or the Board to carry-out its responsibilities subject to such limitations, restrictions and conditions as it may prescribe, except that the Committee may not delegate its authority with regards to the awarding of options to persons subject to Sections 16(a) and 16(b) of the 1934 Act. Further, the Committee may not delegate its authority if such delegation would cause this Plan not to comply with the requirements of Rule 16b-3 or any successor rule under the 1934 Act.

                 7.4 Documentation of Awards. All Awards made under this Plan shall be evidenced by written agreements or such other appropriate documentation as the Committee shall determine.

                 7.5 Indemnification. The Company may make such indemnification arrangements for the Committee and its delegated appointees as shall be permitted by its Articles of Incorporation, Bylaws and any applicable law.

                 8. ELIGIBILITY. Any salaried employee, consultant or advisor of the Company and its Subsidiaries shall be eligible to be designated, in the discretion of the Committee, a participant of this Plan, provided such eligibility would not jeopardize this Plan's compliance with Rule 16b-3 under the 1934 Act or any successor rule. For purposes of this Plan, a consultant or advisor shall be eligible only if bona fide services are being rendered pursuant to a valid written agreement between the consultant or advisor and the Company, and the services rendered are not in connection with the offer or sale of securities in a capital-raising transaction.

                 9. AWARDS. Awards may be made singly, in combination or in tandem to the extent allowable under the Code and regulations promulgated thereunder. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, Awards or rights under any other employee benefit or compensation plan of the Company and Subsidiaries, including any such employee benefit or compensation plan of any acquired entity. Each Award shall be created upon and evidenced by an Award Agreement. No Award shall be required to be similar to any other Award made by the Committee.

                 9.1 Stock Options. A stock option shall confer on a participant the right to purchase a specified number of shares from the Company subject to the terms and conditions of the stock option Award. Options awarded under the Plan may be: (i) Options which are intended to qualify and are clearly identified as ISOs under Section 422 of the Internal Revenue Code of 1986 as amended (the "Code") (ISOs); (ii) Options which are not so intended to qualify under Section 422 of the Code (NQSOs); or (iii) both of the foregoing if awarded separately, not in tandem. Any stock option not specifically designated as intended to qualify as an ISO shall constitute an NQSO.

                 In the case of Options intended to be ISOs, the exercise price per share shall not be less than the fair market value of the underlying common stock on the date of the Award. The fair market value, determined at the time of awarding the Option to a participant, of shares of Common Stock with respect to which ISOs are exercisable for the first time by such participant during any calendar year (under all plans of the participant's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. In the case of an optionee who owns stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation or its parent or subsidiary corporations (as determined under Section 424(d), (e) and (f) of the Code) at the time an Option which is intended to qualify as an ISO under Section 422 of the Code is awarded, the price per share of Common Stock at which such Option may be exercised shall not be less than 110% of the fair market value of the Common Stock at the time such Option is awarded.

                 NQSOs may be awarded to any Plan participant without regard to such fair market value limitation, provided that in any event the exercise price of any NQSO shall be at least the price per share of the fair market value of the underlying Common Stock on the date of the Award.

                 In any award of stock options under this Plan, the fair market value of the Common Stock shall be the volume weighted average trading price of the Common Stock on the New York Stock Exchange on the Award Date.

                 The Committee shall have the discretion to award SARs with or without stock options to purchase shares of Common Stock on such terms and conditions provided in the Award Agreement as it deems appropriate (including any limit on aggregate appreciation). The Committee may award an SAR concurrently with the award of an Option or, in the case of an Option which is not an ISO, with respect to an outstanding option. A tandem Option/SAR will allow a participant to surrender an Option or portion thereof and to receive payment from the Corporation in an amount equal to the excess of the aggregate fair market value of the shares of Common Stock with respect to which the Option is surrendered over the aggregate option price of such shares. An SAR shall be exercisable no sooner than six (6) months after it is awarded and thereafter at any time prior to its stated expiration date, but only to the extent the related Option may be exercised. SARs may be settled in shares of Common Stock, cash or a combination of shares and cash, as provided in the SAR Award Agreement. Shares as to which any Option is so surrendered shall not be available for future option Awards hereunder.

                 The Award price per share of Common Stock of a SAR shall be fixed in the Award Agreement and shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of the Award. The Fair Market Value shall be determined in the same manner as described above.

                 9.2 Performance Units. The Committee shall have the discretion to award instruments which designate an Award of cash or its equivalent, which upon satisfaction of the criteria set forth in the Award Agreement may become payable to the Award recipient in the form of cash, stock, stock options, annuities, or such other form as is deemed appropriate by the Committee. Performance Units may vest in such manner as described in Section 10 below, subject to the provision of Section 13 and upon satisfaction of such criteria as the Committee shall deem appropriate. At the discretion of the Committee, Performance Units may but need not convert into securities or derivative securities at such time or times and in such manner as is set forth in the Award Agreement.

                 9.3 Restricted Stock. The Committee shall have the discretion to award shares of any series or class of common stock of the Corporation which have been duly listed with one or more stock exchanges, and which have been duly authorized and reserved for purposes of the Plan; provided that such shares shall be restricted against any disposition, transfer or negotiation by sale, hypothecation, pledge or otherwise except in keeping with the vesting and other criteria established by the Committee at the time of Award ("Restricted Stock"). The Committee shall establish vesting criteria consistent with Sections 10 sand 11, respectively.

                 9.4 Stock Equivalent Units. The Committee shall have the discretion to create and award one or more series or class of Stock Equivalent Units. The Committee shall set forth the specific terms appurtenant to each series or class of Stock Equivalent Units. No Stock Equivalent Units shall at any time be deemed to constitute or convey equity ownership, or a fractional share thereof in the Company, its assets, or in any other person, entity or assets; and all Stock Equivalent Units shall be restricted against any disposition, transfer or negotiation by sale, hypothecation, pledge or otherwise.

         10. PERFORMANCE-BASED COMPENSATION. Unless expressly waived (either with respect to an individual or a class of individuals) in writing by the Committee, Awards of Performance Units, Restricted Stock, and Stock Equivalent Units are subject to the provisions of this Section 10 in addition to other provisions of this Plan to the extent that the Committee intends to establish performance goals applicable to Performance Units, Restricted Stock, and Stock Equivalent Units awarded to participants in such a manner as shall permit payouts with respect thereto to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code. In the event of an express waiver by the Committee, any award of Restricted Stock that does not require vesting based upon one or more of the provisions described in this Section 10, in any event shall not fully vest within a period of less than three (3) years from the date of the award.

                 10.1 Awards subject to this Section must vest solely on the attainment of one or more objective performance goals unrelated to term of employment. Awards will also be subject to the general vesting of Award provisions provided in Section 15.

                 10.2 The Committee must establish the goals in writing no later than ninety (90) days after commencement of the period of service to which the performance goal relates. The outcome of the goal must be substantially uncertain at the time the Committee actually established the goal.

                 10.3 The performance goal must state, in terms of an objective formula or standard, the method for computing the amount payable to the participant if the goal is attained.

                 10.4 The performance goal formula or standard must specify the individual employee(s) or class of employees to which it applies.

                 10.5 The terms of the objective formula or standard must prevent any discretion being exercised by the Committee to later increase the amount payable that otherwise would be due upon attainment of the goal.


                 10.6 The material terms of the performance goal must be disclosed to and subsequently approved in a separate vote by the stockholders before the payout is executed, unless they conform to one or any combination of the following goals/targets each determined in accordance with generally accepted accounting principles or similar objective standards (or each as may appear in the annual report to stockholders):

                           (a) Income (loss) per common share from continuing
                 operations as disclosed in the Company's annual report to stockholders for a particular fiscal year; or

                           (b) Income (loss) per common share from income as
                 disclosed in the Company's annual report to stockholders for a particular fiscal year; or

                           (c) Operating income or Income from operations (as
                 the case may be); or

                           (d)  Income before unusual or infrequent items; or

                           (e)  Income (loss) from continuing operations; or

                           (f) Income (loss) from continuing operations before
                 extraordinary item and/or cumulative effect of a change in accounting principle (as the case may be); or

                           (g) Income (loss) before extraordinary item and/or
                 cumulative effect of a change in accounting principle (as the case may be); or

                           (h) Any other objective and specific income (loss)
                 category that appears as a line item in the annual report to shareholders; or

                           (i) Any of items (c) through (h) on a weighted
                 average common shares outstanding basis; or

                           (j) Any of items (a) through (i) on a diluted basis
                 as defined in Statement of Financial Accounting Standards No. 128 including official interpretations or amendments thereof which may be issued from time to time as long as such interpretations or amendments are utilized on the face of the income statement or in the notes to the financial statements disclosed in the Company's annual report to stockholders; or

                          (k)  Common stock price; or

                          (l) Total stockholder return expressed on a dollar or
                 percentage basis as is customarily disclosed in the proxy statement accompanying the notice of annual meetings of stockholders; or

                          (m)  Net income (loss); or

                          (n) Percentage increase in comparable store sales as
                 disclosed in the Company's annual report; or

                          (o)  Gross profit or gross margin; or

                          (p)  Earnings before interest and taxes "("EBIT"); or

                          (q) Earnings before interest, taxes, depreciation and
                 amortization ("EBITDA"); or

                          (r)  Economic value added; or

                          (s) Any of items (a) through (r) with respect to any
                 subsidiary, affiliate, business unit, business group, business venture or legal entity including any combination thereof or controlled directly or indirectly by the Company whether or not such information is included in the Company's annual report to stockholders, proxy statement or notice of annual meeting of stockholders; or

                          (t) Any of items (a) through (r) above may be
                 determined before or after a minority interest's share as designated by the Committee; or

                          (u) Any of items (a) through (r) above with respect to
                 the period of service to which the performance goal relates whether or not such information is included in the Company's annual report to stockholders, proxy statement or notice of annual meetings of stockholders; or

                          (v) Total stockholder return ranking position meaning
                 the relative placement of the Company's total stockholder return (as determined in (l) above) compared to those publicly held companies in the Company's peer group as established by the Committee prior to the beginning of a vesting period or such later date as permitted under the Code. The peer group shall be comprised of not less than eight (8) and not more than sixteen (16) companies, including the Company.

                 With respect to items (a), (b), (i) and (j) above, other terminology may be used for "income (loss) per common share" (such as "Basic EPS", "earnings per common share", "diluted EPS", or "earnings per common share-assuming dilution") as contemplated by Statement of Financial Accounting Standards No. 128.

                 The Committee in its sole discretion in setting the goals/targets in the time prescribed in Section 5.3 may make equitable adjustments (singularly or in combination) to the goals/targets in recognition of unusual or non-recurring events for the following qualifying objective items: asset impairments under Statement of Financial Accounting Standards No. 121, as amended or superceded; acquisition-related charges; accruals for restructuring and/or reorganization program charges; merger integration costs; merger transaction costs; any profit or loss attributable to the business operations of any entity or entities acquired during the period of service to which the performance goal relates; tax settlements; any extraordinary, unusual in nature, infrequent in occurrence, or other non-recurring items (not otherwise listed) as described in Accounting Principles Board Opinion No. 30; any extraordinary, unusual in nature, infrequent in occurrence, or other non-recurring items (not otherwise listed) in management's discussion and analysis of financial condition results of operations, selected financial data, financial statements and/or in the footnotes each as appearing in the annual report to stockholders; unrealized gains or losses on investments; charges related to derivative transactions contemplated by Statement of Financial Accounting Standards No. 133, as amended or superceded; and compensation charges related to stock option activity.


                          A combination of target criteria may be used with a
particular Award Agreement.

                 10.8 The Committee must certify in writing prior to payout that the performance goals and any other material terms were in fact satisfied.

                 10.9 Any terms used in this Section 10 are to be interpreted consistently with Section 162(m) of the Code and regulations promulgated thereunder.

         11.  LIMITATIONS ON AWARDS.

                 11.1 Stock Options and SARs. In no event shall the number of shares of Common Stock subject to Stock Options plus the number of shares underlying SARs awarded to any one participant for any fiscal year exceed 1,000,000 shares.

                 If an option is cancelled before it expires, the cancelled option continues to be counted against the maximum number of shares for which options may be awarded to that individual for that fiscal year. If, after an Award, the exercise price of an option is reduced, the transaction is treated as a cancellation of the option and the award of a new option. In such a case, both the option that is deemed cancelled and the new option that is deemed awarded reduce the maximum number of shares that can be awarded to any one participant. Similar treatment is afforded to SARs where, after an Award is made, the Award price is reduced.

                 11.2 Performance and Stock Equivalent Units. With respect to these units, the maximum amount of compensation that may be paid (within the meaning of Section 162(m) of the Code) to any one participant with respect to any one fiscal year shall be $2,000,000 (the "Annual Payment Limit"). In the event that the vesting of any Award, other than that caused by Section 18, would result in a payment in excess of the Annual Payment Limit, the balance in excess of the Annual Payment Limit shall be paid in the next succeeding fiscal year.

                 11.3 Restricted Stock. In no event shall the number of Restricted Stock shares awarded to any one participant for any fiscal year exceed 1,000,000 shares.

         12. EXERCISE OF OPTIONS AND SARS. Subject to the provisions of the Plan, an Option or an SAR may be exercised at such time or times after the date of Award thereof as may be determined by the Committee at the time of Award, subject to earlier exercise by operation of Section 18 hereof; provided, however, no SAR shall be exercisable for six (6) months after it is awarded.

         In case the employment of any participant to whom an Option or SAR shall have been granted shall be terminated for any reason other than the participant's death or permanent and total disability within the meaning of
Section 422 of the Code, such Option or SAR may be exercised by the participant only during a period not exceeding three (3) months after the date of such termination (but no later than the end of the fixed term of the Option or SAR) and only for the number of shares of Common Stock for which the Option or SAR could have been exercised at the time participant ceased to be an employee.

         If a participant to whom an Option or SAR shall have been granted shall die or become permanently and totally disabled within the meaning of Section 422 of the Code while in the employ of the Corporation, such Option or SAR may be exercised by the participant or the participant's personal representative only during a period not exceeding one (1) year after the date of the participant's death or permanent and total disability (but no later than the end of the fixed term of the Option or SAR) and only for the number of shares of Common Stock for which the Option or SAR could have been exercised at the time the participant died or became permanently and totally disabled.

         In no event may an Option or SAR be exercised after the expiration of its fixed term.

         The recipient of a stock option Award shall pay for the shares at time of exercise in cash or such other form as the Committee may approve, including shares valued at their fair market value on the date of exercise, or in a combination of payment forms; provided however, that Company stock surrendered to satisfy all or a portion of the exercise price was held by the participant of the stock option for at least six (6) months. For purposes of this paragraph, shares of Common Stock tendered as payment of a stock option exercise shall have a fair market value equal to the volume weighted average trading price of the Common Stock as reported by the New York Stock Exchange on the Exercise Date.

         Each Option or SAR awarded under the Plan shall be exercised by execution by the holder of written notice of such exercise and delivery thereof to the Corporation at its principal office at 300 Phillipi Road, Columbus, Ohio 43228-0512, or such other address as the Committee may designate, which notice shall in the case of Options specify the number of shares of Common Stock being purchased, together with payment in full for the shares of Common Stock for which the Option is exercised and in the case of SARs specify the number of SARs exercised, the Options to which such SARs are connected and the cash or the number of shares of Common Stock to be received. Such notice shall comply with such other reasonable requirements as the Committee may establish. Unless the Committee determines to require full payment of the option price in cash, part or all of the option price may be paid in whole shares of Common Stock duly endorsed, or with attached stock powers in blank duly endorsed, for transfer to the Corporation, provided that an additional cash payment is made in such amount as may be required to pay any and all applicable withholding taxes.

         No person, estate or other entity shall have any of the rights of a stockholder with reference to shares of Common Stock subject to an Option or SAR or any Award which converts into Common Stock, or with reference to any share of Restricted Stock until a certificate for the shares without restriction has been delivered to the participant.

         An Option or SAR granted under the Plan may be exercised for any lesser number of shares of Common Stock than the full amount for which it could be exercised, except that an Option or SAR may not be exercised for a fractional share. Such a partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time-to-time in accordance with the Plan for the remaining shares subject to the Option or SAR.

         13. TRADING RESTRICTIONS. The Committee may require that any security, derivative security, restricted stock, or any Award whether or not it involves any of the foregoing, be restricted against the transfer, pledge, conversion, exercise, sale (direct or indirect), or hypothecation, or against any other event, as the Committee may deem appropriate. Such restrictions may take the form of legends appearing on the stock certificate or other instrument evidencing such security, derivative security, or other Award.

         The Committee may establish and enforce from time-to-time restrictions on any participant in this Plan with respect to any trading of other transactions or any nature which involve any instruments awarded under this Plan. Such restrictions may include, but shall not be limited to, quarterly trading periods which require transactions to occur only at specific times or under certain conditions.

         14. DEFERRAL. The Committee may require or permit participants to defer payout of Awards under such rules or procedures as it may establish under each Award Agreement. The deferral shall be executed by a written, irrevocable election by the participant at such time and in such manner as the Committee at its discretion, shall determine, including but not limited to any deferral which could be subject to a Company plan, if available at such time. The Committee shall determine reasonable bases to account for the delay in payout and, where appropriate, shall determine such bases consistent with Code Section 162(m) and the regulations thereunder (to preserve the Company's tax deduction). Such bases may include, for example, the actual rate of return on a predetermined investment (including any decrease as well as any increase in the value of an investment) during the deferral period (whether or not the assets are actually invested therein).

         15. VESTING OF AWARDS. Awards consisting of any form of instrument under this Plan shall vest in the manner designated by the Committee and set forth in the Award instrument provided, however, that, except as provided in the following paragraph, no Award awarded pursuant to this Plan shall vest in less than six (6) months after the date the Award is awarded, and may be based upon the occurrence of events or the satisfaction of criteria which may consist of any measurable standard or combination of standards, and which may include, though shall not be limited to, any one or more of (i) one or more personal performance measurements, (ii) one or more Company performance measurements,
(iii) one or more Company Stock performance measurements, or (iv) passage of time; provided, however, that the term of any stock option which is intended to qualify as an ISO shall not exceed ten (10) years from the date of Award; and provided, further, that in the case of an optionee who owns stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation or its parent or subsidiary corporations (as determined under Section 424(d), (e) and (f) of the Code) at the time any stock option is awarded, the term of such stock option shall not exceed five (5) years from the date of Award.

         16. TRUST DEPOSITS. The Committee may establish one or more revocable and/or irrevocable trusts into which it may elect to deposit cash, securities or derivative securities, or other property for the benefit of any one or more Award recipients, which trust and its contents shall be deemed subject to the general creditors of the Company. The Committee may also establish one or more irrevocable trusts into which it may elect to deposit cash, securities or derivative securities, or other property for the benefit of any one or more Award recipients, which trust and its assets shall not be subject to the claims of the Company's creditors.

         17. NON-TRANSFERABILITY. Each Award granted hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order; provided, however, that a participant may, to the extent and in a manner specified by the
Committee: (a)designate in writing a beneficiary to exercise his Award after the participant's death; (b) transfer an option (other than an ISO), SAR or Performance Unit to a revocable inter vivos trust as to which the participant is both the settlor and the trustee; and (c) if the Award Agreement expressly permits, transfer an Award (other than Restricted Stock or an ISO) for no consideration to any of the following permissible transferees (each a "Permissible Transferee"): (w) any member of the immediate family of the participant to whom such Award was granted, (x) any trust solely for the benefit of members of the participant's immediate family, or (y) any partnership whose only partners are members of the participant's immediate family; and further provided that (i) the transferee shall remain subject to all of the terms and conditions applicable to such Award prior to such transfer; and (ii) any such transfer shall be subject to and in accordance with the rules and regulations prescribed by the Committee in accordance with Section 7. For the purposes of this Section 17, "Immediate Family" means, with respect to a particular participant, such participant's spouse, children and grandchildren.

         Notwithstanding the foregoing, each Award (other than restricted stock) granted hereunder to a participant who is an "insider" pursuant to Section 16 of the 1934 Act ("Section 16 participant") shall not be assignable or transferable other than by will or the laws of descent and distribution unless the Committee has determined that such restrictions are not then required for grants under this Plan to satisfy the requirements for the exemption provided by Rule 16b-3 under the 1934 Act (in the form then applicable to the Company), in which event the restrictions set forth in clause (c) of the preceding paragraph shall apply to any such transfer. Notwithstanding the foregoing, a Section 16 participant may, in a manner specified by the Committee and to the extent provided by this Plan, designate a beneficiary to exercise an Award after the participant's death.

         Each share of restricted stock shall be non-transferable until such share becomes nonforfeitable.

         18. CHANGE IN CONTROL. Notwithstanding any provisions in this Plan to the contrary, but subject to the last sentence of this Section 18, if there occurs any event that results in a Change in Effective Control of the Company, then all of the Awards outstanding under the Plan shall automatically become vested in the Award recipient upon the consummation of such event. As used herein, "Change in Effective Control" means any one or more of the following:
(i) any person or group (as defined for purposes of section 13(d) of the Securities Exchange Act of 1934) becomes the beneficial owner of, or has the right to acquire (by contract, option, warrant, conversion of convertible securities or otherwise), 20% or more of the outstanding equity securities of the Company entitled to vote for the election of directors; (ii) a majority of the Board of Directors of the Company is replaced within any period of two (2) years or less by directors not nominated and approved by a majority of the Directors in office at the beginning of such period (or their successors so nominated and approved), or a majority of the Board of Directors at any date consists of persons not so nominated and approved; or (iii) the stockholders of the Company approve an agreement to merge or consolidate with another corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including without limitation, a plan of liquidation). Provided, however, the other provisions of this Section 18 notwithstanding, the term "Change in Control" shall not mean any transaction, merger, consolidation, or reorganization in which Consolidated or CSC exchange or offer to exchange newly issued or treasury shares in an amount of 20% or more, but less than 50%, of the outstanding equity securities of Consolidated or CSC entitled to vote for the election of directors, for 51% or more of the outstanding equity securities entitled to vote for the election of at least the majority of the directors of a corporation other than Consolidated or CSC or an Affiliate thereof (the "Acquired Corporation"), or for all or substantially all of the assets of the Acquired Corporation.

         19. SECTION 83(b) ELECTION. The Committee may prohibit a participant from making an election under Section 83(b) of the Code. If the Committee has not prohibited such election, and if the participant elects to include in such participant's gross income in the year of transfer the amounts specified in
Section 83(b) of the Code, the participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

         20. NOTICE OF DISPOSITION OF COMMON STOCK PRIOR TO THE EXPIRATION OF SPECIFIED ISO HOLDING PERIODS. The Company may require that a participant exercising an ISO give a written representation to the Company, satisfactory in form and substance, upon which the Company may rely, that the participant will report to the Company any disposition of shares acquired via an ISO exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code.

         21. TAX WITHHOLDING. The Company shall have the right to (i) make deductions from any settlement of an Award made under the Plan, including the delivery or vesting of shares, or require shares or cash or both be withheld from any Award, in each case in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such tax withholding may be satisfied, and may permit shares of Common Stock (rounded up to the next whole number) to be used to satisfy required tax withholding based on the Fair Market Value of any such shares of Common Stock, as of the Settlement Date of the applicable Award.

         22. OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Except as expressly determined by the Committee, settlements of Awards received by participants under this program shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit or severance program (or parachute impact severance pay law of any country). The above notwithstanding, the Company may adopt other compensation programs, programs or arrangements as it deems appropriate or necessary in its absolute discretion.

         23. GENERAL PROVISIONS. The following provisions are applicable to the Plan generally:

                 23.1 Future Rights. No person shall have any claim or rights to be awarded an option under the Plan, and no option holder shall have any rights under the Plan to be retained in the employ of the Company.

                 23.2 Stockholder Rights. Only upon the issuance of shares to a participant or its agent (and only in respect to such shares) shall the participant obtain the rights of stockholders, subject however, to any limitations imposed by the terms of the applicable option.

                 23.3 No Fractional Shares. No fractional shares shall be issued under the Plan and cash shall be paid in lieu of any fractional shares in settlement of stock options exercised under the Plan.

                 23.4 Unfunded Plan. The Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. Likewise, the Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of an option awarded under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

                 23.5 Successors and Assigns. The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

                 23.6 Indemnification of Committee and Agents. In addition to such other rights of indemnification as they may have as members of the Board, the members of the Committee, and any employees or directors acting as agents of, or carrying out the intentions of, the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a part by reason of any action taken or failure to act under or in connection with the Plan or any Option or SAR, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member is liable for negligence or misconduct in the performance of the participant's duties; provided that within sixty (60) days after institution of any such action, suit or proceeding the member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

                 23.7 Plan Amendment. The Committee may amend the Plan as it deems necessary or appropriate to better achieve the purposes of the Plan, except that no amendment without the approval of the Company's stockholders shall be made which would:

                 (a) Increase the total number of shares available for issuance under the Plan (subject to the Committee's discretion provided for in Section 4); or

                 (b) Cause the Plan not to comply with Rule 16b-3 or any successor rule under the 1934 Act.

                 23.8 Governing Law. The validity, construction and effect of the Plan and any actions taken under or relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

Adopted this 15th day of August, 1995.


                                                 Consolidated Stores Corporation

                                           ------------------------------------
                                           William G. Kelley
                                           Chairman and Chief Executive Officer

Attest:


---------------------------------------
Albert J. Bell
Senior Vice President, General Counsel
and Secretary

                                                                    APPENDIX III


             THE 1998 CONSOLIDATED STORES CORPORATION KEY ASSOCIATE


                 ANNUAL INCENTIVE COMPENSATION PLAN, AS AMENDED


1. NAME

         The 1998 Consolidated Stores Corporation Key Associate Annual Incentive Compensation Plan (the "Plan").

2. PURPOSE

         The Plan is designed to (i) assist Consolidated Stores Corporation in attracting, retaining and motivating employees, (ii) align Participants' interests with those of the Corporation's stockholders and (iii) qualify compensation paid to Participants who are "Covered Employees" as "other performance-based compensation" within the meaning of section 162(m) of the IRC or a successor provision.

3. DEFINITIONS

         "Award" means a payment subject to the provisions of this plan.

         "Base Salary" means as to a Performance Period, a Participant's actual gross salary rate in effect on the Determination Date. Such salary shall be before (1) deductions for taxes and benefits, and (2) deferrals of salary pursuant to Company-sponsored plans.

         "Beneficiary" means the person or persons entitled to receive the interest of a Participant in the event of the Participant's death.

         "Board" means the Board of Directors of Consolidated Stores Corporation, a Delaware Corporation.

         "Change of Control" means a change of control as defined in the Consolidated Stores Corporation Stockholder Rights Plan dated April 18, 1989, as from time-to-time amended or any successor thereto.

         "Committee" means the Compensation Committee of the Board, which shall consist of not less than two (2) members of the Board each of whom is a "disinterested person" as defined in Securities and Exchange Commission Rule 16b-3(c)(2)(i), or as such term may be defined in any successor regulation under
Section 16 of the Securities Exchange Act of 1934, as amended. In addition, each member of the Committee shall be an outside director within the meaning of
Section 162(m) of the IRC.

         "Common Stock" means the common stock of Consolidated Stores Corporation, a Delaware Corporation, its successors and assigns.

         "Company" means Consolidated Stores Corporation, a Delaware Corporation, its successors and assigns and any corporation which shall acquire substantially all its assets. In addition, Company shall include any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

         "Conditional Payment" means prepaying an Award before the date of current payment in section 6.2 and subjects the prepayment (or a portion thereof) to possible return to the Company.

         "Covered Associate(s)" means the chief executive officer (or an individual acting in such capacity) as of the end of the Fiscal Year and any other employee whose total compensation for the Fiscal Year is required to be reported to stockholders under the Securities Exchange Act of 1934 by reason of such employee being among the four highest compensated officers (other than the chief executive officer or other individual acting in such capacity) for the Fiscal Year.



                                     III-1

         "Determination Date" means as to a Performance Period: (1) the first day of the Performance Period, or (2) such other date set by the Committee provided such date will not jeopardize the Plan's Award as performance-based compensation under IRC 162(m).

         "Eligible Position" means an employment position with the Company which provides the employee in the position the opportunity to participate in the Plan. The Committee or its designee determines Eligible Positions.

         "Fiscal Year" means a fiscal year of the Company (currently comprised of a 52/53 week fiscal year which ends on the Saturday nearest to January 31).

         "IRC" means the Internal Revenue Code of 1986, as amended.

         "Participant" means a key associate of the Company who has been approved for participation in the Plan by the Committee (or its designee) or a key associate of a partnership designated by the Committee which the Company maintains 50% or more profit sharing, loss sharing and ownership of capital interests or a key associate of a limited liability company (LLC) in which the Company maintains a 50% or more ownership interest.

         "Performance Period" means the Fiscal Year except in the following cases:

         (1) The associate's service period within a Fiscal Year in the case of a new hire or promoted associate; or

         (2) A period of service determined at the discretion of the Committee (or its designee in the case of associates who are not Covered Associates).

4. ELIGIBILITY AND PARTICIPATION

  4.1 Approval

         Each key associate of the Company who is approved for participation in the Plan by the Committee (or under the authority conveyed by the Committee) shall be a Participant as of the date designated. Written notice of such approval shall be given to each key associate so approved as soon as practicable following date of approval.

  4.2 Termination of Approval

         The Committee may withdraw its approval for participation for a Participant at any time. In the event of such withdrawal, the key associate concerned shall cease to be an active Participant as of the date selected by the Committee and the key associate shall be notified of such withdrawal as soon as practicable following such action.

  4.3 Notification

         In general, it is expected that key associates who are to be Participants for a Performance Period shall be notified of that fact before the beginning of the Performance Period. However, the Plan reserves the right to include associates without prior notification.

  4.4 Transfers In, Out of and Between Eligible Positions

                  (1) A key associate may be approved for participation during a portion of a Fiscal Year.

                           (a) With respect to associates that are not Covered Associates, an associate newly hired or transferred into an Eligible Position shall have his/her participation prorated during the first Fiscal Year provided employment or transfer occurs at least two months prior to the end of the Fiscal Year.



                                     III-2

                           (b) An associate (other than a Covered Associate) transferred out of an Eligible Position may receive a prorated Award at the discretion of the Committee provided he/she served in the Eligible Position for at least two full months during the Fiscal Year.

                           (c) With respect to Covered Associates approved for participation during a portion of a Fiscal Year, see
                           Section 5.3 as it would relate to Performance Periods that are not equivalent to a Fiscal Year.

                  (2) Participants (which are not Covered Associates) transferring between Eligible Positions having different Award formulas will receive Awards prorated to months served in each Eligible Position. For Covered Associates transferring between Eligible Positions, Section 5.3 shall apply to each respective Performance Period applicable to the particular position.

  4.5 Termination of Employment

          Unless otherwise determined by the Committee (or its designee in the case of Participants who are not Covered Associates), or in the case of amounts accumulated in the various accounts under Section 6.4 of this Plan or as required by applicable law, no payment pursuant to this Plan shall be made to a Participant unless the Participant is employed by the Company on the day on which payments determined under section 6.2 are in fact made (or would have been made if a deferred payment election under section 6.4--(1) had not been executed).

          The Committee shall have the discretion not to make or to reduce an Award for a Plan Year for a Participant whose employment with the Company terminated during the Plan Year due to retirement, disability, or death.

5. DETERMINATION OF AWARDS

          5.1 In addition to Section 4.5, Awards will vest solely on account of:
(1) the attainment of one or more pre-established performance goals/targets and
(2) the certification described in Section 5.6.


          5.2 With respect to Awards for Covered Associates, the material terms of the performance goal(s) must be disclosed to, and subsequently approved by, the stockholders before the payout is executed, unless they conform to one or any combination of the following goals/targets each determined in accordance with generally accepted accounting principles or similar objective standards (or each as may appear in the annual report to stockholders):


                  (a) Income (loss) per common share from continuing operations as disclosed in the Company's annual report to stockholders for a particular Fiscal Year; or

                  (b) Income (loss) per common share from income as disclosed in the Company's annual report to stockholders for a particular Fiscal Year; or


                  (c) Operating income or Income from operations (as the case may be); or

                  (d)  Income before unusual or infrequent items; or

                  (e)  Income (loss) from continuing operations; or

                  (f) Income (loss) from continuing operations before extraordinary item and/or cumulative effect of a change in accounting principle (as the case may be); or



                                     III-3

                  (g) Income (loss) before extraordinary item and/or cumulative effect of a change in accounting principle (as the case may be); or

                  (h) Any other objective and specific income (loss) category that appears as a line item in the annual report to shareholders; or

                  (i) Any of items (c) through (h) on a weighted average common shares outstanding basis; or

                  (j) Any of items (a) through (i) on a diluted basis as described in Statement of Financial Accounting Standards No. 128 including official interpretations or amendments thereof which may be issued from time to time as long as such interpretations or amendments are utilized on the face of the income statement or in the notes to the financial statements disclosed in the Company's annual report to stockholders; or

                  (k) Common Stock price; or

                  (l) Total stockholder return expressed on a dollar or percentage basis as is customarily disclosed in the proxy statement accompanying the notice of annual meetings of stockholders; or

                  (m) Net income (loss); or

                  (n) Percentage increase in comparable store sales as disclosed in the Company's annual report; or

                  (o) Gross profit or gross margin; or

                  (p) Earnings before interest and taxes ("EBIT"); or

                  (q) Earnings before interest, taxes, depreciation and amortization ("EBITDA"); or

                  (r) Economic value added; or

                  (s) Any of items (a) through (r) above with respect to any subsidiary, affiliate, business unit, business group, business venture or legal entity including any combination thereof or controlled directly or indirectly by the Company whether or not such information is included in the Company's annual report to stockholders, proxy statement or notice of annual meeting of stockholders; or

                  (t) Any of items (a) through (r) above may be determined before or after a minority interest's share as designated by the Committee; or

                  (u) Any of items (a) through (r) above with respect to a Performance Period whether or not such information is included in the Company's annual report to stockholders, proxy statement or notice of annual meetings of stockholders; or

                  (v) Total Stockholder Return Ranking Position meaning the relative placement of the Company's Total Stockholder Return (as defined in (l) above) compared to those publicly held companies in the company's peer group as established by the Committee prior to the beginning of a vesting period or such later date as permitted under the IRC. The peer group shall be comprised of not less than six (6) companies, including the Company.



                                     III-4

          With respect to items (a), (b), (i) and (j) above, other terminology may be used for "income (loss) per common share" (such as "Basic EPS", "earnings per common share", "diluted EPS", or "earnings per common share-assuming dilution") as contemplated by Statement of Financial Accounting Standards No. 128.

          The Committee in its sole discretion in setting the goals/targets in the time prescribed in Section 5.3 may make equitable adjustments (singularly or in combination) to the goals/targets in recognition of unusual or non-recurring events for the following qualifying objective items: asset impairments under Statement of Financial Accounting Standards No. 121, as amended or superceded; acquisition-related charges; accruals for restructuring and/or reorganization program charges; merger integration costs; merger transaction costs; any profit or loss attributable to the business operations of any entity or entities acquired during the Performance Period; tax settlements; any extraordinary, unusual in nature, infrequent in occurrence, or other non-recurring items (not otherwise listed) as described in Accounting Principles Board Opinion No. 30; any extraordinary, unusual in nature, infrequent in occurrence, or other non-recurring items (not otherwise listed) in management's discussion and analysis of financial condition and results of operations, selected financial data, financial statements and/or in the footnotes each as appearing in the annual report to stockholders; unrealized gains or losses on investments; charges related to derivative transactions contemplated by Statement of Financial Accounting Standards No. 133, as amended or superceded; and compensation charges related to stock option activity.


          5.3 Prior to the completion of 25% of the Performance Period or such earlier date as required under IRC Section 162(m), the Committee shall in its sole discretion, for each such Performance Period determine and establish in writing a performance goal or performance goals (in accordance with Section 5.2) applicable to the Performance Period to any Covered Associate. Within the same period of time, the Committee (or its designee) for each such Performance Period shall determine and establish in writing the performance goal(s) applicable to the Performance Period for Participants who are not Covered Associates. Such preestablished performance goal(s) must state, in terms of an objective formula or standard, the method for computing the amount of the Award payable to the Participant if the goal(s) is (are) obtained. A formula or standard is objective if a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Participant. The Committee may establish any number of Performance Periods, goals and Awards for any associate running concurrently, in whole or in part, provided, that in so doing the Committee does not jeopardize the Company's deduction for such Awards under IRC Section 162(m).

          5.4 On or prior to the date specified in Section 5.3, the Committee, in its sole discretion, shall either (i) assign each Participant a target Award expressed as a percentage of Base Salary or a whole dollar amount (for Covered Associates, Base Salary must be fixed prior to the establishment of performance goals applicable to a particular Performance Period) or (ii) establish a payout table or formula for purposes of determining the Award (if any) payable to each Participant. The Committee may authorize a designee to establish a payout table or formula for those Participants who are not Covered Associates.

          Each payout table or formula:

          (a)     shall be in writing;

          (b) shall be based on a comparison of actual performance to the performance goals;

          (c) may include a "floor" which is the level of achievement of the performance goal in which payout begins; and

          (d) shall provide for an actual Award equal to or less than the Participant's target Award, depending on the extent to which actual performance approached or reached the performance goal(s).

          5.5 In lieu of Awards based on a percentage of Base Salary (Section 5.4), Awards may be based on a percentage or share of an Award pool. The Committee (or its designee) shall determine (by the date specified in Section 5.3) the total dollar amount available for Awards (or a formula to calculate the total dollar amount available) known as an Award pool. The Committee, in it sole discretion, may establish two or more separate Award pools and assign the Participants to a particular Award pool. The Committee (or its designee in the case of Participants who are not Covered Associates) shall establish in writing a performance payout table or formula detailing the Award pool and the payout (or payout formula) based upon the



                                     III-5
relative level of attainment of performance goals. Each payout table or formula shall (a) be based on a comparison of actual performance to the performance goals, (b) provide the amount of a Participant's Award or total pool dollars available (or a formula to calculate pool dollars available), if the performance goals for the Performance Period are achieved, and (c) provide for an actual Award (which may be based on a formula to calculate the percentage of the pool to be awarded to a particular Participant) based on the extent to which the performance goals were achieved. The payout table or formula may include a "floor" which is the level of achievement of the performance goals in which payout begins. In the case of Awards which are stated in terms of a percentage of an Award pool, the sum of the individual percentages for all Participants in the pool cannot exceed 100 percent. In no case shall a reduction in an Award of one Participant result in an increase in another Participant's Award.

          5.6 After the end of each Performance Period or such earlier date if the performance goal(s)/target(s) are achieved, the Committee shall certify in writing, prior to the unconditional payment of any Award, that the performance goal(s)/target(s) for the Performance Period were satisfied and to what extent they were satisfied. The Committee (or its designee) shall determine the actual Award for each Participant based on the payout table/formula established in section 5.4 or 5.5, as the case may be.

          5.7 The Committee, in its discretion, may cancel or decrease an Award, but with respect to Covered Associates, may not under any circumstances increase such Award.

          5.8 Any other provision of the Plan notwithstanding, the maximum aggregate Award a Participant may earn for a particular Fiscal Year is $3,000,000.

6. PAYMENT OF INCENTIVE AWARDS

  6.1 In General

          Once an Award has vested and the amount thereof determined, payment of the Award (or the portion thereof not deferred under section 6.4) shall be made pursuant to section 6.2 or, if properly and timely elected, shall be deferred in accordance with section 6.4.

  6.2 Current Payment

          A Participant's Award for a Performance Period, which is not deferred in accordance with the provisions of Section 6.4 hereof, and a Participant's Award, whether or not he/she elected deferred-payment thereof, for the Fiscal Year in which his/her employment terminates, shall be paid in cash to the Participant, or his/her Beneficiary in the event of his/her death, between the date on which certification by the Committee was made in accordance with section
5.6 and the 75th day (inclusive) following the end of the Performance Period. Should the Committee elect to postpone the payments for any reason, the Committee may, in its discretion, also elect to pay interest at a reasonable rate (consistent with IRC Section 162(m)) for period between the 75th day following the end of the Performance Period and the day on which the payments are in fact made.

  6.3 Conditional Payment

          The Committee may authorize a Conditional Payment of a Participant's Award based upon the Committee's good faith determination. The Conditional Payment, at the discretion of the Committee (or, except for Covered Associates, under authority granted to its designee) may be discounted to reasonably reflect the time value of money for the prepayment. Conditional Payments to Covered Associates shall only be made in circumstances where the Covered Associate's compensation deduction will not be jeopardized under IRC Section 162(m). The amount of the Conditional Payment that will be returned to the Company is equal to the Conditional Payment less the Award payment that has vested, if any. For example, if the floor (see Section 5.4) was not attained for the performance goal or target for the Performance Period, all of the Conditional Payment made for that Performance Period to the Participant must be returned to the Company. Return of all or a portion of the Conditional Payment shall be made reasonably soon after it is determined the extent to which the performance goal or target was not achieved.

  6.4 Deferred Payment

6.4--(1) Election



                                     III-6

          Before the first day of each Performance Period (or such other date as permissible to properly defer the Award for income tax purposes), a Participant may irrevocably elect in writing to have a part or all of an Award for the year under the Plan (but not less than $1,000) deferred. Such deferred payment shall be credited to a bookkeeping reserve account which shall be established for the Participant and set up on the books of the Company and known as his/her "Interest Account".

6.4--(2) Credits To Interest Account

          When a Participant has elected to have a part or all of his/her Award credited to an "Interest Account", the unpaid balance in such account shall be credited with a simple annual interest equivalent, as follows: As of the May 1 next following the Fiscal Year for which the deferred Award was made, such Award shall become part of the unpaid balance of such Interest Account. Such Interest Account shall be credited on April 30 of each year with an amount equal to interest on the unpaid balance of such account from time to time outstanding during the year ending on such April 30 at the rate determined by adding together the Three-month Treasury Bill rate on the last banking day prior to the beginning of such year and the Three-month Treasury Bill rate in effect on the last banking days of each of the calendar months of May through March of such year and dividing such total by 12. In the event that the interest Account shall be terminated for any reason prior to April 30 of any year, such account shall upon such termination date be credited with an amount equal to interest at the average Three-month Treasury Bill rate determined as aforesaid on the unpaid balance from time to time outstanding during that portion of such year prior to the date of termination.

6.4--(3) Alternate Deferral Plans

          The Committee, at its discretion, may provide alternate deferral plans of which Awards under this Plan may be included.

6.4--(4) Trust Deposits

          The Committee, at its discretion, may establish an irrevocable trust in which the assets of the trust are subject to the general creditors of the Company. Such trust may upon the occurrence of certain events, as determined by the Committee, receive assets equal to the value of all participants Interest Accounts on the date of the event.

6.4--(5) Distribution Upon Termination of Employment

          Upon termination of a Participant's employment with the Company for any reason, the Participant, or his/her Beneficiary in the event of his/her death, shall be entitled to payment of the entire Interest Account in ten annual installment payments. The amount accumulated in such Participant's Interest Account shall be distributed as hereinafter provided.

          a.  The Interest Account shall be paid in cash as follows:

                  i. The first annual payment shall be made no earlier than the thirtieth day following the date of termination of employment, and shall be in an amount equal to the value of one-tenth (th) of the total amount credited to the Participant's Interest Account as of the end of the month immediately preceding the date of termination.

                  ii. A second annual payment shall be made no earlier than the first day of the Fiscal Year following the year during which the first anniversary of the date of termination of employment occurs, and shall be in an amount equal to the value of 1/9th of the amount credited (which includes accumulated interest) to the Participant's Interest Account as of January 1 next following the first anniversary of the termination of employment.

                  iii. Each succeeding installment payment shall be determined in a similar manner, i.e., the fraction of Participant's Interest Account balance to be paid out shall increase each year to 1/8, 1/7, etc., until the tenth installment which shall equal the then remaining balance of the account.



                                     III-7

         The annual installment payments are intended to qualify the deferred compensation portion of this Plan under Chapter 4 of Title 4, United States Code, Section 114(b)(1)(I).

6.4--(6) Distribution In Event Of Financial Emergency

         If requested by a Participant while in the employ of the Company and if the Committee (or in the case of Participants who are not Covered Associates, its designee) determines that a financial emergency has occurred in the financial affairs of the Participant, the Interest Account of the Participant on the date the Participant makes the request may be paid out at the sole discretion of the Committee (or its designee) in the same manner it would have been paid out had the Participant terminated his employment with the Company on the date of such request. In the event of a payout due to a financial emergency, a second Interest Account shall be established for the Participant and any Awards made to the Participant thereafter shall be credited to this second Interest Account. The Participant's rights to the second Interest Account shall be the same as his/her rights to the initial Interest Account.

6.4--(7) Acceleration Of Payment

         Notwithstanding the provisions in Item 6.4--(5) and 6.4--(6), if the amount remaining in a Participant's Interest Account at any time is less than $50,000, or in the event of a financial emergency (including death or disability) occurring in the personal affairs of the Participant, or his/her Beneficiary in case of his/her death, during the payout period, the Committee may elect to accelerate the payout thereafter of the Participant's Interest Account.

6.4--(8) Beneficiary Designation

         A Participant may designate a Beneficiary who is to receive, upon his/her death or disability, the distributions that otherwise would have been paid to him/her. All designations shall be in writing and shall be effective only if and when delivered to the Secretary of the Company during the lifetime of the Participant. If a Participant designates a Beneficiary without providing in the designation that the Beneficiary must be living at the time of each distribution, the designation shall vest in the Beneficiary all of the distribution whether payable before or after the Beneficiary's death, and any distributions remaining upon the Beneficiary's death shall be made to the Beneficiary's estate.

         A Participant may from time to time during his lifetime change his Beneficiary by a written instrument delivered to the Secretary of the Company. In the event a Participant shall not designate a Beneficiary as aforesaid, or if for any reasons such designation shall be ineffective, in whole or in part, the distribution that otherwise would have been paid to such Participant shall be paid to his estate and in such event the term "Beneficiary" shall include his estate.

6.4--(9) Corporate Changes

         i.  Dissolution or Liquidation of Company

         The Company shall cause the dollar balance of an Interest Account (adjusted to the end of the month immediately preceding the date of dissolution or liquidation) to be paid out in cash in a lump sum to the Participants, or their Beneficiaries as the case may be, within 60 days following the date of dissolution or liquidation of the Company.

         ii.  Merger, Consolidation or Sale of Assets

         Notwithstanding anything herein to the contrary, in the event that the Company desires to consolidate with, merge into, sell or otherwise transfer all or substantially all of its assets to another corporation (hereinafter referred to as "Successor Corporation"), such Successor Corporation may assume the obligation under this Plan, provided those appropriate amendments are made to the Plan. In the event the Plan is not continued within a reasonable period of time by the Successor Corporation, then as of the date preceding the date of such consolidation, merger, or transfer, the account of each Participant shall be converted into dollars and distributed as provided in section 6.

7. RIGHTS OF PARTICIPANTS



                                     III-8

         No Participant or Beneficiary shall have any interest in any fund or in any specific asset or assets of the Company by reason of any account under the Plan. It is intended that the Company has merely a contractual obligation to make payments when due hereunder and it is not intended that the Company hold any funds in reserve or trust to secure payments hereunder. No Participant may assign, pledge, or encumber his/her interest under the Plan, or any part thereof, except that a Participant may designate a Beneficiary as provided herein.

         Nothing contained in this Plan shall be construed to:

                  A. Give any associate or Participant any right to receive any Award other than in the sole discretion of the Committee;

                  B. Give a Participant any rights whatsoever with respect to share(s) of Common Stock of the Company;

8. NO EMPLOYEE RIGHTS

         Nothing in the Plan or participation in the Plan shall confer upon any Participant the right to be employed by the Company or to continue in the employ of the Company, nor shall anything in the Plan, or participation in the Plan amend, alter or otherwise affect any rights or terms of employment or other benefits arising from that employment.

9. ADMINISTRATION

         The Plan shall be administered by the Committee. The Committee may, from time to time, establish rules for the administration of the Plan that are not inconsistent with the provisions of the Plan.

10. AMENDMENT OR TERMINATION

         The Committee may modify or amend, in whole or in part, any or all of the provisions of the Plan, except as to those terms or provisions that are required by IRC Section 162(m) to be approved by the stockholders, or suspend or terminate it entirely; provided, however, that no such modifications, amendment, or suspension or termination may, without the consent of the Participant, or his Beneficiary in the case of his/her death, reduce the right of a Participant, or his/her Beneficiary, as the case may be, to any Payment due under the Plan.

11. TAX WITHHOLDING

         The Company shall have the right to deduct from all cash payments any federal, state, or local taxes or other withholding amounts required by law or valid court order to be withheld with respect to such cash payments.

12. EFFECTIVE DATE

         The Plan shall be effective as of February 2, 1998, subject to approval and modification by the Company's stockholders no later than September 1, 1998.



                                     III-9

                                                                     APPENDIX IV

                        AMENDED ARTICLES OF INCORPORATION

                                       OF

                                 BIG LOTS, INC.

                  FIRST: The name of the corporation shall be Big Lots, Inc.

                  SECOND: The place in Ohio where the principal office of the corporation is to be located is in the City of Columbus, County of Franklin.

                  THIRD: The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98 of the Ohio Revised Code.

                  FOURTH: The authorized number of shares of the corporation shall be Three Hundred Million (300,000,000), consisting of Two Hundred Ninety-Eight Million (298,000,000) common shares, $.01 par value per share (the "Common Shares"), and Two Million (2,000,000) preferred shares, $.01 par value (the "Preferred Shares").

                  The directors of the corporation are authorized to adopt amendments to the Amended Articles of Incorporation in respect of any unissued Preferred Shares and thereby to fix or change, to the fullest extent now or hereafter permitted by Ohio law: the division of such shares into series and the designation and authorized number of shares of each series; the dividend or distribution rights; dividend rate; liquidation rights, preferences and price; redemption rights and price; sinking fund requirements; voting rights; pre-emptive rights; conversion rights; restrictions on issuance of shares; and such other rights, preferences and limitations as shall not be inconsistent with this Article FOURTH. No vote of the holders of Common Shares, as a class, shall be required in connection with the authorization by the directors of shares of any class, or series of any class, that are convertible into Common Shares.

                  FIFTH: The directors of the corporation shall have the power to cause the corporation from time to time and at any time to purchase, hold, sell, transfer or otherwise deal with (A) shares of any class or series issued by it, (B) any security or other obligation of the corporation which may confer upon the holder thereof the right to convert the same into shares of any class or series authorized by the articles of the corporation, and (C) any security or other obligation which may confer upon the holder thereof the right to purchase shares of any class or series authorized by the articles of the corporation. The corporation shall have the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, shares of any class or series issued by the corporation. The authority granted in this Article FIFTH of these Articles shall not limit the plenary authority of the directors to purchase, hold, sell, transfer or otherwise deal with shares of any class or series, securities or other obligations issued by the corporation or authorized by its articles.

                  SIXTH: No shareholder of the corporation shall have, as a matter of right, the pre-emptive right to purchase or subscribe for shares of any class, now or hereafter authorized, or to purchase or subscribe for securities or other obligations convertible into or exchangeable for such shares or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any such share.

                  SEVENTH: Shareholders of the corporation shall not have the right to vote cumulatively in the election of directors.

                  EIGHTH: Notwithstanding any provision of the Ohio Revised Code requiring for any purpose the vote, consent, waiver or release of the holders of shares of the corporation entitling them to exercise two-thirds or any other proportion of the voting power of the corporation or of any class or classes thereof, such action, unless expressly otherwise provided by statute, may be taken by the vote, consent, waiver or release of the holders of the shares entitling them to exercise not less than a majority of the voting power of the corporation or of such class or classes.

                  NINTH: These Amended Articles of Incorporation take the place of and supersede the existing articles of incorporation of Big Lots, Inc.

                                                                      APPENDIX V

                               CODE OF REGULATIONS

                                       OF

                                 BIG LOTS, INC.

                                      INDEX

SECTION                                                                                                    PAGE NO.
-------                                                                                                    --------


                                                        ARTICLE ONE
                                                 MEETINGS OF SHAREHOLDERS

1.01.             Annual Meetings.................................................................................1
1.02.             Calling of Meetings.............................................................................1
1.03.             Place of Meetings...............................................................................1
1.04.             Notice of Meetings..............................................................................1
1.05.             Waiver of Notice................................................................................2
1.06.             Quorum..........................................................................................2
1.07.             Votes Required..................................................................................2
1.08.             Order of Business...............................................................................2
1.09.             Shareholders Entitled to Vote...................................................................2
1.10.             Proxies.........................................................................................2
1.11.             Inspectors of Election..........................................................................2
1.12.             Chairman of Meeting.............................................................................2

                                                         ARTICLE TWO
                                                          DIRECTORS

2.01.             Authority and Qualifications....................................................................3
2.02.             Number of Directors.............................................................................3
2.03.             Election........................................................................................3
2.04.             Removal.........................................................................................3
2.05.             Vacancies.......................................................................................3
2.06.             Meetings........................................................................................3
2.07.             Notice of Meetings..............................................................................4
2.08.             Waiver of Notice................................................................................4
2.09.             Quorum..........................................................................................4
2.10.             Executive and Other Committees..................................................................4
2.11.             Compensation....................................................................................5
2.12.             By-Laws.........................................................................................5


                                                        ARTICLE THREE
                                                           OFFICERS


                                       i


3.01.             Officers........................................................................................5
3.02.             Tenure of Office................................................................................5
3.03.             Duties of the Chairman of the Board.............................................................5
3.05.             Duties of the Vice Presidents...................................................................6
3.06.             Duties of the Secretary.........................................................................6
3.07.             Duties of the Treasurer.........................................................................6

                                                         ARTICLE FOUR
                                                            SHARES

4.01.             Certificates....................................................................................6
4.02.             Transfers.......................................................................................6
4.03.             Transfer Agents and Registrars..................................................................7
4.04.             Lost, Wrongfully Taken or Destroyed Certificates................................................7

                                                         ARTICLE FIVE

                                                INDEMNIFICATION AND INSURANCE

5.01.             Indemnification.................................................................................7
5.02.             Court-Approved Indemnification..................................................................8
5.03.             Indemnification for Expenses....................................................................8
5.04.             Determination Required..........................................................................8
5.05.             Advances for Expenses...........................................................................9
5.06.             Article FIVE Not Exclusive......................................................................9
5.07.             Insurance.......................................................................................9
5.08.             Certain Definitions.............................................................................9
5.09.             Venue...........................................................................................9

                                                          ARTICLE SIX
                                                         MISCELLANEOUS

6.01.             Amendments.....................................................................................10
6.02.             Action by Shareholders or Directors Without a Meeting..........................................10


                                       ii

                               CODE OF REGULATIONS

                                       OF

                                 BIG LOTS, INC.

                                   ARTICLE ONE

                            MEETINGS OF SHAREHOLDERS

                  SECTION 1.01. ANNUAL MEETINGS. The annual meeting of the shareholders for the election of directors, for the consideration of reports to be laid before such meeting and for the transaction of such other business as may properly come before such meeting, shall be held on such date, at such time and at such place as may be fixed from time to time by the directors.

                  SECTION 1.02. CALLING OF MEETINGS. Meetings of the shareholders may be called only by the chairman of the board, the chief executive officer, the president, or, in case of the president's absence, death, or disability, the vice president or other officer authorized to exercise the authority of the president; the secretary; the directors by action at a meeting, or a majority of the directors acting without a meeting; or the holders of at least twenty-five percent (25%) of all shares outstanding and entitled to vote thereat.

                  SECTION 1.03. PLACE OF MEETINGS. Meetings of shareholders may be held either within or outside the State of Ohio. Meetings of shareholders may be held in any manner or place determined by the board of directors and permitted by Ohio law.

                 SECTION 1.04. NOTICE OF MEETINGS. (A) Written notice stating the time, place, if any, and purposes of a meeting of the shareholders, and any other matters related to the conduct of the meeting required by Ohio law to be specified, shall be given by personal delivery, by mail or by any other means of delivery or communication permitted by Ohio law. Any such notice shall be given not less than seven nor more than sixty days before the date of the meeting, (1) to every shareholder of record entitled to notice of the meeting, (2) by or at the direction of the chairman of the board, the chief executive officer, the president or the secretary. If mailed or sent by a delivery service permitted by Ohio law, the notice shall be sent to the shareholder at the shareholder's address as it appears on the records of the corporation. If transmitted by another means of communication in the manner permitted by Ohio law, the notice shall be transmitted to the address furnished by the shareholder for such transmissions. Notice of adjournment of a meeting need not be given if the time and place, if any, to which it is adjourned and any other matters related to the conduct of the adjourned meeting required by Ohio law to be specified, shall be fixed and announced at such meeting. In the event of a transfer of shares after the record date for determining the shareholders who are entitled to receive notice of a meeting of shareholders, it shall not be necessary to give notice to the transferee. Nothing herein contained shall prevent the setting of a record date in the manner provided by Ohio law, the Articles or the Regulations for the determination of shareholders who are entitled to receive notice of or to vote at any meeting of shareholders or for any purpose required or permitted by law.

         (B) Following receipt by the president or the secretary of a request in writing, specifying the purpose or purposes for which the persons properly making such request have called a meeting of shareholders, delivered either in person or by registered mail to such officer by any persons entitled to call a meeting of shareholders, such officer shall cause to be given to the shareholders entitled to notice, notice of a meeting to be held on a date not less than seven nor more than sixty days after the receipt of the request, as the officer may fix. If the notice is not given within fifteen days after the receipt of the request by the president or the secretary, then, and only then, the persons properly calling the meeting may fix the time of meeting and give notice on the time of meeting in accordance with the provisions of the Regulations.

                  SECTION 1.05. WAIVER OF NOTICE. Notice of the time, place and purpose or purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of such meeting. The attendance of any shareholder, in person or by proxy, at any such meeting without protesting the lack of proper notice, prior to or at the commencement of the meeting, shall be deemed to be a waiver by such shareholder of notice of such meeting.

                  SECTION 1.06. QUORUM. At any meeting of shareholders, the holders of a majority of the voting shares of the corporation then outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for such meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, or the chairman of the board, the chief executive officer, the president, or the officer of the corporation acting as chairman of the meeting, may adjourn such meeting from time to time, and if a quorum is present at such adjourned meeting any business may be transacted as if the meeting had been held as originally called.

                  SECTION 1.07. VOTES REQUIRED. At all elections of directors, the candidates receiving the greatest number of votes shall be elected. Any other matter submitted to the shareholders for their vote shall be decided by the vote of such proportion of the shares, or of any class of shares, or of each class, as is required by law, the Articles or the Regulations.

                  SECTION 1.08. ORDER OF BUSINESS. The order of business at any meeting of shareholders shall be determined by the officer of the corporation acting as chairman of such meeting unless otherwise determined by a vote of the holders of a majority of the voting shares of the corporation then outstanding, present in person or by proxy, and entitled to vote at such meeting.

                  SECTION 1.09. SHAREHOLDERS ENTITLED TO VOTE. Each shareholder of record on the books of the corporation on the record date for determining the shareholders who are entitled to vote at a meeting of shareholders shall be entitled at such meeting to one vote for each share of the corporation standing in his name on the books of the corporation on such record date. The directors may fix a record date for the determination of the shareholders who are entitled to receive notice of and to vote at a meeting of shareholders, which record date shall not be a date earlier than the date on which the record date is fixed and which record date may be a maximum of sixty days preceding the date of the meeting of shareholders.

                 SECTION 1.10. PROXIES. At meetings of the shareholders, any shareholder of record entitled to vote thereat may be represented and may vote by proxy or proxies appointed by an instrument in writing signed by such shareholder or appointed in any other manner permitted by Ohio law. Any such instrument in writing or record of any such appointment shall be filed with or received by the secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder. No appointment of a proxy is valid after the expiration of eleven months after it is made unless the writing or other communication which appoints such proxy specifies the date on which it is to expire or the length of time it is to continue in force.

                  SECTION 1.11. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the directors may appoint inspectors of election to act at such meeting or any adjournment thereof. If inspectors are not so appointed, the officer of the corporation acting as chairman of any such meeting may make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled only by appointment made by the directors in advance of such meeting or, if not so filled, at the meeting by the officer of the corporation acting as chairman of such meeting. No other person or persons may appoint or require the appointment of inspectors of election.

                  SECTION 1.12. CHAIRMAN OF MEETING. At each meeting of shareholders, the chairman of the board, or in the absence of the chairman of the board, the chief executive officer, or in the absence of the chief executive officer, the president, or in the absence of the president, any vice president or other officer authorized by the directors to act as chairman, or, in the absence of the chairman, the chief executive officer, the president or a duly authorized vice president or other officer, a chairman chosen by a majority of the voting shares of the Corporation then outstanding, present in person or by proxy, and entitled to vote at such meeting, shall act as chairman of the meeting.

                                   ARTICLE TWO

                                    DIRECTORS

                  SECTION 2.01. AUTHORITY AND QUALIFICATIONS. Except where the law, the Articles or the Regulations otherwise provide, all authority of the corporation shall be vested in and exercised by its directors. Directors need not be shareholders of the corporation.

                  SECTION 2.02.  NUMBER OF DIRECTORS.

                  (A) Until changed by the amendment of the Regulations, by the adoption of new regulations or by action of the directors pursuant to subsection
(C) hereof, the number of directors of the corporation shall be nine.

                  (B) At each annual meeting of shareholders, directors shall be elected to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified or until their earlier resignation or removal.

                  (C) The directors may change the number of directors and may fill any vacancy that is created by an increase in the number of directors; PROVIDED, HOWEVER, that the directors may not reduce the number of directors to less than nine or increase the number of directors to more than eleven.

                  SECTION 2.03. ELECTION. At each annual meeting of shareholders for the election of directors, the successors to the directors shall be elected, but if the annual meeting is not held or if one or more of such directors are not elected thereat, they may be elected at a special meeting called for that purpose. The election of directors shall be by ballot whenever requested by the presiding officer of the meeting or by the holders of a majority of the voting shares outstanding, entitled to vote at such meeting and present in person or by proxy, but unless such request is made, the election shall be viva voce.

                  SECTION 2.04. REMOVAL. A director or directors may be removed from office, with or without assigning any cause, only by the vote of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation to elect directors in place of those to be removed. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the board.

                  SECTION 2.05. VACANCIES. The remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any vacancy in the board for the unexpired term. A vacancy in the board exists within the meaning of this Section 2.05 in the event that the shareholders increase the authorized number of directors but fail at the meeting at which such increase is authorized, or an adjournment thereof, to elect the additional directors provided for, or in case the shareholders fail at any time to elect the whole authorized number of directors.

                  SECTION 2.06. MEETINGS. A meeting of the directors shall be held immediately following the adjournment of each annual meeting of shareholders at which directors are elected, and notice of such meeting need not be given. The directors shall hold such other meetings as may from time to time be called, and such other meetings of directors may be called only by the chairman of the board, the chief executive officer, the president or any two directors. All meetings of directors shall be held at the principal office of the corporation in Columbus or at such other place within or without the State of Ohio or in such other manner as permitted by Ohio law, as the directors may from time to time determine by a resolution. Meetings of the directors may be held through any communications equipment if all persons participating can hear each other and participation in a meeting pursuant to this provision shall constitute presence at


                                       3
such meeting. At each meeting of the directors, the chairman of the board, or in the absence of the chairman of the board, the chief executive officer, or in the absence of the chief executive officer, the president shall act as chairman of the meeting.

                  SECTION 2.07. NOTICE OF MEETINGS. Notice of the time and place of each meeting of directors for which such notice is required by law, the Articles, the Regulations or the By-Laws shall be given to each of the directors by at least one of the following methods:

                  (A) In a writing mailed not less than three days before such meeting and addressed to the residence or usual place of business of a director, as such address appears on the records of the corporation; or

                  (B) By telegraph, cable, radio, wireless, facsimile or a similar writing sent or delivered to the residence or usual place of business of a director as the same appears on the records of the corporation, not later than the day before the date on which such meeting is to be held; or

                  (C) Personally or by telephone not later than the day before the date on which such meeting is to be held.

Notice given to a director by any one of the methods specified in the Regulations shall be sufficient, and the method of giving notice to all directors need not be uniform. Notice of any meeting of directors may be given only by the chairman of the board, the chief executive officer, the president or the secretary of the corporation. Any such notice need not specify the purpose or purposes of the meeting. Notice of adjournment of a meeting of directors need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

                  SECTION 2.08. WAIVER OF NOTICE. Notice of any meeting of directors may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any meeting of directors without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by him of notice of such meeting.

                  SECTION 2.09. QUORUM. A majority of the whole authorized number of directors shall be necessary to constitute a quorum for a meeting of directors, except that a majority of the directors in office shall constitute a quorum for filling a vacancy in the board. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the board, except as otherwise provided by law, the Articles or the Regulations.

                 SECTION 2.10. EXECUTIVE AND OTHER COMMITTEES. The directors may create an executive committee or any other committee of directors, to consist of one or more directors (subject to any other requirements as to the number of directors serving on a committee that may be imposed by law or the rules and regulations of the Securities and Exchange Commission or any other regulatory authority), and may authorize the delegation to such executive committee or other committees, of any of the authority of the directors, however conferred, other than that of filling vacancies among the directors or in the executive committee or in any other committee of the directors. The directors may appoint one or more directors as alternate members of any such executive committee or any other committee of directors who may take the place of any absent member or members at any meeting of a particular committee.

                 Such executive committee or any other committee of directors shall serve at the pleasure of the directors, shall act only in the intervals between meetings of the directors and shall be subject to the control and direction of the directors. Such executive committee or other committee of directors may act by a majority of its members at a meeting or by a writing or writings signed by all of its members.

                 Any act or authorization of any act by the executive committee or any other committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the directors. No notice of a meeting of the executive committee or of any other committee of directors shall be required. A meeting of the executive committee or of any other committee of directors may be called only by the chairman of the board, the chief executive officer or the president or by a member of such executive or other committee of directors. Meetings of the executive committee or of any other committee of directors may be held through any communications equipment if all persons participating can hear each other and participation in such a meeting shall constitute presence thereat.

                  SECTION 2.11. COMPENSATION. Directors shall be entitled to receive as compensation for services rendered and expenses incurred as directors, such amounts as the directors may determine.

                  SECTION 2.12. BY-LAWS. The directors may adopt, and amend from time to time, By-Laws for their own government, which By-Laws shall not be inconsistent with Ohio law, the Articles or the Regulations.

                                  ARTICLE THREE

                                    OFFICERS

                  SECTION 3.01. OFFICERS. The officers of the corporation to be elected by the directors shall be a chairman of the board, a chief executive officer, a president, a secretary, a treasurer and, if desired, one or more vice presidents and such other officers and assistant officers as the directors may from time to time elect. The chairman of the board must be a director. Officers need not be shareholders of the corporation, and may be paid such compensation as the board of directors may determine. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles, the Regulations or the By-Laws to be executed, acknowledged or verified by two or more officers.

                  SECTION 3.02. TENURE OF OFFICE. The officers of the corporation shall hold office at the pleasure of the directors. Any officer of the corporation may be removed, either with or without cause, at any time, by the affirmative vote of a majority of all the directors then in office. Such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed.

                  SECTION 3.03. DUTIES OF THE CHAIRMAN OF THE BOARD. The chairman of the board, if there shall be such an officer, shall preside at all meetings of the directors and of the shareholders. He shall perform such other duties and exercise such other powers as the directors shall from time to time assign to him.

                 SECTION 3.04. DUTIES OF THE CHIEF EXECUTIVE OFFICER. The chief executive officer of the corporation shall have, subject to the control of the directors and the chairman of the board, general supervision and management over the business of the corporation and over its officers and employees. The chief executive officer shall perform such other duties and exercise such other powers as the directors may from time to time assign to him. In the absence of the chairman of the board, the chief executive officer shall preside at all meetings of the directors and of the shareholders.

                 SECTION 3.05. DUTIES OF THE PRESIDENT. The president of the corporation shall have, subject to the control of the directors, the chairman of the board and the chief executive officer, general and active supervision and management over the business of the corporation and over its officers and employees. The president shall perform such other duties and exercise such other powers as the directors may from time to time assign to him. In the absence of the chairman of the board and the chief executive officer, the president shall preside at all meetings of the directors and of the shareholders.

                  SECTION 3.06. DUTIES OF THE VICE PRESIDENTS. Each vice president shall perform such duties and exercise such powers as may be assigned to him from time to time by the directors, the chairman of the board, the chief executive officer or the president.



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                  SECTION 3.07. DUTIES OF THE SECRETARY. It shall be the duty of the secretary, or of an assistant secretary, if any, in case of the absence or inability to act of the secretary, to keep minutes of all the proceedings of the shareholders and the directors and to make a proper record of the same; to perform such other duties as may be required by law, the Articles or the Regulations; to perform such other and further duties as may from time to time be assigned to him by the directors, the chairman of the board, the chief executive officer or the president; and to deliver all books, paper and property of the corporation in his possession to his successor, or to the chairman of the board, the chief executive officer or the president.

                  SECTION 3.08. DUTIES OF THE TREASURER. The treasurer, or an assistant treasurer, if any, in case of the absence or inability to act of the treasurer, shall receive and safely keep in charge all money, bills, notes, choses in action, securities and similar property belonging to the corporation, and shall do with or disburse the same as directed by the directors, the chairman of the board, the chief executive officer or the president; shall keep an accurate account of the finances and business of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required and hold the same open for inspection and examination by the directors; shall give bond in such sum with such security as the directors may require for the faithful performance of his duties; shall perform such other duties as from time to time may be assigned to him by the directors, the chairman of the board, the chief executive officer or the president; and shall, upon the expiration of his term of office, deliver all money and other property of the corporation in his possession or custody to his successor or to the chairman of the board, the chief executive officer or the president.

                                  ARTICLE FOUR

                                     SHARES

                  SECTION 4.01. CERTIFICATES. Certificates evidencing ownership of shares of the corporation shall be issued to those entitled to them. Each certificate evidencing shares of the corporation shall bear a distinguishing number; the signatures of the chairman of the board, the president, or a vice president, and of the secretary, an assistant secretary, the treasurer, or an assistant treasurer (except that when any such certificate is countersigned by an incorporated transfer agent or registrar, such signatures may be facsimile, engraved, stamped or printed); and such recitals as may be required by law. Certificates evidencing shares of the corporation shall be of such tenor and design as the directors may from time to time adopt and may bear such recitals as are permitted by law.

                  SECTION 4.02. TRANSFERS. Where a certificate evidencing a share or shares of the corporation is presented to the corporation or its proper agents with a request to register transfer, the transfer shall be registered as requested if:

                  (1) An appropriate person signs on each certificate so presented or signs on a separate document an assignment or transfer of shares evidenced by each such certificate, or signs a power to assign or transfer such shares, or when the signature of an appropriate person is written without more on the back of each such certificate; and

                  (2) Reasonable assurance is given that the indorsement of each appropriate person is genuine and effective; the corporation or its agents may refuse to register a transfer of shares unless the signature of each appropriate person is guaranteed by an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act or any successor rule or regulation; and

                  (3) All applicable laws relating to the collection of transfer or other taxes have been complied with; and

                  (4) The corporation or its agents are not otherwise required or permitted to refuse to register such transfer.



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                                      V-8
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                  SECTION 4.03. TRANSFER AGENTS AND REGISTRARS. The directors may appoint one or more agents to transfer or to register shares of the corporation, or both.

                  SECTION 4.04. LOST, WRONGFULLY TAKEN OR DESTROYED CERTIFICATES. Except as otherwise provided by law, where the owner of a certificate evidencing shares of the corporation claims that such certificate has been lost, destroyed or wrongfully taken, the directors must cause the corporation to issue a new certificate in place of the original certificate if the owner:

                  (1) So requests before the corporation has notice that such original certificate has been acquired by a bona fide purchaser; and

                  (2) Files with the corporation, unless waived by the directors, an indemnity bond, with surety or sureties satisfactory to the corporation, in such sums as the directors may, in their discretion, deem reasonably sufficient as indemnity against any loss or liability that the corporation may incur by reason of the issuance of each such new certificate; and

                  (3) Satisfies any other reasonable requirements which may be imposed by the directors, in their discretion.


                                  ARTICLE FIVE

                          INDEMNIFICATION AND INSURANCE

                  SECTION 5.01. INDEMNIFICATION. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, agent or volunteer of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if his act or omission giving rise to any claim for indemnification under this Section 5.01 was not occasioned by his intent to cause injury to the corporation or by his reckless disregard for the best interests of the corporation, and in respect of any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. It shall be presumed that no act or omission of a person claiming indemnification under this Section 5.01 that gives rise to such claim was occasioned by an intent to cause injury to the corporation or by a reckless disregard for the best interests of the corporation and, in respect of any criminal matter, that such person had no reasonable cause to believe his conduct was unlawful; the presumption recited in this Section 5.01 can be rebutted only by clear and convincing evidence, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

                  SECTION 5.02. COURT-APPROVED INDEMNIFICATION. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

                  (A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, agent or volunteer of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for an act or omission occasioned by his deliberate intent to cause injury to the corporation or by his reckless disregard for the best interests of the corporation, unless and only to the extent that the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

                      (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this
Section 5.02.

                      SECTION 5.03. INDEMNIFICATION FOR EXPENSES. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

                      SECTION 5.04. DETERMINATION REQUIRED. Any indemnification required under Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification is proper in the circumstances because the officer or director has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or
(C) by the shareholders, or (D) by the Court of Common Pleas of Franklin County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

                      SECTION 5.05. ADVANCES FOR EXPENSES. The provisions of
Section 1701.13(E)(5)(a) of the Ohio Revised Code do not apply to the corporation. Expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise if it is proved by clear and convincing evidence in a court of competent jurisdiction that, in respect of any such claim, issue or other matter, his relevant action or failure to act was occasioned by his deliberate intent to cause injury to the corporation or his reckless disregard for the best interests of the corporation, unless, and only to the extent that, the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such determination, and in view of all of the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

                      SECTION 5.06. ARTICLE FIVE NOT EXCLUSIVE. The indemnification provided by this Article FIVE shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles, the Regulations, any agreement, a vote of disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                      SECTION 5.07. INSURANCE. The corporation may purchase and maintain insurance, or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, for or on behalf of any person who is or was a director, officer, employee, agent or volunteer of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article FIVE. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

                  SECTION 5.08. CERTAIN DEFINITIONS. For purposes of this Article FIVE, and as an example and not by way of limitation:

                  (A) A person claiming indemnification under this Article FIVE shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him).

                      (B) References to an "other enterprise" shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

                      SECTION 5.09. VENUE. Any action, suit or proceeding to determine a claim for, or for repayment to the corporation of, indemnification under this Article FIVE may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Franklin County, Ohio. The corporation and (by claiming or accepting such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Franklin County, Ohio in any such action, suit or proceeding.

                                   ARTICLE SIX

                                  MISCELLANEOUS

                  SECTION 6.01. AMENDMENTS. The Regulations may be amended, or new regulations may be adopted, at a meeting of shareholders held for such purpose, only by the affirmative vote of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation on such proposal, or without a meeting by the


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                                      V-11
written consent of the holders of shares entitling them to exercise not less than two-thirds of the voting power of the corporation on such proposal.

                  SECTION 6.02. ACTION BY SHAREHOLDERS OR DIRECTORS WITHOUT A MEETING. Except as set forth in Section 6.01 and notwithstanding anything contained in the Regulations to the contrary, any action which may be authorized or taken at a meeting of the shareholders or of the directors or of a committee of the directors, as the case may be, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, or all the directors, or all the members of such committee of the directors, respectively, which writings shall be filed with or entered upon the records of the corporation.


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                                                                     APPENDIX VI

                               AGREEMENT OF MERGER
                               -------------------

         AGREEMENT OF MERGER ("Merger Agreement"), dated as of April ___, 2001, by and between CONSOLIDATED STORES, INC., a Delaware corporation ("CONSOLIDATED DELAWARE"), and BIG LOTS, INC., an Ohio corporation ("BIG LOTS OHIO"). CONSOLIDATED DELAWARE and BIG LOTS OHIO are hereinafter sometimes collectively referred to as the "Constituent Corporations."

                                   WITNESSETH:
                                   -----------

         WHEREAS, the authorized capital stock of BIG LOTS OHIO consists of 298,000,000 Common Shares, par value $.01 per share, 1,000 of which are issued and outstanding and owned by CONSOLIDATED DELAWARE; and 2,000,000 Preferred Shares, par value $.01 per share, none of which have been issued; and

         WHEREAS, CONSOLIDATED DELAWARE, as the sole shareholder of BIG LOTS OHIO, desires to effect a merger of CONSOLIDATED DELAWARE with and into BIG LOTS OHIO pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL") and the General Corporation Law of the State of Ohio (the "OGCL"); and

         WHEREAS, the respective Boards of Directors of CONSOLIDATED DELAWARE and BIG LOTS OHIO have determined that it is advisable and in the best interest of each of such corporations that CONSOLIDATED DELAWARE merge with and into BIG LOTS OHIO upon the terms and subject to the conditions herein provided; and

         WHEREAS, the Board of Directors of BIG LOTS OHIO has, by resolution duly adopted, approved this Merger Agreement and directed that it be executed by the undersigned officers; and

         WHEREAS, the Board of Directors of CONSOLIDATED DELAWARE has, by resolution duly adopted, approved this Merger Agreement and directed that it be executed by the undersigned officers and that it be submitted to a vote of the stockholders of CONSOLIDATED DELAWARE;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties agree that CONSOLIDATED DELAWARE shall be merged with and into BIG LOTS OHIO and that the terms and conditions of the merger, the mode of carrying the merger into effect, the manner of converting the shares of the Constituent Corporations and certain other provisions relating thereto shall be as hereinafter set forth.

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.01. SURVIVING CORPORATION. Subject to the terms and provisions of this Merger Agreement, and in accordance with the DGCL and the OGCL, at the Effective Time (as defined in Section 1.07 hereof), CONSOLIDATED DELAWARE shall be merged with and into BIG LOTS OHIO (the "Merger"). BIG LOTS OHIO shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") of the Merger and shall continue its corporate existence under the laws of the State of Ohio. At the Effective Time, the separate corporate existence of CONSOLIDATED DELAWARE shall cease.

         SECTION 1.02. EFFECTS OF THE MERGER. At the Effective Time, the Merger shall have the effects provided for herein and in Section 1701.82 of the OGCL and Section 259 of the DGCL.

         SECTION 1.03. ARTICLES OF INCORPORATION. As of the Effective Time, the Articles of Incorporation of BIG LOTS OHIO, as in effect immediately prior to the Effective Time, shall be amended and replaced in their entirety by the Amended Articles of Incorporation attached hereto as Annex I, which Amended Articles of Incorporation shall become, at the Effective Time, the articles of incorporation of the Surviving Corporation until thereafter duly amended in accordance with the provisions thereof and applicable law.

         SECTION 1.04. REGULATIONS. As of the Effective Time, the Code of Regulations of BIG LOTS OHIO, as in effect immediately prior to the Effective Time, shall be the regulations of the Surviving Corporation until thereafter duly amended in accordance with the provisions thereof, the articles of incorporation of the Surviving Corporation and applicable law.

         SECTION 1.05. DIRECTORS OF THE SURVIVING CORPORATION. At and after the Effective Time and until changed in the manner provided in the regulations or the articles of incorporation of the Surviving Corporation or as otherwise provided by law, the number of directors of the Surviving Corporation shall be the number of directors of CONSOLIDATED DELAWARE immediately prior to the Effective Time. At the Effective Time, each person who is a director of CONSOLIDATED DELAWARE immediately prior to the Effective Time shall become a director of the Surviving Corporation and each such person shall serve as a director of the Surviving Corporation for the balance of the term for which such person was elected a director of CONSOLIDATED DELAWARE and until his or her successor is duly elected and qualified in the manner provided in the regulations or the articles of incorporation of the Surviving Corporation or as otherwise provided by law or until his or her earlier death, resignation or removal in the manner provided in the regulations or the articles of incorporation of the Surviving Corporation or as otherwise provided by law.

         SECTION 1.06. OFFICERS OF THE SURVIVING CORPORATION. At the Effective Time, each person who is an officer of CONSOLIDATED DELAWARE immediately prior to the Effective Time shall become an officer of the Surviving Corporation with each such person to hold the same office in the Surviving Corporation, in accordance with the regulations thereof, as he or she held in CONSOLIDATED DELAWARE immediately prior to the Effective Time.

         SECTION 1.07. EFFECTIVE TIME. The Merger shall become effective in accordance with the provisions of Section 1701.81 of the OGCL and Sections 252, 253 and 103 of the DGCL, upon the later to occur of (a) completion of the filing of a certificate of merger with the Secretary of State of the State of Ohio, and
(b) completion of the filing of a certificate of merger with the Secretary of State of the State of Delaware. The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

         SECTION 1.08. CUMULATIVE VOTING. At and after the Effective Time, no holder of shares of BIG LOTS OHIO shall be entitled to vote cumulatively in the election of directors.

         SECTION 1.09. ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of CONSOLIDATED DELAWARE acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Merger Agreement, CONSOLIDATED DELAWARE and its proper officers and directors shall be deemed to have granted hereby to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary and proper to vest, perfect or confirm title to and the possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Merger Agreement; and the proper officers and directors of the Surviving Corporation are hereby fully authorized in the name of CONSOLIDATED DELAWARE or otherwise to take any and all such action.

                                   ARTICLE II

                  MANNER, BASIS AND EFFECT OF CONVERTING SHARES

         SECTION 2.01. CONVERSION OF SHARES. At the Effective Time:

         (a) Each share of Common Stock, par value $0.01 per share (the "CONSOLIDATED DELAWARE Shares"), of CONSOLIDATED DELAWARE issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one fully paid and nonassessable Common Share, par value $.01 per share (the "BIG LOTS OHIO Common Shares"), of BIG LOTS OHIO.

         (b) Each CONSOLIDATED DELAWARE Share held in the treasury of CONSOLIDATED DELAWARE immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of CONSOLIDATED DELAWARE, be converted into one fully paid and nonassessable BIG LOTS OHIO Common Share and shall be held in the treasury of the Surviving Corporation; and

         (c) Each BIG LOTS OHIO Common Share, issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and shall cease to exist, and shall not be converted into shares of the Surviving Corporation or the right to receive cash or any other property.

         SECTION 2.02. EFFECT OF CONVERSION. At and after the Effective Time, each share certificate which immediately prior to the Effective Time represented outstanding CONSOLIDATED DELAWARE Shares (a "Delaware Certificate") shall be deemed for all purposes to evidence ownership of, and to represent, the number of BIG LOTS OHIO Common Shares into which the CONSOLIDATED DELAWARE Shares represented by such Delaware Certificate immediately prior to the Effective Time have been converted pursuant to Section 2.01 hereof. The registered holder of any Delaware Certificate outstanding immediately prior to the Effective Time, as such holder appears in the books and records of CONSOLIDATED DELAWARE or its transfer agent immediately prior to the Effective Time, shall, until such Delaware Certificate is surrendered for transfer or exchange, have and be entitled to exercise any voting and other rights with respect to and to receive any dividends or other distributions on the BIG LOTS OHIO Common Shares into which the CONSOLIDATED DELAWARE Shares represented by any such Delaware Certificate have been converted pursuant to Section 2.01 hereof.

         SECTION 2.03. EXCHANGE OF CERTIFICATES. Each holder of a Delaware Certificate shall, upon the surrender of such Delaware Certificate to BIG LOTS OHIO or its transfer agent for cancellation after the Effective Time, be entitled to receive from BIG LOTS OHIO or its transfer agent a certificate (an "Ohio Certificate") representing the number of BIG LOTS OHIO Common Shares into which the CONSOLIDATED DELAWARE Shares represented by such Delaware Certificate have been converted pursuant to Section 2.01 hereof. If any such Ohio Certificate is to be issued in a name other than that in which the Delaware Certificate surrendered for exchange is registered, it shall be a condition of such exchange that the Delaware Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall either pay any transfer or other taxes required by reason of the issuance of the Ohio Certificate in a name other than that of the registered holder of the Delaware Certificate surrendered, or establish to the satisfaction of BIG LOTS OHIO or its transfer agent that such tax has been paid or is not applicable.

         SECTION 2.04. INCENTIVE PLANS.

         (a) Each option to purchase CONSOLIDATED DELAWARE Shares granted under the Consolidated Stores Corporation 1996 Performance Incentive Plan (as amended, the "Incentive Plan") which is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder of any such option, be converted into and become an option to purchase the same number of BIG LOTS OHIO Common Shares as the number of CONSOLIDATED DELAWARE Shares which were subject to such option immediately prior to the Effective Time at the same option price per share and upon the same terms and subject to the same conditions as are in effect at the Effective Time. The Surviving Corporation shall reserve for purposes of the Incentive Plan a number of BIG LOTS OHIO

Common Shares equal to the number of CONSOLIDATED DELAWARE Shares reserved by CONSOLIDATED DELAWARE for issuance under the Incentive Plan as of the Effective Time. As of the Effective Time, BIG LOTS OHIO hereby assumes that the Incentive Plan and all obligations of CONSOLIDATED DELAWARE under the Incentive Plan including the outstanding options granted pursuant thereto.

         (b) The 1998 Consolidated Stores Corporation Key Associate Annual Incentive Compensation Plan (as amended, the "Bonus Plan") shall become an identical plan of the Surviving Corporation at the Effective Time, automatically and without further act of either of the Constituent Corporations or any participant thereunder, and each person who is a participant under the Bonus Plan shall thereafter continue to participate thereunder upon identical terms and conditions.

                                   ARTICLE III

                 APPROVAL; AMENDMENT; TERMINATION; MISCELLANEOUS

         SECTION 3.01. APPROVAL. This Merger Agreement has been submitted for approval by the stockholders of CONSOLIDATED DELAWARE at a meeting of such stockholders.

         SECTION 3.02. AMENDMENT. Subject to applicable law, this Merger Agreement may be amended, modified or supplemented by written agreement of the Constituent Corporations, after authorization of such action by the Boards of Directors of the Constituent Corporations, at any time prior to the filing of certificates of merger, as contemplated by Section 1.07 of this Merger Agreement, with the Secretary of State of the State of Delaware and with the Secretary of State of the State of Ohio, except that after the approval contemplated by Section 3.01 hereof, there shall be no amendments that would (a) alter or change the amount or kind of shares or other property to be received by the holders of any class or series of shares of either of the Constituent Corporations in the Merger, (b) alter or change any term of the Articles of Incorporation or Code of Regulations of BIG LOTS OHIO, or (c) alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series of shares of either of the Constituent Corporations.

         SECTION 3.03. ABANDONMENT. At any time prior to the filing of certificates of merger, as contemplated by Section 1.07 of this Merger Agreement, with the Secretary of State of the State of Delaware and with the Secretary of State of the State of Ohio, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either BIG LOTS OHIO or CONSOLIDATED DELAWARE, or both, notwithstanding approval of this Merger Agreement by the stockholders of CONSOLIDATED DELAWARE.

         SECTION 3.04. COUNTERPARTS. This Merger Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which, taken together, shall be deemed to constitute a single instrument.

         SECTION 3.05. DESIGNATED AGENT IN DELAWARE. The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of CONSOLIDATED DELAWARE, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, and the Surviving Corporation irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceeding; a copy of such process shall be mailed by the Secretary of State of the State of Delaware to:

                           Charles W. Haubiel II
                           300 Phillipi Road
                           Columbus, OH  43228

         IN WITNESS WHEREOF, CONSOLIDATED DELAWARE, and BIG LOTS OHIO have caused this Merger Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                            BIG LOTS, INC.,
Attest:                                     an Ohio corporation

By:                                         By:
   --------------------------------            ---------------------------------
   Charles W. Haubiel,                         Name:
   Secretary                                   Title:


                                            CONSOLIDATED STORES CORPORATION,
Attest:                                     a Delaware corporation

By:                                         By:
   --------------------------------            ---------------------------------
   Charles W. Haubiel II,                      Name:
   Secretary                                   Title:

                                  DETACH HERE
--------------------------------------------------------------------------------

                        CONSOLIDATED STORES CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE MAY 15, 2001 ANNUAL MEETING OF STOCKHOLDERS

    The undersigned hereby appoints Michael J. Potter and Albert J. Bell, and each of them, with full power of substitution, as proxies for the undersigned to attend the Annual Meeting of Stockholders of Consolidated Stores Corporation, to be held at 300 Phillipi Road, Columbus, Ohio, at 9:00 A.M. (local time) on May 15, 2001, and thereat, and at any adjournment thereof, to vote and act with respect to all shares of Common Stock of the Company which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:

The Board of Directors recommends a vote FOR the nominees named below.

1. ELECTION OF DIRECTORS

           FOR all nominees listed below                          WITHHOLD AUTHORITY
           (except as marked to the contrary below)  [ ]          to vote for all nominees listed below  [ ]

        Albert J. Bell, Sheldon M. Berman, W. Eric Carlborg, Michael L. Glazer,
                                   David T. Kollat,
        Brenda J. Lauderback, Michael J. Potter, Dennis B. Tishkoff and William
                                      A. Wickham.

              (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided
                                                below.)

       -------------------------------------------------------------------------

The Board of Directors recommends a vote FOR the proposal.    FOR  AGAINST  ABSTAIN
2. Re-approval of the Consolidated Stores Corporation 1996    [ ]    [ ]      [ ]
   Performance Incentive Plan, as amended.
The Board of Directors recommends a vote FOR the proposal.
3. Re-approval of the 1998 Consolidated Stores Corporation    [ ]    [ ]      [ ]
   Key Associate Annual Incentive Compensation Plan, as
   amended.
The Board of Directors recommends a vote FOR the proposal.
4. Approval of a change in the Company's name to Big Lots,    [ ]    [ ]      [ ]
   Inc.

           (Continued, and to be dated and signed, on the other side)

                                  DETACH HERE
 -------------------------------------------------------------------------------

                        (Continued from the other side)

The Board of Directors recommends a vote FOR the proposal.        FOR  AGAINST  ABSTAIN
5. Approval of a proposal (the "Reincorporation Proposal")        [ ]    [ ]      [ ]
   which provides, among other things, for the change of the
   Company's state of incorporation from Delaware to Ohio
   through a merger of the Company into Big Lots, Inc., an
   Ohio corporation and a wholly-owned subsidiary of the
   Company, and for related changes to the Company's
   organizational documents.
The Board of Directors recommends a vote FOR the proposal.
6. Ratification of the appointment of Deloitte & Touche LLP       [ ]    [ ]      [ ]
   as the Company's independent public accountants for 2001.
The Board of Directors recommends a vote FOR the proposal.
7. In their discretion, to vote upon such other business as       [ ]    [ ]      [ ]
   may properly come before the meeting.

                                                  Date: , 2001

                                                  ------------------------------

                                                  ------------------------------
                                                  Signature(s) of Stockholder(s)

                                                  PLEASE SIGN AS YOUR NAME OR
                                                  NAMES APPEAR HEREON. WHEN
                                                  SIGNING AS ATTORNEY, EXECUTOR,
                                                  ADMINISTRATOR, TRUSTEE OR
                                                  GUARDIAN, PLEASE GIVE YOUR
                                                  FULL TITLE. IF A CORPORATION,
                                                  PLEASE SIGN IN FULL CORPORATE
                                                  NAME.